Exhibit 10.1

Execution Version

REVENUE LOAN AND SECURITY AGREEMENT

THIS REVENUE LOAN AND SECURITY AGREEMENT (as amended from time to time, this “Agreement”) is made as of December 24, 2020 (the “Effective Date”), by and among:

Robert Nistico

(the “Key Person”),

SPLASH BEVERAGE GROUP, INC., a Colorado corporation, 1314 East Las Olas Boulevard, Suite 221

Fort Lauderdale, FL 33301 (“Company”),

the parties listed under the heading “Guarantors” on the signature pages attached hereto (each, a “Guarantor,” collectively, the “Guarantors;” each of Company and each Guarantor are referred to herein as a “Company Entity,” and together as the “Company Entities”),

and

DECATHLON ALPHA IV, L.P., a Delaware limited partnership, 1441 West Ute Boulevard, Suite 240

Park City, UT 84098 (“Lender”).

BACKGROUND

Company wishes to obtain financing from Lender to finance the acquisition of substantially all of the assets of Copa di Vino Corporation, an Oregon corporation (“Copa di Vino”), through Company’s indirectly wholly owned subsidiary, Copa di Vino Wine Group, Inc., a Nevada corporation (“Buyer”). In connection with the foregoing, Company wishes to borrow from Lender and Lender wishes to lend to Company an amount up to the Revenue Loan Amount (as defined below) on the terms and conditions of this Agreement. In connection with and as a material inducement to Lender to lend the Revenue Loan Amount to Company, Company desires to make certain representations and warranties to Lender.

AGREEMENT

The parties hereby agree as follows:

ARTICLE 1

DEFINITIONS AND ACCOUNTING PRINCIPLES

1.1               Definitions. Capitalized words and phrases used in this Agreement but not otherwise defined herein have the definitions given in Article 11.

1.2               Accounting Principles. The character or amount of any asset, liability, capital account or reserve and of any item of income or expense required to be determined pursuant to this Agreement, and any consolidation or other accounting computation required to be made pursuant to this Agreement, and the construction of any definition in this Agreement containing a financial term, will be determined or made, as the case may be, in accordance with United States generally accepted accounting principles (“GAAP”), to the extent applicable, unless such principles are inconsistent with the express requirements of this Agreement.

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ARTICLE 2

ADVANCE, INTEREST AND PAYMENTS

2.1               Revenue Loan Advance. Upon the terms and subject to the conditions of this Agreement:

(a)                Initial Advance. Lender will make the Initial Advance to the parties identified on Schedule 4.1 on behalf of Company on or within one banking day after the date of Closing.

(b)                Subsequent Advance. Any time beginning 15 days prior to an Advance Period through the end of such Advance Period as set forth on Schedule 2.1(b), Company may by delivering to Lender a written Advance Request in the form provided by Lender to Company (“Advance Request”) request one or more Subsequent Advances in accordance with the Schedule 2.1(b) up to a maximum for all Advances equal to the Revenue Loan Amount. If all of the conditions set forth on Schedule 2.1(b) are satisfied on the date of the Advance Request, Lender will advance to Company the requested amount within 15 business days of receipt of the Advance Request. Contemporaneously with each Subsequent Advance, Company shall deliver to Lender a certificate signed on behalf of Company by the Key Person (or other officer of Company acceptable to Lender) confirming that Company is not in default and no Event of Default has occurred and that all representations and warranties of the Company Entities in Article 3 are true as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date). Lender may, in its sole discretion, waive or modify any one or more of the conditions to any Subsequent Advance.

(c)                Not a Revolving Facility. Company acknowledges and agrees that the credit facility granted hereunder is a multiple advance facility, but is not a revolving facility, and Company may not borrow, repay and re-borrow Advances.

2.2               Interest. Interest on the Amount Advanced shall accrue from and after the date of Closing at such rate as is necessary to generate an amount equal to the Minimum Interest (the “Interest”), provided, however, in no case shall such rate exceed the maximum rate allowable under applicable law.

2.3               Promise to Pay. Company promises to pay to the order of Lender, or its assigns in lawful money of the United States of America, for application against the Amount Advanced, together with the Interest as follows (with all payments to be applied first to fees and expenses incurred by the Lender that are expressly provided for pursuant to this Agreement, then to accrued interest, and finally to principal, which Lender shall enter in its records of payments made by Company, and such records will be deemed conclusive evidence of the subject matter thereof unless proven otherwise):

(a)                Maturity. The Amount Advanced and accrued but unpaid Interest will be immediately due on the Maturity Date and will be payable on demand any time thereafter.

(b)                Monthly Payments. Commencing on the Payment Commencement Date and continuing thereafter until maturity or earlier prepayment in full, Company shall pay to Lender, on the 15th day of each month (or the next business day if such date is not a business day) (each a “Payment Date”), by wire transfer or Automated Clearing House (ACH) transfer to the Lender Account described on Schedule 2.3(b)(1) an amount equal to the product of (i) all Revenue for the immediately preceding month multiplied by (ii) the Applicable Revenue Percentage.

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Notwithstanding anything to the contrary in the preceding sentence, payments made by ACH transfer must be initiated no later than three business days prior to the applicable Payment Date. Lender, in its sole discretion, may apply any monthly payment first to offset any outstanding invoices for legal or other fees that are 60 or more days overdue and then toward satisfaction of the Obligations. If any payment due pursuant to this Agreement is not paid when due, then Company will be assessed on the following day, automatically and without notice from Lender, a service fee of $500 payable to Lender (or other loan servicing agent). All service fees for missed payments are due on the day they arise. Successive service fees will be assessed and due on the 15th day of each month until Company has paid such past due amounts. All service fees will bear interest at the rate set forth in Section 12.7 from the date they arise. A pro-forma payment schedule that is based on Company’s financial projections is attached as Schedule 2.3 (b)(2).

(c)                Annual Payment Cap. Notwithstanding Section 2.3(b), for each calendar year during the term of this Agreement, Company will not be required to make aggregate monthly payments under Section 2.3(b) in excess of the amount equal to 120% of the aggregate dollar amount for such calendar year set forth in the column labeled “Projected Annual Debt Service” of Schedule 2.3(b)(2) (the “Annual Payment Cap”). Once the monthly payments received by Lender for a calendar year equal the Annual Payment Cap, Company will not be obligated to make additional monthly payments pursuant to Section 2.3(b) for the remainder of such calendar year and the next monthly payment due under Section 2.3(b) would be payable on January 15th of the following year.

(d)                Prepayment. Company may at its option prepay the Amount Advanced balance and accrued but unpaid Interest on any Payment Date without penalty or premium (other than payment of the Minimum Interest).

(e)                Termination of Payment Obligation. The payment obligation shall terminate upon Lender receiving payments from Company equal to the Amount Advanced plus the Interest and all other amounts due pursuant to this Agreement (the “Payoff Date”).

2.4               Security Interest. Company hereby assigns and grants to Lender, a continuing security interest in all of its right, title and interest in and to the Collateral. Upon indefeasible payment in full of the Obligations and termination of Lender’s obligation to make Advances hereunder, Lender shall promptly release such security interest. Company hereby authorizes Lender to take all such actions as are reasonably necessary to, in Lender’s sole discretion, perfect its security interest in the Collateral, including the filing of such financing statements and amendments and continuations thereof as may be useful in order to perfect such security interest and, if any Collateral is covered by a certificate of title, Company will from time to time upon request of Lender execute such documents as may be required to have such security interest properly noted on a certificate of title. In addition, Company authorizes Lender to file, from time to time, (and reaffirms its authorization of the filing of any financing statements filed prior to the date of this Agreement) such financing statements against the Collateral described as “all assets” or the like as Lender reasonably deems necessary or useful to perfect such security interest.

2.5               Guaranty & Security Interest. Each Guarantor, jointly and severally with each other Guarantor, hereby irrevocably, unconditionally and absolutely guarantees the punctual payment in full when due and the performance of the Obligations, in accordance with the terms of this Agreement (with respect to each individual Guarantor, the “Guaranty”). Subject to the foregoing, each Guarantor hereby further agrees that if Company fails to pay in full when due (whether at stated maturity, by acceleration or otherwise) all or any part of the Obligations, each Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any Obligations, it will promptly pay the same in full when due (whether at extended maturity, by acceleration

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or otherwise) in accordance with the terms of that extension or renewal. Each Guaranty is a continuing guaranty and shall apply to each Guarantor and all Obligations whenever arising and regardless of any intermediate payment or discharge in part thereof. As security for the performance of each Guarantor’s Guaranty obligations, each Guarantor hereby assigns and grants to Lender a continuing security interest in all of its right, title and interest in and to the Collateral of such Guarantor (in each case, substituting the name of the applicable Guarantor for the “Company” on Schedule 11.2) subject to the same rights and obligations as set forth in Section 2.4. For avoidance of doubt the Guaranty shall immediately terminate upon satisfaction of the Obligations.

2.6               Revival and Reinstatement of Indebtedness. If the payment of all or any part of the Obligations by Company or the transfer to Lender of any Collateral or other property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights (a “Voidable Transfer”), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the advice of its counsel, then the amount of such Voidable Transfer or the amount of such Voidable Transfer that Lender is required or elects to repay or restore, including all reasonable costs, expenses and attorneys’ fees incurred by Lender in connection therewith, and the Obligations shall automatically be revived, reinstated and restored by such amount and shall exist as though such Voidable Transfer had never been made.

ARTICLE 3 REPRESENTATIONS AND WARRANTIES

3.1               Representations and Warranties of the Company Entities. As a material inducement to Lender to enter into this Agreement and to make one or more Advances to Company, each Company Entity, jointly and severally, represents and warrants to Lender as follows:

(a)                Organization, Good Standing and Qualification. Each Company Entity is duly organized, validly existing and in good standing under the laws of the state of its organization. Each Company Entity is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. Each Company Entity has all required power and authority necessary to own and operate its properties, to carry on its business as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

(b)                Subsidiaries. Except as disclosed on Schedule 3.1(b), no Company Entity presently owns or controls, directly or indirectly, or holds any rights to acquire, any interest in any other entity. Other than as set forth on Schedule 3.1(b), no Company Entity is a participant in any joint venture, partnership or similar arrangement.

(c)                Authorization. All action necessary on the part of each Company Entity, its officers, directors, managers and members, for the authorization, execution and delivery of the Transaction Documents, the performance of all Obligations of such Company Entity hereunder and thereunder has been taken or will be taken prior to the Closing. The Transaction Documents and all other agreements contemplated thereby to which a Company Entity is a party constitute valid and legally binding obligations of such Company Entity, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions may be limited by applicable laws.

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(d)                Litigation. There is no material action, suit, proceeding or investigation pending or, to Company’s knowledge, threatened against any Company Entity. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or, to Company’s knowledge, threatened involving the prior employment of any Company Entity’s employees or their obligations under any agreements with prior employers. No Company Entity is subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by a Company Entity currently pending or that a Company Entity intends to initiate.

(e)                Compliance with Other Instruments. No Company Entity is: (i) in violation of or default under any provision of its organizational documents, as amended, (ii) other than as set forth on Schedule 3.1(e) to its knowledge in violation of or default under, in any Material respect, any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or (iii) to its knowledge in violation of or default under, in any Material respect, any provision of any federal or state statute, rule or regulation applicable to such Company Entity. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby will not result in any such violation, or be in Material conflict with or constitute, with or without the passage of time and giving of notice, either a Material default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of a Company Entity or the suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to a Company Entity, its business or operations or any of its assets or properties, other than the security interests arising under the Transaction Documents.

(f)                 Related-Party Transactions. No employee, member, manager, officer or director of a Company Entity or member of his or her immediate family is indebted to a Company Entity, nor is a Company Entity indebted (or committed to make loans or extend or guarantee credit) to any of them. To each Company Entity’s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which a Company Entity is affiliated or with which a Company Entity has a Material business relationship, or any firm or corporation that competes with any Company Entity, except that employees, shareholders, officers or directors of a Company Entity and members of their immediate families may own up to 2% of the outstanding stock of one publicly traded company that may compete with a Company Entity.

(g)                Financial Statements. The consolidated financial statements for Company’s most recently completed fiscal year and year-to-date for the current year as of the most recently ended month are attached hereto as Schedule 3.1(g), are correct in all Material respects, and fairly present Company’s operating results and financial conditions as of dates and for the periods indicated therein. As of the dates of such financial statements, no Company Entity had any Material obligation, contingent liability, liability for taxes or long-term lease obligation that is not reflected in such financial statements or the notes thereto. Since the date of such financial statements: (i) each Company Entity has operated its businesses only in the ordinary course;

(ii) there has not been individually or in the aggregate any change that may result in a Material Adverse Effect; (iii) no Company Entity has guaranteed any Indebtedness of any other Person;

(iv) no Company Entity has any Indebtedness for borrowed money other than pursuant to this Agreement; and (v) no event has occurred that could have a Material Adverse Effect. Each Company Entity is solvent.

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(h)                Tax Returns; Taxes. (i) Each Company Entity has timely filed all returns, declarations, reports, estimates, information returns, and statements, including any schedules and amendments to such documents (“Returns”), required to be filed or sent by it in respect of any Taxes or required to be filed or sent by it by any taxing authority having jurisdiction; (ii) all such Returns are complete and accurate in all material respects; (iii) each Company Entity has timely and properly paid all Taxes required to be paid by it; and (iv) each Company Entity has complied with all applicable laws, rules, and regulations relating to the collection or withholding of Taxes from third parties and the payment thereof; (v) there are no liens for Taxes upon any assets of any Company Entity; (vi) no deficiency for any Taxes has been asserted, assessed or proposed in writing against any Company Entity that has not been resolved and paid in full or is not being contested in good faith; (vii) no waiver, extension or comparable consent given by any Company Entity regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending; and (viii) there has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to any Company Entity by any taxing authority regarding any such Tax audit or other proceeding.

(i)                  Permits. Each Company Entity has all franchises, permits, licenses and any similar authority necessary for the conduct of its business the lack of which would have a Material Adverse Effect, and each Company Entity believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. No Company Entity is in default in any Material respect under any of such franchises, permits, licenses or other similar authority.

(j)                 Compliance with Laws. Each Company Entity, the operation of its business and all premises controlled by such Company Entity is in Material compliance with all applicable laws and orders or directives of any governmental authorities having jurisdiction over such Company Entity, its properties or operations, except where the failure to comply could not reasona

(k)                bly be expected to have a Material Adverse Effect. No Company Entity has received any citation, directive, letter or other communication (whether oral or written) or any notice of any proceeding, claim, lawsuit or investigation, from any Person arising out of such Company Entity’s ownership or occupation of its premises or the conduct of its operations.

(l)                  Disclosure. Each Company Entity has provided Lender with all the information available to it that Lender has requested for deciding whether to make Advances. To the best of each Company Entity’s knowledge, neither this Agreement (including all the exhibits attached hereto) nor any certificates delivered in connection herewith contains any untrue statement of a Material fact or omits to state a Material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

(m)             Title to Property and Assets. Except as set forth in Schedule 3.1(l), the property and assets owned by a Company Entity are owned solely by such Company Entity free and clear of all mortgages, liens, loans and encumbrances. With respect to a Company Entity’s leased property and assets, such Company Entity is in compliance with the applicable leases in all Material respects and, to such Company Entity’s knowledge, it holds valid leasehold rights in and to such leased property and assets. Other than as set forth on Schedule 3.1, there are no financing statements reflecting the perfection of any security interest in favor of any creditor other than

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Lender covering all or any part of any Company Entity’s assets in existence or on file in any public office other than those representing the Permitted Liens.

(n)                Name and Location of Company. Each Company Entity has provided to Lender in writing its legal name, state of organization, entity type, and chief executive office address. Company maintains all of its books and records regarding its assets at its chief executive office. Each Company Entity has such business and financial experience as is necessary to enable it to protect its interests in connection with the transactions contemplated by this Agreement.

(o)                Collateral. Subject to the Permitted Liens and/or except as set forth Schedule 3.1(n) and/or Schedule 11.5 , each Company Entity has full power and authority to create a first- priority lien on the Collateral pursuant to this Agreement and no disability or contractual obligation exists that would prohibit any Company Entity from pledging the Collateral pursuant to this Agreement. There are no subscriptions, warrants, rights of first refusal, or other restrictions on transfer relative to, or options exercisable with respect to, the Collateral. The Collateral is not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and no Company Entity knows of any reasonable grounds for the institution of any such proceedings. The Collateral consisting of equipment and inventory is in good operating condition and repair, subject to ordinary wear and tear, and the Company Entity owning such Collateral has made all economically reasonable and necessary repairs thereto. The Collateral consisting of inventory is of good and marketable quality, free from defects, except for inventory for which adequate reserves have been made in accordance with GAAP.

(p)                Intellectual Property. Each Company Entity owns or is a licensee of all intellectual property rights used in or necessary for the conduct of its business and operations, as currently conducted and as proposed to be conducted, or that are Material to the condition (financial or otherwise), business, or operations of such Company Entity.

(q)                Customers and Suppliers. None of the customers or suppliers of a Company Entity have indicated to any Company Entity that they intend to terminate, discontinue, or materially reduce their business relationship with such Company Entity. There have been no developments with any customers or suppliers of any Company Entity that may serve as the basis for such customer or supplier to Materially change its relationship with a Company Entity. No Company Entity has any overdue payables to any supplier for services, materials, equipment or other products previously provided to any Company Entity.

(r)                Ordinary Course of Business. Each Company Entity intends to run its business in the ordinary course of business and will continue to use commercially reasonable efforts to preserve substantially intact the business organization and assets of the Company Entities and preserve the current relationships of the Company Entities with customers, suppliers and other persons with which any Company Entity has significant business relations. No Company Entity has any current intention to make, nor is any such Company Entity evaluating or contemplating making, any Material changes to such Company Entity’s business, including its business model, pricing model, or product offering.

(s)                 Recent Developments. As of the Effective Date, (i) all actions by each Company Entity necessary to authorize the execution, delivery and performance of the Transaction Documents have been taken (including the adoption of appropriate resolutions of the Governing Body), (ii) no Event of Default has occurred, and (iii) no Company Entity has incurred any additional Indebtedness since the Term Sheet Date.

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(t)                 Purchase Agreement. The representations and warranties given by Copa di Vino, Buyer, and Company pursuant to the Purchase Agreement are hereby incorporated into this Agreement by reference as though provided herein by Company to Lender. To the knowledge of Company, there are no material inaccuracies in the representations and warranties of Copa di Vino in the Purchase Agreement (including the disclosure schedules thereto) or in any related documents, or of any material noncompliance with the affirmative covenants binding upon Buyer or Company pursuant to the Purchase Agreement.

3.2               Representations and Warranties of the Key Person. As a material inducement to Lender to enter into this Agreement and to make one or more Advances to Company, the Key Person hereby represents and warrants to Lender:

(a)                Financial Interest. The Key Person has a financial interest in Company and will receive a direct or indirect financial and other benefit from this Agreement and the Advances made to Company hereunder.

(b)                Non-Contravention. The execution, delivery and performance by the Key Person of this Agreement and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which the Key Person is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any court order, indenture, mortgage, deed to secure debt, deed of trust, trust deed, charge, lien, or any contract, agreement or other instrument to which the Key Person is a party or which may be binding on or applicable to the Key Person. This Agreement is a legal, valid and binding obligation of the Key Person and is enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors and by general principles of equity.

(c)                Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or any Person (other than those that have been duly obtained or made and which are in full force and effect) is required for the consummation of this Agreement or the execution, delivery or performance by the Key Person of this Agreement.

(d)                Financial Condition; Litigation. There has been no material adverse change in the net worth, assets, financial condition, or prospective financial position of the Key Person since the Term Sheet Date. No litigation, investigation, or proceeding of or before any arbitrator, court or governmental authority is pending or, to the knowledge of the Key Person, threatened by or against the Key Person or against any of the Key Person’s assets.

(e)                Accuracy of Information. None of the factual information heretofore or contemporaneously furnished in writing to Lender by or on behalf of the Key Person in connection with this Agreement or any of the Transaction Documents contains any untrue statement of a material fact, or omits to state any material fact necessary to make any information not misleading, and no other factual information hereafter furnished in connection with this Agreement or any of the Transaction Documents by or on behalf of the Key Person to Lender will contain any untrue statement of a material fact or will omit to state any material fact necessary to make any information not misleading on the date as of which such information is dated or certified.

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ARTICLE 4 CLOSING

4.1               Closings. The closing of the Initial Advance pursuant to this Agreement (the “Closing”) shall take place at the offices of Fredrikson & Byron, P.A., 200 South Sixth Street, Suite 4000, Minneapolis, MN 55402-1425, by an electronic exchange of executed counterpart copies of this Agreement and the other Transaction Documents between counsel for Company and Lender. At the Closing, the Company Entities and Lender shall exchange signature pages to this Agreement by facsimile, portable document format (.pdf), DocuSign or other electronic transmission, and Lender will thereafter make the Initial Advance. Distributions of proceeds of the Initial Advance pursuant to this Section 4.1 shall be made in accordance with Schedule 4.1 to the parties set forth thereon by wire transfer and, in Lender’s sole discretion, are subject to off-set of the Company’s Share of Transaction Costs.

4.2               Lender’s Conditions to Closing. Lender’s Advances pursuant to this Agreement are subject to the condition that on or before the Closing, Lender has received evidence of the following actions and or executed original copies of the following documents, in form and substance satisfactory to Lender:

(a)                a Non-Compete, Non-Solicitation and Confidential Information Agreement from the Key Person;

(b)                a copy of resolutions duly adopted by the governing body (e.g., board of directors, board of governors, managing members, general partner or the like) (the “Governing Body”) of each Company Entity authorizing this Agreement and the transactions contemplated hereby;

(c)                an executed copy of the Purchase Agreement and all transaction documents related thereto;

(d)                Subordination Agreements in favor of Lender executed by (i) John P. McGrain & Justin W. Yorke TRS FBO San Gabriel Advisors, LLC DBP FBO Justin Yorke, (ii) San Gabriel Fund, LLC, a California limited liability company, (iii) Richland Fund, LLC, a Nevada limited liability company, and (iv) JMW Fund, LLC, a Delaware limited liability company.

(e)                A payoff letter from KeyBank National Association evidencing full and final satisfaction of all obligations owed by Company Entities to KeyBank National Association and authorizing Company and Lender to terminate any UCC-1 financing statements and other liens associated therewith;

(f)                 a Certificate of Perfection from Company with respect to each Company Entity in the form provided by Lender to Company; and

(g)                a copy of Company’s current operating budget including, without limitation, projected revenues, expenses, wages, and uses of loan proceeds, and if applicable, approved by Company’s Governing Body.

4.3               Subsequent Closings. The closing of each Subsequent Advance pursuant to this Agreement, if any (each, a “Subsequent Closing”) shall take place at the offices of Fredrikson & Byron, P.A., 200 South Sixth Street, Suite 4000, Minneapolis, MN 55402-1425 by electronic exchange of documents deemed necessary by Lender in connection with such Subsequent Closing, including a Subsequent Closing certificate from a Key Person in form and substance satisfactory to Lender certifying

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that the conditions to the Subsequent Advance set forth on Schedule 2.1(b) have been satisfied and each Company Entity shall execute and deliver to Lender any other agreement or document as reasonably requested by Lender to consummate the transactions contemplated by this Agreement in connection with such Subsequent Closing.

ARTICLE 5 AFFIRMATIVE COVENANTS

Unless otherwise agreed in writing by Lender, each Company Entity shall, so long as any of the Obligations remain unsatisfied, comply with the covenants in this Article 5.

5.1               Financial Information, etc. Upon written request from Lender, each Company Entity will furnish to Lender copies of the following financial statements, reports and information:

(a)                as soon as available and in any event within 90 days after the end of each fiscal year of Company, (or 105 days if the Company files an extension to file with the Securities and Exchange Commission) a copy of its annual consolidated financial statements (balance sheet, cash flow statement and income statement), detailed on a monthly basis, which will be reviewed (or audited if Company has its financial statements audited by Company’s accounting firm) (the “Financial Statements”) and prepared in all Material respects, in accordance with GAAP, as well as a complete version of Lender’s required annual operational survey;

(b)                as soon as available and in any event within 30 days (or 45 days if the Company files an extension with the Securities and Exchange Commission) after the end of each of the first three quarters of each fiscal year of Company, a copy of Company’s consolidated quarterly Financial Statements from the beginning of such fiscal year to the end of such quarter, detailed on a monthly basis, prepared by Company’s accounting firm, in all Material respects, in accordance with GAAP, except for the presence of footnotes and subject to normal year-end adjustments;

(c)                with each quarterly and annual financial statement or report required by Sections 5.1(a) and 5.1(b), a certificate signed by the Chief Executive Officer or any Key Person of Company stating that, to the best of his or her knowledge after reasonable investigation, no Event of Default has occurred and is continuing with respect to any Company Entity, or if an Event of Default has occurred and is continuing, a statement of the nature thereof and the action which Company proposes to take with respect thereto;

(d)                copies of all reports that any Company Entity sends to any of its equity holders (as an equity holder) promptly after the sending or filing thereof;

(e)                within 45 days of the conclusion of each calendar year, Company’s consolidated annual operating and capital expenditure budgets and cash flow forecast for the following year presented on a monthly basis;

(f)                 within five days of receipt by, or delivery to, copies of all material notices to or from any other lender to any Company Entity;

(g)                within 10 days of filing with the applicable taxing authority, a copy of all tax returns; and

(h)                such other information and financial reports with respect to the Collateral, the Key Person and/or the financial condition and operations of each Company Entity as Lender may

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reasonably request, and, when so requested, each Company Entity will make available for inspection and copy by duly authorized representatives of Lender, any of such Company Entity’s books and records; and

(i)                  as soon as available and in any event within 30 days after the end of each calendar month, a copy of Company’s monthly consolidated Financial Statements as of the end of such month prepared by Company, in all Material respects, in accordance with generally accepted accounting principles, except for the omission of footnotes and subject to normal year-end adjustments.

5.2	Maintenance of Corporate Existence and Properties.

(a)                Each Company Entity will at all times do or cause to be done all things necessary to maintain, preserve and renew its charter and its leases, privileges, franchises, qualifications and rights that are necessary or useful in the ordinary conduct of its business, and conduct its business as presently conducted in an orderly and efficient manner in accordance with good business practices;

(b)                Each Company Entity will provide or cause to be provided for itself insurance against loss or damage of the kinds customarily insured against by businesses similarly situated and located, with reputable insurers, in such amounts, with such deductibles and by such methods as are adequate in the judgment of such Company Entity’s Governing Body, and in any event in amounts not less than amounts generally maintained by other companies of similar size engaged in similar businesses;

(c)                Each Company Entity will keep true books of records and accounts in which full and correct entries will be made of all its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with generally accepted accounting principles; and

(d)                Each Company Entity will comply in all Material respects with all applicable laws, statutes, rules, regulations, orders and restrictions in respect of the conduct of its business and the ownership of its properties, except such as are being contested in good faith.

5.3               Payment of Indebtedness, Taxes and Claims. Each Company Entity will pay (i) its Indebtedness, the Obligations, and all other obligations promptly and in accordance with their terms; (ii) file all tax returns and reports which are required by law to be filed by it; (iii) pay before they become delinquent, all taxes (including payroll taxes), assessments and governmental charges and levies imposed upon it or its property; and (iv) pay all claims or demands of any kind (including but not limited to those of suppliers, mechanics, carriers, warehousemen, landlords and other like persons) which, if unpaid, might result in the creation of a lien upon its property other than a Permitted Lien.

5.4               Nature of Relationship. Lender is entering into this Agreement and making one or more advances to Company based on its confidence in the Key Person and the Key Person’s integrity and ability to manage the Company Entities. Given the Key Person’s experience and expertise operating the Company Entities and his greater access to information, Lender is entrusting the Key Person with broad discretion in the control and management of the Company Entities. The Key Person acknowledges Lender’s confidence in him/her and hereby agrees to act with the utmost good faith for the benefit of Lender. For avoidance of doubt nothing in this Section or Agreement shall be construed as any guarantee of the Key Person and no such guarantee is conveyed. Further the Key Person is not making any personal guarantee pursuant to this Agreement or otherwise.

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5.5               Litigation and Other Notices. Company and/or the Key Person shall furnish to Lender written notice of the following promptly after any officer (or similar) of any Company Entity becomes aware of the same:

(a)                any Event of Default or the occurrence of any event or condition that would likely result in an Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto; provided, however, that Company shall provide written notice to Lender not later than 48 hours prior to the occurrence of an Event of Default described in Section 7.3 of this Agreement;

(b)                the filing or commencement of, or receipt of notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any governmental authority, against any Company Entity which has had or would likely have a Material Adverse Effect;

(c)                any development, event or condition affecting or relating to any Company Entity that has had, or would likely have, a Material Adverse Effect; provided, however, notice for events which occur on a frequent basis may be aggregated into one monthly or quarterly notice as agreed upon in writing by Lender; and

(d)                the issuance by any governmental authority of any injunction, order or decision, or the entry by any Company Entity into an agreement with any governmental agency, Materially restricting the business of any Company Entity or concerning any Material business practice of any Company Entity; provided, however, notices regarding regulatory changes will be provided only quarterly.

5.6               Inspection. Each Company Entity shall permit Lender, at Lender’s expense, to visit and inspect such Company Entity’s properties; examine its books of account and records; and discuss such Company Entity’s affairs, finances, and accounts with its officers during normal business hours of such Company Entity as may be reasonably requested by Lender; provided, however, that such Company Entity shall not be obligated pursuant to this Section 5.6 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to Company) or the disclosure of which would or could reasonably be expected to adversely affect the attorney-client privilege between Company and its counsel.

5.7               Audit Right.

(a)                Upon reasonable advance notice from Lender, Company shall, not more than once every 12 months, make the financial books and records of each Company Entity available to Lender and its designated representatives for review and audit so that Lender may verify (i) the amount of payments made by Company to Lender and (ii) the aggregate Revenues. Lender shall provide the full written results of such review and audit to Company within 10 days after the completion of such review and audit. Subject in each case to Section 5.7(b), in the event that a review and audit by Lender or its designated representatives results in a determination that the amounts that were paid to Lender (A) were underpaid by less than 10%, Company shall pay to Lender the amount unpaid plus interest at the rate of 1% per month on the amount unpaid, but Lender shall bear all of the costs, fees and expenses incurred by Lender as a result of the review and audit or (B) were underpaid by 10% or more, Company shall pay to Lender, in addition to the amount unpaid plus interest at the rate of 1% per month on the amount unpaid, all of the costs, fees and expenses actually incurred by Lender as a result of the review and audit.

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(b)                Notwithstanding the foregoing, if Company disputes or disagrees with any of the results of Lender’s review and audit, Company may deliver to Lender, within 15 days of its receipt of the written results of Lender’s review and audit, a written dispute notice of its specific objections to Lender’s review and audit (a “Dispute Notice”). Upon the delivery by Company of a Dispute Notice, Company and Lender shall in good faith, and in consultation with their respective accountants, work together to resolve all disputed issues set forth in such Dispute Notice. To the extent that the disputed items set forth in the Dispute Notice remain unresolved after 20 business days following the receipt of the Dispute Notice, Company and Lender shall submit such unresolved items to an accounting firm of national or regional reputation that is mutually agreed upon by Company and Lender (the “Accountants”). If the issues in dispute are submitted to the Accountants for resolution: (i) Company and Lender shall each furnish to the Accountants such documents and information relating to the disputed issues as the Accountants may reasonably request and are available to that party and shall be afforded the opportunity to present to the Accountants any material relating to the review and audit in question and to discuss such review and audit with the Accountants; (ii) the determination by the Accountants of the actual amounts that should have been paid to Lender during the period subject to review and audit (the “Settled Audit Amount”), as set forth in a notice delivered to both parties by the Accountants within 30 days of the Accountants’ engagement, will be binding and conclusive on the parties; and (iii) Company and Lender shall bear the costs, fees and expenses of the Accountants for such determination in the same manner they would bear the costs, fees and expenses of Lender for the review and audit in accordance with Section 5.7(a). Within 10 business days following the determination of the Settled Audit Amount, the appropriate payments shall be made by Company, if any, in accordance with Section 5.7(a), based solely on the Settled Audit Amount.

5.8               Subsidiaries and Related Businesses. Company shall cause all of the Company Entities and all Related Businesses to comply with the provisions of Article 5 and Article 6. Company shall deliver prior written notice to Lender of the formation or acquisition of any subsidiary and/or purchase of equity investment or lending or advancing of funds to any other entity. All such subsidiaries of Company and Related Businesses shall execute and deliver to Lender such joinders, pledge agreements and other documents as Lender requests.

5.9               Further Assurances.

(a)                Each Company Entity will at any time or times promptly execute and shall cause any Related Business to promptly execute, such instruments and perform such acts as Lender may reasonably request to establish and maintain an attached and perfected security interest in the Collateral and will pay all costs of filing and recording.

(b)                Company will reimburse Lender for all reasonable costs, fees and expenses (including attorneys’ fees) for the perfection and the continuation of the perfection of Lender’s security interest in the Collateral and the cost of any terminations, extensions, renewals, amendments and releases thereof, and shall promptly pay all reasonable costs, fees and expenses of any record searches for financing statements Lender may reasonably require.

5.10           Records Regarding Collateral. Each Company Entity shall maintain all records, instruments or other documentation evidencing or otherwise relating to the Collateral at Company’s chief executive office and will not (i) remove any part thereof, or (ii) change such Company Entity’s name, state of organization, or location of its chief executive office, without the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed).

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5.11           Company Bank Account. Company shall use its best efforts to: (i) maintain a banking relationship with Company Bank or other qualified commercial bank; (ii) ensure that all payments to Company from whatever source shall be deposited into Company account described in Schedule 5.11, or successor account thereto; (iii) ensure that such account has a balance in excess of the amount due to Lender on each date that a payment pursuant to this Agreement is due; and (iv) ensure that the Applicable Revenue Percentage is transferred to Lender Account on a monthly basis in accordance with this Agreement. Company shall within five business days notify Lender in writing of any change in its banking relationship (whether such change is within Company’s current bank or to another bank) and shall provide Lender with new contact information and account details for all new bank accounts.

5.12           Key Person Insurance; Background Check. Within 90 days following the Effective Date, Company shall hold from one or more “A or better” insurers, “key-person” life insurance on the Insured Executive(s) in the Insurance Amount and on other terms and conditions reasonably acceptable to Lender and Company. The key-person policy, whether obtained prior to or following the Effective Date, shall be collaterally assigned to Lender, name Lender as loss payee, and continuously maintained in force and shall not be cancelable by Company without prior approval from Lender prior to full satisfaction of the Obligations. If at any time following such 60 day period Company does not hold a key-person policy in compliance with the preceding two sentences, Lender may obtain a key-person policy as owner and beneficiary on the life of the Insured Executive(s) in the Insurance Amount. Insured Executive(s) and Company shall fully cooperate with Lender in obtaining such policy and Company shall reimburse Lender for all related fees and expenses. All or any portion, in Lender’s sole discretion, of the insurance proceeds received by Lender as loss payee or beneficiary on any one or more key-person life insurance policies shall be applied against the outstanding Obligations with the excess being returned to the insurance company for redistribution. Proceeds of key-person life insurance policies received by Company while any Obligations are outstanding will, in the sole discretion of Lender, be used, in whole or in part, to satisfy the Obligations. Failure to obtain key-person insurance within such 60 day period will be considered an Event of Default under Section 7.2 of this Agreement. It is further agreed that prior to any person assuming any office, position, or responsibilities currently held by the Key Person, Company will use commercially reasonable efforts to ensure that such person provides Lender with written authorization to conduct a background check within 30 days after such person’s appointment; provided that such background check shall only be for informational purposes and shall not give Lender any rights to veto such replacement Key Person. Failure by such person to provide written consent within such 30 day period will be considered an Event of Default under Section 7.2 of this Agreement.

5.13           Compliance. Each Company Entity shall comply with the requirements of all applicable state and federal laws, and of all rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

5.14           Government Regulation. No Company Entity will be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Lender from making any advance or extension of credit to Company or from otherwise conducting business with any Company Entity, or fail to provide documentary and other evidence of any Company Entity’s identity as may be requested by Lender at any time to enable Lender to verify any Company Entity’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

5.15           Annual Survey. Company shall complete Lender’s annual compliance survey within 30 days of receipt of such compliance survey from Lender by Company for the applicable year. For each time Company fails to submit an annual compliance survey within 30 days after the date on which it is due, Company will automatically, and without notice from Lender, be assessed a $500 service charge and each such service charge will bear interest at the rate set forth in Section 12.7 from the date such service charge arises (i.e., 30 days after delivery of the compliance survey by Lender (or its representatives) to Company).

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5.16           Expenses Related to Non-Compliance with Covenants. If after five days’ notice from Lender, any Company Entity fails to comply with any one or more of the covenants provided for in this Agreement, Lender may, but has no obligation to, take such reasonable actions as Lender, in its sole discretion, deems appropriate to ensure such Company Entity remains in or returns to compliance with this Agreement and to protect Lender’s interest under this Agreement, including without limitation, paying premiums, taxes, unpermitted Indebtedness and/or judgments. Company shall thereafter promptly reimburse Lender for all reasonable costs, fees and expenses incurred by Lender in connection therewith together with interest at the rate set forth in Section 12.7 from the date of disbursement.

5.17           Registration of Intellectual Property Rights. Each Company Entity will register with the United States Patent and Trademark Office or the United States Copyright Office its intellectual property rights including revisions or additions thereto with any product before the sale or licensing of the product to any third party, in each case to the extent registrable and the Governing Body of such Company Entity in good faith deems appropriate for the development of such Company Entity’s business and in the best interest of the Company Entity and its equity holders. To the extent that the Governing Body of a Company Entity in good faith determines appropriate for the development of such Company Entity’s business and in the best interests of Company and its equity holders, each such Company Entity will: (i) protect, defend, and maintain the validity and enforceability of the intellectual property rights and promptly advise Lender in writing of any known or claimed infringements thereof, and (ii) not allow any intellectual property rights to be abandoned, forfeited or dedicated to the public without Lender’s prior written consent.

5.18           [Reserved.]

5.19           Monthly Questionnaires. On or before each Payment Date, Company shall accurately and fully complete and submit Lender’s online financial data questionnaire reporting the information requested by Lender about the most recently completed month (each, a “Monthly Questionnaire”). If any Monthly Questionnaire due pursuant to this Agreement is not submitted within 30 days of its due date, then Company will be assessed on the following day, automatically and without notice from Lender, a $500 service fee payable to Lender (or other loan servicing agent). All service fees for late Monthly Questionnaires are due on the day that they arise. Successive service fees will be charged and due on the 15th day of each month until Company has submitted all past due Monthly Questionnaires. All service fees will bear interest at the rate set forth in Section 12.7 from the date they arise.

5.20           Use of Proceeds. $1,500,000 of the proceeds of the Initial Advance will be transferred by Lender directly to the account of Copa di Vino on behalf of Company and Buyer to acquire substantially all of the assets of Copa di Vino in accordance with the terms of the Purchase Agreement. Promptly following the Closing, Company shall deliver evidence satisfactory to Lender that the $500,000 balance of the “Closing Cash” (as defined in the Purchase Agreement) has been paid to Copa di Vino in accordance with the terms of the Purchase Agreement.

5.21           PPP Indebtedness. Company must take all actions necessary to preserve its eligibility for 100% loan forgiveness with respect to the PPP Indebtedness. In addition, Company must request the maximum eligible amount of loan forgiveness promptly after becoming eligible under applicable Small Business Administration regulations and guidance.

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ARTICLE 6 NEGATIVE COVENANTS

Unless otherwise agreed in writing by Lender, each Company Entity and each Related Business shall, so long as any of the Obligations remain unsatisfied, comply with the covenants in this Article 6.

6.1               Indebtedness.

(a)                Other than as set forth on Schedule 6.1, no Company Entity will (i) create, incur, assume, guarantee, or otherwise become liable for any Indebtedness after the date of this Agreement, (ii) create any lien, security interest, mortgage or pledge of its assets, or (iii) waive, forgive, release, amend, terminate or fail to enforce any material amount owed to a Company Entity or other right held by a Company Entity. Notwithstanding the preceding sentence, during any period of time in which no Event of Default exists, a Company Entity may create Permitted Indebtedness and Permitted Liens.

(b)                Without the prior written approval of Lender, Company will not (i) increase the advance rate or interest rate in respect of any Indebtedness, (ii) increase the maximum principal amount of any Indebtedness, or (iii) shorten the dates upon which payments of principal or interest of any Indebtedness are due.

6.2	Restricted Payments.

(a)                No Company Entity or any Related Business will, at any time, make or become obligated to make, directly or indirectly, any: (i) payment or distribution in respect of any capital stock, units or other equity interests in any Company Entity; (ii) payment or distribution on account of the purchase, repurchase, redemption or other retirement of any capital stock, units or other interests in any Company Entity; (iii) loans, advances or payments to any affiliate, stockholder, or member, including, without limitation, any officer or member of the Governing Body of any Company Entity or any Related Business; and/or (iv) investment in third parties other than in money market funds for purposes of cash management.

(b)                Notwithstanding Section 6.2(a), each Company Entity may pay reasonable compensation (including reasonable salary, bonus and equity compensation for a company of similar size, financial condition, location and industry), reimburse expenses incurred on behalf of a Company Entity, and, if the Company Entity is, for tax purposes, a partnership (including a limited liability company taxed as a partnership) or Subchapter S corporation, distributions in such amounts as reasonably determined to be necessary to allow equity holders to pay federal, state and local income taxes with respect to the income allocated to such equity holder from such Company Entity with respect to the applicable tax year.

6.3               Ownership; Maintenance of Collateral. No Company Entity shall transfer or otherwise dispose of all or any portion of the Collateral, other than in the ordinary course of business, or enter into any lease or license for the use of the Collateral without fair and reasonable consideration. Each Company Entity shall keep the Collateral free and clear of all levies, attachments, liens, charges, encumbrances and security interests of every kind or character (except for the security interest granted to Lender hereunder and except for Permitted Liens). Each Company Entity shall promptly pay and discharge when due all license fees, registration fees, taxes, assessments and other charges which may be levied upon or assessed against the ownership, possession or uses of the Collateral or any portion thereof, except as otherwise permitted in this Agreement. Each Company Entity shall keep accurate and complete records of the Collateral and shall, upon Lender’s reasonable request, promptly affix on any Collateral constituting chattel paper, a notice, in form satisfactory to Lender, of Lender’s security interest created hereunder. Each Company Entity shall use commercially reasonable efforts to maintain all Collateral in good working order, subject to ordinary wear and tear, and, with respect to intellectual property, make such filings, prosecute such applications, pay necessary fees (including maintenance fees), and take such other actions as necessary to properly maintain and protect such Company Entity’s intellectual property rights. For the avoidance of doubt, no Company Entity shall, without Lender’s prior written consent, sell or otherwise transfer or cease operations of any business unit, operating division, or other Material portion of such Company Entity’s business operations.

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6.4               New Subsidiaries. The Company Entities shall provide Lender with at least 10 days’ advance written notice before creating any new subsidiary or entering into any joint venture (each, an “Approved Subsidiary”). Upon creation or entry into an Approved Subsidiary, such Approved Subsidiary (a) shall execute and deliver the joinder contemplated by Section 5.8 hereof and (b) will be considered a Guarantor and Company Entity for all purposes under this Agreement. By executing and delivering the joinder required under clause (a) above, such Approved Subsidiary will be deemed to have granted a security interest as contemplated under Section 2.4 of this Agreement in all of such Approved Subsidiary’s assets and Lender will be permitted to take such actions and make such filings as are contemplated in Section 2.4 of this Agreement with respect to such Approved Subsidiary.

6.5               Related Party Transactions. No Company Entity will enter into any agreement with a Related Business or any officer, director or employee of any Company Entity or a Related Business, or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than a publicly traded business of which any of the foregoing persons or entities owns less than 2% of the outstanding voting securities thereof)., provided however this Section 6.5 shall not apply to employment or consulting agreements entered into with the Company’s officers to perform their services as an officer of the Company Entity nor shall this Section apply to compensation o the Company’s officers and directors for performance of their duties to the Company Entities.

6.6               Splash Mex SA de CV. Without Lender’s prior written consent, no Company Entity will

(i) make any capital contribution or contribution of assets to Splash Mex SA de CV, a Mexican corporation and subsidiary of (“Splash Mex”), other than contributions in the ordinary course of business to manufacture and sell through Splash Mex consistent with past practice, (ii) loan or other advance to Splash Mex other than in the ordinary course of business to fund operations consistent with past practice, or (iii) guarantee of any Indebtedness incurred by Splash Mex. If, during the term of this Agreement, Splash Mex materially increases its business operations or experiences a material increase in its revenues, then the Company Entities shall cause Splash Mex to execute a joinder to this Agreement and become a Guarantor of the Obligations. All revenues generated by Splash Mex will be included in the calculation of the Company Entities’ consolidated Revenue for all purposes of this Agreement.

ARTICLE 7 EVENTS OF DEFAULT

The term “Event of Default” means the occurrence of any one or more of the following events:

7.1               Payment of Obligations. The failure or refusal of Company to pay any portion of the Obligations on the due date in accordance with the terms of the Transaction Documents (each, a “Payment Event of Default”); provided that, subject to Section 8.2 and Section 12.7 hereof, Company will have 15 days following the due date thereof to cure any such Payment Event of Default.

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7.2               Other Covenants. The failure or refusal of any Company Entity to punctually and properly perform, observe and comply with any Material affirmative covenant, agreement or condition contained in any of the Transaction Documents and such failure continues for a period of 30 days after the earliest of: (a) the date Company gives notice of such failure to Lender; (b) the date Company should have given notice of such failure to Lender pursuant to this Agreement; and (c) the date Lender gives notice of such failure to Company; provided there will be no cure period for (i) any breach of any negative covenant contained in any of the Transaction Documents, (ii) the Events of Default provided in Section 7.3, (iii) failure to obtain “key person” insurance within the time period prescribed by Section

5.12 of this Agreement, or (iv) failure to obtain written consent to a background check within the time period prescribed by Section 5.12 of this Agreement.

7.3               Bankruptcy; Insolvency.

(a)                any Company Entity commences a voluntary case under Title 11 of the United States Code as now or hereafter in effect, or any successor thereto;

(b)                an involuntary case under Title 11 of the United States Code is commenced against any Company Entity and the petition is not dismissed within 30 days after commencement of the case;

(c)                a custodian is appointed for, or takes charge of, all or any substantial part of the property of any Company Entity;

(d)                any Company Entity commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Company Entity;

(e)                any Company Entity shall fail to pay, or shall state that it is unable to pay, or is unable to pay, its debts generally as they become due; or

(f)                 the Company Entities (taken as a whole) shall cease or substantially change or reduce their operations.

7.4               Judgments. A judgment for the payment of money in excess of $100,000 is rendered against a Company Entity, and such judgment remains unpaid or undischarged for more than 30 days from the date of entry thereof or such longer period during which execution of such judgment is stayed during an appeal from such judgment.

7.5               False Statement. Any representation or warranty made by or on behalf of a Company Entity in this Agreement or any other Transaction Documents or in any certificate, statement, report or document herewith or hereafter furnished to Lender pursuant to this Agreement or any other Transaction Documents shall prove to have been false or misleading in any Material respect on the date as of which the facts set forth are stated or certified, if the facts are not remedied to reflect the representation or warranty made within 30 days of any officer of a Company Entity becoming aware of such false or misleading representation or warranty.

7.6	Key Person Events.

(a)                Without written consent of Lender, the Key Person:

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(i)                  ceases full-time employment with Company other than for reason of death or disability;

(ii)	provides services to a business that is competitive with a Company

Entity;

(iii)              improperly uses intellectual property or confidential information of a Company Entity for the benefit of any Person other than a Company Entity; or

(iv)              violates any provision of his or her Non-Competition, Non-Solicitation and Confidential Information Agreement.

(b)                If an Event of Default under Section 7.6(a)(i) occurs, Company and Lender will use their commercially reasonable efforts to identify a mutually acceptable replacement Key Person, and Company will cause such replacement Key Person to promptly execute a joinder to this Agreement and to enter into a Non-Compete, Non-Solicitation and Confidential Information Agreement in substantially the same form as is delivered by the Key Person pursuant to Section 4.2(a) hereof (if not previously executed by such replacement Key Person). The replacement Key Person will be required to fulfill the duties and obligations of the Key Person set forth in this Agreement. Company will not, without Lender’s prior written consent, hire or compensate a replacement Key Person on terms substantially different from those applicable to the prior Key Person. Additionally, Company shall obtain “key-person” life insurance in the amount required under Section 5.12 hereof within 60 days of the date on which the Key Person is mutually agreed upon by Company and Lender. Failure to obtain such “key-person” life insurance within such 60 day period will constitute an Event of Default under Section 7.2 of this Agreement.

7.7               Cross Default. (a) The maturity of any Indebtedness of any Company Entity (other than Indebtedness under this Agreement) owed to Lender that is not paid when due, after giving effect to any grace or cure period, (b) the maturity or default of any Indebtedness of any Company Entity (other than the Indebtedness disclosed on Schedule 7.7) in an aggregate amount equal to or greater than $100,000 owed to others is accelerated, or (c) any Company Entity fails to pay any such Indebtedness when due or, in the case of such Indebtedness payable on demand when demanded, after giving effect to any grace or cure period.

7.8               Material Adverse Effect. Any other event that Lender deems to have had a Material Adverse Effect on a Company Entity.

ARTICLE 8 RIGHTS AND REMEDIES

8.1               General Remedies. If any Event of Default specified in Section 7.3 shall occur, any commitment to make Advances hereunder shall automatically terminate and all Obligations of the Company Entities to Lender hereunder and under the other Transaction Documents shall automatically become immediately due and payable without notice. Upon the occurrence of any Event of Default, Lender may, without notice of any kind (including, without limitation, notice of acceleration or of intention to accelerate, presentment and demand or protest, all of which are hereby expressly waived by Company) do any one or more of the following:

(a)                declare the entire Amount Advanced, Interest and all other Obligations, or any part thereof, immediately due and payable (provided that the Minimum Interest used to determine the Interest in such event will be the maximum Minimum Interest determined in accordance with

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Schedule 11.3, which will include all actual adjustments to the Minimum Interest in accordance with the terms of this Agreement, but will exclude speculative adjustments);

(b)                terminate any commitment to make Advances hereunder;

(c)                exercise any and all other legal or equitable rights afforded by the Transaction Documents and the laws of the Applicable Jurisdiction or any other jurisdiction as Lender shall deem appropriate; and

(d)                take any action permitted by this Agreement or by applicable law, including the Uniform Commercial Code then in effect in the Applicable Jurisdiction, to satisfy the Obligations of the Company Entities owed to Lender, including, but not limited to:

(i)                  Without limiting the generality of the foregoing Lender, may, to the fullest extent permitted by applicable law, without notice, hearing or process except as specified below, take possession and maintain control over the Collateral. Within two business days following demand by Lender for possession and control of the Collateral following an Event of Default, each Company Entity shall, at its sole cost and expense, assemble and turn over to Lender all Collateral of such Company Entity and any Related Business then held by such Company Entity and/or any Related Business.

(ii)                Lender may in its sole discretion sell the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as Lender may deem commercially reasonable, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set off the amount of such purchase price against the Obligations. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, with notice, be made at the time and place to which it was so adjourned. Lender may abandon any such proposed sale. Each Company Entity acknowledges that any private sales of Collateral effected by Lender may result in terms less favorable to a seller than public sales but each Company Entity agrees that such private sales shall nevertheless be deemed commercially reasonable. The Company Entities shall pay all reasonable costs, fees and expenses incurred by Lender, including reasonable attorney’s fees and court costs, in connection with any such sale.

(iii)              Lender may enter upon and into and take possession of all or such part or parts of the properties owned or occupied by any Company Entity, including lands, buildings, equipment and other property as may be necessary or appropriate in the judgment of Lender to permit or enable Lender to complete the processing or collection of all or any part of the Collateral as Lender may elect, and use and operate such properties for such purposes and for such length of time as Lender may deem reasonably necessary or appropriate for such purposes without the payment of any compensation to any Company Entity therefor.

8.2	Minimum Interest Multiple Remedies.

(a)                Minimum Interest Increase on Payment Event of Default. Following the occurrence of any Payment Event of Default and in addition to all other rights and remedies provided by this Agreement or applicable law, for each payment not timely made under this Agreement, the applicable Minimum Interest multiple will be increased by 0.015 on the Payoff

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Date; provided that for the first two Payment Events of Default and for purposes of this Section

8.2   only, Company will have 15 days to cure such instances of a Payment Event of Default without a corresponding increase to the Minimum Interest multiple. The applicable Minimum Interest multiple will be increased regardless of whether Lender notifies Company of any Payment Event of Default. If Company has not fully cured such Payment Event of Default at the end of such 15 day period, the applicable Minimum Interest multiple will increase as described above. Beginning with the third Payment Event of Default and continuing with each Payment Event of Default thereafter, the applicable Minimum Interest multiple will increase by 0.015 on the Payoff Date upon the occurrence of each such Payment Event of Default regardless of whether or not such Payment Event of Default is subsequently cured.

(b)	[Reserved.]

(c)                Indebtedness. During the term of this Agreement, in addition to all other rights and remedies provided by this Agreement or applicable law, for each instance of noncompliance with Section 6.1 of this Agreement (an “Additional Indebtedness Breach”), the greater of the following remedies (in terms of dollar amount) will be applied automatically and regardless of whether Lender notifies any Company Entity of the Additional Indebtedness Breach: (i) the applicable Minimum Interest multiple will increase by 0.10 on the Payoff Date or (ii) Company will be assessed a service fee equal to 50% of the principal amount of the unauthorized Indebtedness incurred by the Company Entity.

(d)                Increases Cumulative. For the avoidance of doubt, any increases to the Minimum Interest made pursuant to this Section 8.2 will be cumulative and will apply throughout the remainder of the term of this Agreement for all periods set forth in the table on Schedule 11.3.

8.3                Notice of Sale. If any notification of intended disposition of any of the Collateral is required by law, such notification will be deemed reasonably and properly given if provided in accordance with Section 12.6 at least 15 days before such disposition, postage prepaid, addressed to Company at the address set forth in the introduction to this Agreement. Such disposition shall be established by affidavit of a representative of Lender, receipts or other reasonable method.

8.4                Remedies Cumulative; No Waiver. The rights and remedies of Lender hereunder are cumulative and nonexclusive and the exercise of any one or more of the remedies provided for herein or under applicable law shall not be construed as a waiver of any of the other remedies of Lender so long as any part of the Obligations remain unsatisfied. No failure on the part of Lender to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by Lender preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

8.5                Application of Proceeds. Any payments or proceeds received by Lender from the Collateral shall be applied to the payment of reasonable costs, fees and expenses incurred by Lender in connection with performing, managing, maintaining or selling the Collateral, including reasonable attorneys’ fees and expenses, and the balance, if any, shall be applied by Lender to payment of the Obligations, in order of application as Lender shall reasonably determine.

8.6                Notice to Account Debtors. Upon the occurrence and during the continuance of (i) any Event of Default under Section 7.3, or (ii) upon any other Event of Default, provided Lender has declared all Obligations immediately due and payable, Lender may notify any or all account debtors of the existence of Lender’s security interest in the Collateral and require such account debtors to pay or remit all sums due or to become due directly to Lender or its nominee.

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8.7                [Reserved.]

8.8                Delegation of Duties and Rights. Lender may perform any of its duties or exercise any of its rights under the Transaction Documents by or through its officers, members of its Governing Body, employees, attorneys, agents or other representatives.

8.9                Expenditures by Lender. Each Company Entity shall indemnify Lender for all court costs, attorneys’ fees, other reasonable costs of collection and other sums spent by Lender pursuant to the exercise of any right (including, without limitation, any effort to collect amounts due or otherwise enforce this Agreement) provided herein. All such amounts will be payable to Lender on demand and will bear interest at the rate set forth in Section 12.7 from the date spent until the date repaid.

8.10	Lender’s Authority. Lender has the authority, but is not obligated to:

(a)                place on any chattel paper received as proceeds a notation or legend showing Lender’s security interest;

(b)                demand, collect, receive and receipt for, compound, compromise, settle and give acquittance for, and prosecute and discontinue any suits or proceedings in respect of any or all of the Collateral in the name of the Company Entities;

(c)                upon prior written notice to Company, take any action which Lender may deem necessary or desirable in order to realize on the Collateral, including, without limitation, performance of any contract and endorsement in the name of any Company Entity of any checks, drafts, notes or other instruments or documents received in payment of or on account of the Collateral; and

(d)                place upon each Company Entity’s books and records relating to the Collateral covered by the security interest granted hereby a notation or legend stating that such are subject to a security interest held by Lender.

8.11	Power of Attorney.

(a)                Each Company Entity hereby irrevocably appoints Lender as its lawful attorney- in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse such Company Entity’s name on any checks or other forms of payment or security; (b) sign such Company Entity’s name on any invoice or bill of lading for any account or drafts against account debtors; (c) settle and adjust disputes and claims about the accounts directly with account debtors, for amounts and on terms Lender determines reasonable; (d) make, settle, and adjust all claims under such Company Entity’s insurance policies; (e) pay, contest or settle any lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Lender or a third party as the UCC permits.

(b)                Each Company Entity hereby appoints Lender as its lawful attorney-in-fact to sign such Company Entity’s name on any documents necessary to perfect or continue the perfection of Lender’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Lender is under no further obligation to make Advances hereunder.

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(c)                Lender’s foregoing appointment as attorney in fact of each Company Entity, and all of Lender’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Lender’s obligation to provide Advances terminates.

8.12             Notification to Company. Lender may, but is under no obligation, to use reasonable efforts to notify Company of any of the foregoing actions by Lender in this Article 8; provided, however, the parties hereto expressly agree that the failure of Lender to provide notice shall not in any way affect or impair any action taken by Lender, it being understood that any absolute obligation of notice is hereby waived by Company and each other Company Entity.

ARTICLE 9

[Reserved.]

ARTICLE 10 INDEMNIFICATION

10.1           Indemnification. Company agrees to indemnify and hold harmless Lender and its successors and assigns, together with any of its officers, members of its Governing Body, shareholders, partners, members, and/or managers (such persons, the “Indemnified Parties”), from and against all losses, damages, liabilities, obligations, costs or expenses (any one such item being herein called a “Loss” and all such items being herein collectively called “Losses”) which are caused by or arise out of, or (in the case of claims asserted against any Indemnified Parties by a third party) alleged to result from, arise out of or have been incurred with respect to, (a) any breach or default in the performance by any Company Entity of any covenant or agreement of any Company Entity contained in this Agreement, (b) any breach of warranty or inaccurate or erroneous representation made by any Company Entity herein or in any certificate or other instrument delivered by or on behalf of any Company Entity pursuant hereto, and (c) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including costs and attorneys’ fees) arising out of the foregoing except when such actions, suits, proceedings, claims, demands, judgments, costs and expenses arise as a result of the grossly negligent or intentional actions or omissions of Lender.

10.2           Survival. The indemnification provided in this Article 10 shall only apply, without limitation, to any act, omission, event or circumstance existing or occurring on or prior to the date of payment in full of the Obligations.

ARTICLE 11 DEFINITIONS

“Accountants” has the meaning given in Section 5.7(b).

“Advance(s)” means the Initial Advance, each Subsequent Advance or any one or more of them,

if any.

“Advance Period” means each period listed on Schedule 2.1(b) during which Company may receive a Subsequent Advance.

“Amount Advanced” means, as of any date of determination, the aggregate amount of all Advances actually advanced by Lender to Company.

“Applicable Revenue Percentage” means that percentage with respect to any given time as provided for on Schedule 11.1.

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“Applicable Jurisdiction” means the State of Utah.

“Certificate of Perfection” means a Certificate of Perfection in the form provided by Lender to Company.

“Change of Control” means either (a) a merger or consolidation of Company with or into another entity, or other transaction, following which the stockholders of Company immediately prior to such transaction hold securities representing less than a majority of the voting power of the surviving entity or parent of the surviving entity immediately following such transaction, or (b) the sale, lease, license or other disposition of all or substantially all of Company’s assets. Notwithstanding the prior sentence, the sale of Company’s equity securities in a bona fide equity financing transaction shall not be deemed a “Change of Control”. Further, for avoidance of doubt, any corporate entity change or structural transitions that retain the same beneficial owners and shareholder ownership percentage shall not be deemed a “Change of Control”

“Closing” has the meaning given in Section 4.1.

“Collateral” means those assets listed on Schedule 11.2 of each Company Entity.

“Company Bank” means Centennial Bank.

“Company’s Share of Transaction Costs” means up to $15,000, which may include all or a portion of the legal fees, filing fees, due diligence expenses, and/or other costs or expenses incurred by Lender in connection with the transactions contemplated by this Agreement.

“Dispute Notice” has the meaning given in Section 5.7(b).

“Event of Default” has the meaning given in Article 7.

“Financial Statements” has the meaning given in Section 5.1(a).

“Indebtedness” means (i) indebtedness for borrowed money or the deferred price of property or services, and other obligations to pay, (ii) obligations evidenced by notes, bonds, debentures or similar instruments and (iii) capital lease obligations. FOR THE AVOIDANCE OF DOUBT, “INDEBTEDNESS” INCLUDES, WITHOUT LIMITING THE FOREGOING, MERCHANT CASH ADVANCES, FACTORING OBLIGATIONS, PRE-SALE OF FUTURE ACCOUNTS RECEIVABLE AND/OR PURCHASE ORDERS, CREDIT CARD ADVANCES, AND ANY OFF- BALANCE SHEET ARRANGEMENTS.

“Initial Advance” means $1,578,236.64.

“Insured Executive(s)” means Robert Nistico and any successor Key Person.

“Insurance Amount” means, as of any date of determination, an amount equal to the Amount Advanced.

“Interest” has the meaning given in Section 2.2.

“Key Person” means each of Robert Nistico and any successor Key Person.

“Lender Account” means the account with Silicon Valley Bank held in Lender’s name with the account details as set forth in Schedule 2.3(b).

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“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest, or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Material” means material in relation to the properties, business, prospects, operations, earnings, assets, liabilities and/or condition (financial or otherwise) of the Company Entities taken as a whole, whether or not in the ordinary course of business.

“Material Adverse Effect” means a Material adverse effect on (x) the properties, business, prospects, operations, earnings, assets, liabilities and/or the condition (financial or otherwise) of the Company Entities taken as a whole, whether or not in the ordinary course of business.

“Maturity Date” means the earliest of: (i) August 15, 2025, (ii) immediately prior to a Change of Control, and (iii) acceleration of the Obligations as provided in Article 8.

“Merits Lien” means the lien on the assets of Splash Beverage Group, Inc. (Colorado) in favor of Merits Health Group, Inc. as evidenced by UCC-1 Financing Statement No. 20192030283 filed with the Colorado Secretary State on April 10, 2019.

“Minimum Interest” means those amounts set forth in Schedule 11.3.

“Navitas Lien” means the lien on the assets of Splash Beverage Group, Inc. (Colorado) in favor of Navitas Credit Corp. as evidenced by UCC-1 Financing Statement No. 20192031786 filed with the Colorado Secretary State on April 16, 2019.

“Obligations” means the payment when due of the principal amount of all Advances and Interest and all other amounts due under this Agreement when due, whether at maturity, by acceleration, prepayment or otherwise, together with all other costs, fees, expenses, indemnities and reimbursements, as well as all other obligations of any Company Entity now or hereafter existing under this Agreement or any other Transaction Document.

“Payment Commencement Date” means February 15, 2021, but only if the Closing has occurred and the Initial Advance has been made to Company prior to such date.

“Payoff Date” has the meaning given in Section 2.3(d).

“Permitted Indebtedness” means those liabilities and Indebtedness listed on Schedule 11.4 attached hereto.

“Permitted Liens” means liens listed on Schedule 11.5 attached hereto.

“Person” means any individual, entity or association.

“PPP Indebtedness” means Indebtedness to Centennial Bank under the Promissory Note dated May 5, 2020 in the principal amount of $94,833.32 under the Paycheck Protection Program of the CARES Act.

“Projected Revenue” means the Company Entities’ projected Revenue for the applicable period as outlined in the “Revenue Assumptions” on Schedule 2.3(b)(2).

“promptly” means within 10 calendar days following the applicable event.

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“Purchase Agreement” means that certain Asset Purchase Agreement dated December 24, 2020, by and among Copa di Vino, Buyer, Company, and Splash Beverage Group, Inc., a Nevada corporation, pursuant to which Buyer agrees to acquire substantially all of the assets of Copa di Vino as described therein.

“Related Business” means any business (whether operated as a sole proprietorship, partnership, corporation or other entity or association) operating in a market or market segment that is substantially similar to any Company Entity’s business or that is a logical extension of any Company Entity’s business and which is owned and/or operated by any Company Entity (whether or not as a subsidiary), the Key Person, officer, member of its Governing Body, member or manager of any Company Entity or any affiliated entities or direct family members of the foregoing; provided, however, a Related Business does not include a publicly traded business of which any of the foregoing persons or entities owns less than 2% of the outstanding voting securities thereof.

“Reported Revenue” means the amount of Revenue reported as being generated by the Company Entities during the applicable period as stated in the Monthly Questionnaire(s) delivered by Company to Lender pursuant to Section 5.19.

“Revenue” means all non-financing related cash and cash equivalents (without duplication) received by any Company Entity during the applicable period; provided that intercompany amounts shall not be considered “Revenue.”

“Revenue Loan Amount” means $1,578,236.64.

“Revenue Test Period” means each calendar year during the term of this Agreement, including any partial calendar years (e.g., (i) for the year in which this Agreement is executed, the Revenue Test Period will be the period from the Effective Date through December 31 of the year of the Effective Date and (ii) for the year in which all outstanding Obligations are paid in full, the Revenue Test Period will be the period from January 1 of the year through the date on which all outstanding Obligations are paid in full).

“Settled Audit Amount” has the meaning given in Section 5.7(b).

“Subsequent Advances” mean all Advances made by Lender to Company following the Initial Advance.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, environmental taxes, customs duties, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, workers’ compensation, employment- related insurance, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other governmental tax, fee, assessment or charge of any kind whatsoever including any interest, penalties or additions to any Tax or additional amounts in respect of the foregoing.

“Term Sheet Date” means August 4, 2020.

“Transaction Documents” means this Agreement and all exhibits and schedules to this Agreement, as well as all other agreements executed or delivered by any Company Entity, any guarantor or party granting security interests or providing credit enhancements in connection with this Agreement, one or more of the Advances or any Collateral for the Obligations.

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ARTICLE 12 MISCELLANEOUS

12.1           Survival and Confirmation of Representations and Warranties. The warranties, representations and covenants of each Company Entity and Lender and the indemnification obligations of each party contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Lender or any Company Entity. All of the representations and warranties set forth herein will be deemed to be repeated and reaffirmed on the day of each Advance.

12.2           Successors and Assigns. No Company Entity may assign its rights or delegate its Obligations under this Agreement without Lender’s prior written consent, except in connection with a Change of Control. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties’ respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

12.3           Governing Law. This Agreement is governed by and construed under the substantive laws of the Applicable Jurisdiction without regard to the conflicts of law provisions thereof. The state and federal courts in the Applicable Jurisdiction have exclusive jurisdiction of any and all actions or suits commenced by Lender or any Company Entity arising under or with respect to this Agreement.

12.4           Jurisdiction and Venue. Each of Lender and each Company Entity irrevocably consents to the exclusive jurisdiction and venue of any court within the Applicable Jurisdiction, in connection with any matter based upon or arising out of this Agreement, the Transaction Documents or the matters contemplated herein or therein, and agrees that process may be served upon them in any manner authorized by the laws of the Applicable Jurisdiction for such persons.

12.5           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12.6           Notices. All notices required or permitted hereunder shall be in writing and will be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the first page of this Agreement or at such other address as such party may designate by ten days’ advance written notice to the other parties hereto.

12.7           Fees and Expenses. Irrespective of whether the Closing is completed, Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Closing is completed, Company shall, at the Closing, pay the fees and expenses of Lender (including reasonable fees and expenses of counsel for Lender) up to the Company’s Share of Transaction Costs. Lender will submit an invoice to Company no less frequently than annually for out-of-pocket costs, fees and expenses incurred by Lender in the administration of the transactions contemplated by this Agreement. Following Closing, Company shall promptly reimburse Lender for all reasonable, documented out-of-pocket costs, fees and expenses (including accounting, appraisal, consulting, and attorneys’ fees) incurred by Lender in connection with (i) the administration of the transactions contemplated by this Agreement, (ii) any breach or default by Company under the

27

Transaction Documents, and (iii) any request by Company to modify or waive the Transaction Documents and otherwise change or affect the rights of Lender or Obligations of Company pursuant to the Transaction Documents. All fees and expenses assessed or incurred by Lender under this Agreement will accrue interest at a rate of 18% from the date they arise or the date on which Lender incurs such expense. Accrued but unpaid service fees, whether previously noticed or not, will be billed in writing to Company at Lender’s discretion.

12.8           Amendments and Waivers. No failure on the part of Lender to exercise and no delay in exercising any power or right hereunder or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in any other instrument, document or agreement delivered or to be delivered to Lender hereunder or in connection herewith are cumulative and not exclusive of any remedies provided by law. No notice to or demand on any Company Entity not required hereunder shall in any event entitle any Company Entity to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Lender to any other or further action in any circumstances without notice or demand. No amendment, modification or waiver of any provision of this Agreement or any other Transaction Document or consent to any departure by a Company Entity therefrom will be effective unless the same is in writing and signed by Lender and each Company Entity.

12.9           Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

12.10        Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and supersede any prior agreements or understandings (whether written or oral) regarding the subject matter hereof.

12.11        Representation of Lender. Lender is an accredited investor as defined in Rule 501(a) of Regulation D and has such business and financial experience as necessary to enable it to protect its interests in connection with the transactions contemplated by this Agreement. Lender has had the opportunity to ask questions and to receive answers and to obtain the information concerning the Company Entities and the transactions contemplated by this Agreement that it has deemed material and necessary to evaluate the merits and risks of the transactions contemplated by this Agreement.

12.12        Termination. This Agreement shall terminate upon indefeasible satisfaction of the Obligations; provided, however, Sections 5.1, 5.2, 5.3, 5.5, 5.6, 6.1 and 6.2, shall terminate upon indefeasible payment to Lender in full of the principal amount of all Advances and Interest thereon.

12.13        Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, portable document format (.pdf), DocuSign or other electronic transmission is equally as effective as delivery of a manually executed counterpart of this Agreement.

12.14        Costs of Enforcement. Company agrees to pay all reasonable costs, fees and expenses of enforcement, collection, or preservation of collateral (including reasonable attorneys’ fees) that Lender incurs in connection with any default or Event of Default hereunder (whether before or after any cure). Additionally, Company agrees to pay all costs, fees and expenses (including reasonable attorneys’ fees) that Lender incurs, before or after any default or Event of Default as a result of any litigation or other action in which Lender becomes involved as a party, witness or otherwise as a result of making the Advances evidenced by this Agreement.

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12.15        Waiver of Jury Trial. Each Company Entity hereby knowingly, voluntarily and intentionally WAIVES THE RIGHT TO TRIAL BY JURY in respect of any litigation based herein, arising out of, under or in connection with this Agreement or any other Transaction Document or any course of conduct, course of dealings, statements (whether verbal or written) or acts of either party, or any exercise by any party of their respective rights under this Agreement or any other Transaction Document. Each Company Entity hereby acknowledges that this waiver of jury trial is a material inducement to Lender in extending credit to Company, that Lender would not have extended credit without this waiver of jury trial, and that each Company Entity has had an opportunity to consult with an attorney in connection with this waiver of jury trial and understands the legal effect of this waiver.

12.16        Waiver of Notices and Hearing. Each Company Entity by entering into this Agreement and negotiating the terms hereof, voluntarily, intelligently and knowingly waives any rights it may have to demand any notices other than those provided for herein and any right to a hearing as a condition precedent to Lender’s exercise of its rights to foreclose on any Collateral. All makers, endorsers, sureties, guarantors and other accommodation parties hereby waive presentment for payment, protest and notice of nonpayment and consent, without affecting their liability hereunder, to any and all extensions, renewals, substitutions and alterations of any of the terms of this Agreement and to the release of or failure by Lender to exercise any rights against any party liable for or any property securing payment thereof.

12.17        Confidentiality. No Company or any of their respective officers, members of its Governing Body, employees, agents, or equity holders shall disclose this Agreement, the terms hereof or any related transactions or agreements to any third party other than Company’s accountants and attorneys, without the prior written approval of Lender. Nothing will prevent Lender from disclosing this Agreement or the terms hereof for marketing purposes, press releases or other transactional announcements or updates provided to investor or trade publications, including the placement of “tombstone” advertisements in financial and other newspapers and journals.

12.18        Credit Reporting. Each Company Entity hereby authorizes Lender (but Lender has no obligation) (i) to provide to credit reporting agencies a report of the amount of the Obligations owed to Lender, the Revenue Loan Amount, Company’s payment history with respect to the Obligations, and any other information regarding the Company Entities or the Obligations or otherwise related to this Agreement that is customarily reported to credit reporting agencies, and (ii) to respond to usual and customary credit inquiries from third parties concerning any Company Entity or any of Related Businesses.

12.19        Rescission. For a period of 90 calendar days following the Closing, Lender has the right to rescind this Agreement by delivering written notice to Company, and to promptly have returned to it the entire Amount Advanced, if (i) Lender discovers that any Company Entity, or any officer, director, employee or other Person acting on behalf of Company Entity, made a Material misstatement, misrepresentation or omission or (ii) Lender determines, in its reasonable discretion, that an event has occurred which has had a Material Adverse Effect on a Company Entity.

12.20        Time. Time is of the essence for the performance of each and every covenant of each Company Entity under this Agreement.

The signature page follows.

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The parties have executed this Agreement as of the Effective Date.

COMPANY:

SPLASH BEVERAGE GROUP, INC.

By:	Robert Nistico, Chief Executive Officer

LENDER:

DECATHLON ALPHA IV, L.P.

   By: Decathlon Alpha GP IV, LLC

   Its: General Partner

By:	Wayne Cantwell, Managing Director

   KEY PERSON:

By:	Robert Nistico

Signatures continue on the next page.

[Signature Page to Revenue Loan and Security Agreement]

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GUARANTORS:

SPLASH BEVERAGE GROUP, INC.

a Nevada corporation

By:	Robert Nistico, Chief Executive Officer

SPLASH BEVERAGE HOLDINGS, LLC

a Nevada limited liability company

By:	Robert Nistico, Chief Executive Officer

SPLASH INTERNATIONAL HOLDINGS, LLC

a Nevada limited liability company

By:	Robert Nistico, Chief Executive Officer

CANFIELD MEDICAL SUPPLY & SERVICES, LLC

an Ohio limited liability company

By:	Robert Nistico, Chief Executive Officer

COPA DI VINO WINE GROUP, INC.

a Nevada corporation

By:	Robert Nistico, Chief Executive Officer

[Signature Page to Revenue Loan and Security Agreement]

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SCHEDULE 2.1(b) SUBSEQUENT ADVANCE AMOUNT

Not applicable.

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SCHEDULE 2.3(b)(1) LENDER’S ACCOUNT DETAILS

Beneficiary:            Decathlon Alpha IV, L.P.

1441 West Ute Boulevard, Suite 240 Park City, UT 84098

Account No: ***

Routing No: ***      SWIFT No: ***

Bank:	Silicon Valley Bank 3000 Tasman Drive Santa Clara, CA 95054

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SCHEDULE 2.3(b)(2)

PRO-FORMA PAYMENT SCHEDULE

Splash Beverage Group, Inc.

		Mth	Date	Projected Revenue	Revenue % PMT	Projected Payment	Loan Advancement	Projected Annual Debt Service
Summary
Total Principal	$ 1,578,237	0	12/28/2020	$ 1,495,156			$ 1,578,237
Total Interest	$ 1,578,237	1	1/15/2021	$ 515,280			$ -
Total Payments	$ 3,156,473	2	2/15/2021	$ 650,666	3.75%	$ 19,323	$ -
		3	3/15/2021	$ 590,461	3.75%	$ 24,400	$ -
Projected cash-on-cash multiple	2.00x	4	4/15/2021	$ 716,918	3.75%	$ 22,142	$ -
Projected term in months	56	5	5/15/2021	$ 772,857	3.75%	$ 26,884	$ -
		6	6/15/2021	$ 721,904	3.75%	$ 28,982	$ -
Minimum Cash-on-Cash Multiple		7	7/15/2021	$ 906,154	3.75%	$ 27,071	$ -
0 - 6 Months	1.50x	8	8/15/2021	$ 1,135,995	3.75%	$ 33,981	$ -
7 - 12 Months	1.65x	9	9/15/2021	$ 1,018,753	3.75%	$ 42,600	$ -
13 - 18 Months	1.75x	10	10/15/2021	$ 1,145,833	3.75%	$ 38,203	$ -
19 - 24 Months	1.90x	11	11/15/2021	$ 1,284,320	3.75%	$ 42,969	$ -	2021
24 + Months	2.00x	12	12/15/2021	$ 1,287,536	3.75%	$ 48,162	$ -	$354,718
		13	1/15/2022	$ 725,350	3.75%	$ 48,283	$ -
Revenue Assumptions		14	2/15/2022	$ 925,158	3.75%	$ 27,201	$ -
2020	$ 1,495,156	15	3/15/2022	$ 868,334	3.75%	$ 34,693	$ -
2021	$ 10,746,678	16	4/15/2022	$ 1,061,418	3.75%	$ 32,563	$ -
2022	$ 14,114,292	17	5/15/2022	$ 1,021,501	3.75%	$ 39,803	$ -
2023	$ 17,604,053	18	6/15/2022	$ 1,066,305	3.75%	$ 38,306	$ -
2024	$ 22,744,581	19	7/15/2022	$ 1,201,146	3.75%	$ 39,986	$ -
2025	$ 17,538,995	20	8/15/2022	$ 1,121,497	3.75%	$ 45,043	$ -
		21	9/15/2022	$ 1,337,937	3.75%	$ 42,056	$ -
		22	10/15/2022	$ 1,489,320	3.75%	$ 50,173	$ -
		23	11/15/2022	$ 1,624,601	3.75%	$ 55,850	$ -	2022
		24	12/15/2022	$ 1,671,725	3.75%	$ 60,923	$ -	$514,879
		25	1/15/2023	$ 1,091,931	4.00%	$ 66,869	$ -
		26	2/15/2023	$ 1,093,943	4.00%	$ 43,677	$ -
		27	3/15/2023	$ 1,146,659	4.00%	$ 43,758	$ -
		28	4/15/2023	$ 1,200,207	4.00%	$ 45,866	$ -
		29	5/15/2023	$ 1,303,716	4.00%	$ 48,008	$ -
		30	6/15/2023	$ 1,356,693	4.00%	$ 52,149	$ -
		31	7/15/2023	$ 1,512,205	4.00%	$ 54,268	$ -
		32	8/15/2023	$ 1,490,118	4.00%	$ 60,488	$ -
		33	9/15/2023	$ 1,721,250	4.00%	$ 59,605	$ -
		34	10/15/2023	$ 1,774,138	4.00%	$ 68,850	$ -
		35	11/15/2023	$ 1,955,085	4.00%	$ 70,966	$ -	2023
		36	12/15/2023	$ 1,958,109	4.00%	$ 78,203	$ -	$692,707
		37	1/15/2024	$ 1,761,438	4.00%	$ 78,324	$ -
		38	2/15/2024	$ 1,772,418	4.00%	$ 70,458	$ -
		39	3/15/2024	$ 1,783,496	4.00%	$ 70,897	$ -
		40	4/15/2024	$ 1,882,122	4.00%	$ 71,340	$ -
		41	5/15/2024	$ 1,893,398	4.00%	$ 75,285	$ -
		42	6/15/2024	$ 1,686,826	4.00%	$ 75,736	$ -
		43	7/15/2024	$ 1,870,296	4.00%	$ 67,473	$ -
		44	8/15/2024	$ 1,878,934	4.00%	$ 74,812	$ -
		45	9/15/2024	$ 1,887,641	4.00%	$ 75,157	$ -
		46	10/15/2024	$ 1,983,867	4.00%	$ 75,506	$ -
		47	11/15/2024	$ 2,167,614	4.00%	$ 79,355	$ -	2024
		48	12/15/2024	$ 2,176,531	4.00%	$ 86,705	$ -	$901,046
		49	1/15/2025	$ 2,038,537	4.00%	$ 87,061	$ -
		50	2/15/2025	$ 2,049,981	4.00%	$ 81,541	$ -
		51	3/15/2025	$ 2,061,516	4.00%	$ 81,999	$ -
		52	4/15/2025	$ 2,173,711	4.00%	$ 82,461	$ -
		53	5/15/2025	$ 2,185,431	4.00%	$ 86,948	$ -
		54	6/15/2025	$ 2,197,244	4.00%	$ 87,417	$ -
		55	7/15/2025	$ 2,410,287	4.00%	$ 87,890	$ -
		56	8/15/2025	$ 2,422,290	4.00%	$ 96,411	$ -
			8/28/2025			$ 1,394	$ -	2025
								$693,123

34

SCHEDULE 3.1(b) SUBSIDIARIES

1.	The Company owns a 5% interest in SALT Tequila USA, LLC. The Company also owns the rights to acquire up a 37.5% interest in SALT Tequila USA, LLC. Refer to Note 9 of the Company’s Financial Statements in the Company’s Quarterly Report for the six-month period ending June 30, 2020 filed with the Securities and Exchange Commission.

2.	Splash Beverage Group, Inc., a Nevada corporation.

3.	Splash Beverage Holdings LLC, a Nevada limited liability company.

4.	Canfield Medical Supply & Services, LLC, an Ohio limited liability company.

5.	Splash International Holdings, LLC, a Nevada limited liability company.

6.	Copa di Vino Wine Group, Inc., a Nevada corporation.

35

SCHEDULE 3.1(e) COMPLIANCE WITH OTHER INSTRUMENTS

1.       See Schedule 7.7.

36

SCHEDULE 3.1(f) RELATED PARTY TRANSACTIONS

1.	In exchange for paying off the Key Bank Line of Credit, the Splash Beverage Group Inc. (the “Company”) received a secured promissory note in the amount of $68,000 from Canfield Medical Supply and Services LLC a subsidiary of the Company. In connection with the execution of the Promissory Note Michael West executed a personal guarantee in favor of the Company and Canfield Medical Supply and Services LLC executed a Security Agreement with the Company pursuant to which Canfield Medical Supply and Services LLC gave the Company a security interest in its assets and Company intends to file a UCC to evidence the security interest.

37

SCHEDULE 3.1(g) FINANCIAL STATEMENTS

See attached.

38

Splash Beverage Group, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Year Ended December 31, 2020

	Actuals (Unaudited)
	January	February	March	Q1 2020	April	May	June	Q2 2020
Net revenues	$24,916	19,486	$67,602	112,003	102596	58,087	257,087	417,722
Cost of goods sold	(17,957)	(20,321)	(68,935)	(107,214)	(97,277)	(41,847)	(96,239)	(235,363)
Negative gross margin	6,958	(835)	(1,334)	4,789	5,318	16,240	160,801	182,359

Operating expenses:
Contracted services	51,611	86,393	119,977	257,981	38,301	68,256	85,736	192,294
Salary and wages	10,492	100,653	130,531	241,676	80,745	91,984	130,332	303,060
Other general and administrative	81,155	109,053	841,055	1,031,264	104,061	(204,986)	166,068	65,142
Sales and marketing	13,298	9,127	587	23,012	788	14,773	8,669	24,230
Total operating expenses	156,557	305,226	1,092,150	1,553,934	223,895	-29,974	390,806	584,726

Loss from operations	(149,599)	(306,062)	(1,093,484)	(1,549,145)	(218,577)	46,214	(230,005)	(402,367)

Other income/(expense):
Interest income	101	—	16,050	16,151	—	—	—	—
Interest expense	—	—	(1,913,637)	(1,913,637)	—	(4,000)	21,549	17,549
Gain/Loss from debt extinguishment	—	—	—	—	—	—	—	—
Total other income/(expense)	101	—	(1,897,587)	(1,897,486)	—	(4,000)	21,549	17,549

Provision for income taxes	—	—	—	—	—	—	—	—
Net loss	($149,498)	($306,062)	($2,991,071)	($3,446,630)	($218,577)	$42,214	($208,456)	($384,818)

39

Splash Beverage Group, Inc.

Consolidated Financial Statements

December 31, 2019 and 2018

grant thornton llp 101 E KENNEDY BLVD, SUITE 3850 TAMPA, FL 33602 D +1 813 229 7201 F +1 813 223 3015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Splash Beverage Group, Inc. (formerly Canfield Medical Supply, Inc.)

Opinion on the financial statements

We have audited the accompanying consolidated balance sheet of Splash Beverage Group, Inc. (a Colorado corporation) and subsidiaries (the “Company”) as of December 31, 2018, the related consolidated statements of operations, changes in deficiency in stockholders’ equity, and cash flows for the year ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the year ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company incurred a net loss of approximately $3.8 million during the year ended December 31, 2018. This condition, along with other matters as set forth in Note 3, raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ GRANT THORNTON LLP

We served as the Company’s auditor from 2018 to 2019.

Tampa, Florida

August 18, 2020

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Splash Beverage Group, Inc.

(FKA Canfield Medical Supply, Inc.)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Splash Beverage Group, Inc. (formerly known as Canfield Medical Supply, Inc.) (the “Company”) at December 31, 2019, and the related consolidated statements operations, changes in deficiency in stockholders’ equity and cash flows for the year ended December 31, 2019, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019, and the results of its operations and its cash flows for the year ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

 The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Daszkal Bolton LLP
Daszkal Bolton LLP
April 3, 2020, except for note 1 to which the date is July 31, 2020 Boca Raton, Florida We have served as the Company’s auditor since 2020.

Splash Beverage Group, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2019 and 2018

	2019	2018
Assets
Current assets:
Cash and cash equivalents	$42,639	$938,040
Accounts receivable, net	11,430	—
Prepaid expenses	5,449	5,648
Inventory	304,012	276,788
Other receivables	7,132	5,700
Total current assets	370,662	1,226,176

Non-current assets:
Deposit	34,915	14,402
Right of use asset, net	162,008	—
Property and equipment, net	37,729	34,513
Total non-current assets	234,652	48,915

Total assets	$605,314	$1,275,091

Liabilities and Deficiency in Stockholders' Equity
Liabilities:
Current liabilities
Accounts payable and accrued expenses	$703,885	$831,070
Right of use liability – current	81,502	—
Due to related parties	429,432	302,934
Bridge loan payable, net	2,200,000	1,858,385
Related party notes payable – current	1,505,100	—
Convertible bridge loan payable – current	2,202,664	100,000
Notes payable	875,000	875,000
Royalty payable	39,000	21,062
Revenue financing arrangements	45,467	77,108
Shareholder advances	46,250	16,250
Accrued interest payable	1,604,498	1,119,909
Accrued interest payable - related parties	546,362	426,740
Total current liabilities	10,279,160	5,628,458

Long-term Liabilities:
Related party notes payable - non-current	—	1,375,100
Convertible bridge loan payable - non-current	—	2,102,664
Right of use liability – noncurrent	82,238	—
Total long-term liabilities	82,238	3,477,764

Total liabilities	10,361,398	9,106,222

Deficiency in stockholders' equity:
Common Stock, $0.001 par, 100,000,000 shares authorized, 44,021,389 and 40,165,002 issued and 43,885,096 and 39,892,417 outstanding for the years ended December 31, 2019 and 2018, respectively	44,021	40,165
Additional paid in capital	22,095,403	18,938,480
Treasury Stock, $0.001 par, 136,293 and 272,585 shares for the years ended December 31 2019 and 2018, respectively	(50,000)	(100,000)
Accumulated deficit	(31,845,506)	(26,709,776)
Total deficiency in stockholders' equity	(9,756,083)	(7,831,131)

Total liabilities and deficiency in stockholders' equity	$605,314	$1,275,091

The accompanying notes are an integral part of these consolidated financial statements.

Splash Beverage Group, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Years Ended December 31, 2019 and 2018

	2019	2018
Net revenues	$20,387	$16,176
Cost of goods sold	(245,500)	(109,706)
Negative gross margin	(225,113)	(93,530)

Operating expenses:
Contracted services	2,109,146	1,493,076
Salary and wages	1,078,730	508,769
Other general and administrative	1,006,603	888,817
Sales and marketing	67,467	112,506
Total operating expenses	4,261,946	3,003,168

Loss from operations	(4,487,059)	(3,096,698)

Other income/(expense):
Interest income	132	-
Interest expense	(665,195)	(684,833)
Gain/(loss) from debt extinguishment	16,391	(42,382)
Total other income/(expense)	(648,672)	(727,215)

Provision for income taxes	-	-

Net loss	$(5,135,731)	$(3,823,913)

Net loss per share (basic and diluted)	$(0.12)	$(0.11)

Weighted average number of common shares outstanding	42,154,947	36,108,948

The accompanying notes are an integral part of these consolidated financial statements.

Splash Beverage Group, Inc. and Subsidiaries

Consolidated Statements of Changes in Deficiency in Stockholders’ Equity

For the Year Ended December 31, 2019

							Deficiency in
	Common Stock		Treasury Stock		Additional	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Paid-In Capital	Deficit	Equity

Balances at December 31, 2017	35,150,103	$35,150	408,877	$(150,000)	$15,716,749	$(22,885,863)	$(7,283,964)

Issuance of Common stock for cash	4,878,607	4,879	—	—	2,180,444	—	2,185,323
Issuance of Common stock from treasury	136,292	136	(136,292)	50,000	49,864	—	100,000
Warrants issued with debt	—	—	—	—	991,423	—	991,423
Net loss	—	—	—	—	—	(3,823,913)	(3,823,913)

Balances at December 31, 2018	40,165,002	$40,165	272,585	$(100,000)	$18,938,480	$(26,709,776)	$(7,831,131)

Issuance of Common stock for cash	2,146,601	2,146	—	—	1,572,854	—	$1,575,000
Issuance of Common stock for services	1,709,785	1,709	—	—	1,252,914	—	1,254,623
Issuance of Common stock from treasury	—	—	(136,292)	50,000	49,900	—	99,900
Warrants issued in connection with debt modification	—	—	—	—	15,667	—	15,667
Share-based compensation	—	—	—	—	265,589	—	265,589
Net loss	—	—	—	—	—	(5,135,731)	(5,135,731)

Balances at December 31, 2019	44,021,389	$44,021	136,293	$(50,000)	$22,095,403	$(31,845,506)	$(9,756,083)

The accompanying notes are an integral part of these consolidated financial statements.

Splash Beverage Group, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

December 31, 2019 and 2018

	2019	2018
Cash Flows from Operating Activities
Net loss	$(5,135,731)	$(3,823,913)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,334	7,257
Amortization of right-of-use asset	53,194	-
Gain from debt extinguishment	(16,391)	-
Deferred loan cost amortization	-	130,055
Noncash finance charge in connection with a debt modification	15,667	-
Share-based compensation	265,589	-
Shares issued in exchange for services	1,354,503	664,815
Warrants issued for services	-	991,423
Other noncash charges	360,923	32,252
Changes in assets and liabilities:
Accounts receivable	(11,428)	-
Inventory	(27,224)	(276,788)
Prepaid expenses and other current assets	(1,233)	(20,049)
Due to related party	-	5,496
Deposits	(20,513)	-
Accounts payable and accrued expenses	(127,167)	255,352
Royalty payable	17,938	(326,750)
Accrued interest payable	604,211	(110,345)
Net cash used in operating activities	(2,658,328)	(2,471,195)

Cash Flows from Investing Activities:
Capital expenditures	(12,552)	(1,336)
Net cash used in investing activities	(12,552)	(1,336)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	1,575,000	1,398,197
Shareholder advances	153,582	-
Proceeds from issuance of debt	130,000	2,702,664
Principal repayment of debt	(31,641)	(422,425)
Debt issuance costs	-	(271,670)
Reduction of right-of-use liability	(51,462)	-
Net cash provided by financing activities	1,775,479	3,406,766

Net Decrease in Cash and Cash Equivalents	(895,401)	934,235

Cash and Cash Equivalents, beginning of year	938,040	3,805

Cash and Cash Equivalents, end of year	$42,639	$938,040

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$23,851	$586,075
Cash paid for taxes	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Notes converted to common stock	$-	$684,450
Loss on debt extinguishment	$-	$42,382

The accompanying notes are an integral part of these consolidated financial statements.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 1 – Business Organization and Nature of Operations

Splash Beverage Group (“SBG”), f/k/a Canfield Medical Supply, Inc. (the “CMS”), was incorporated in the State of Ohio on September 3, 1992, and changed domicile to Colorado on April 18, 2012. CMS is in the business of home health services, primarily the selling of durable medical equipment and medical supplies to the public, nursing homes, hospitals and other end users.

On December 31, 2019, CMS entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SBG Acquisition Inc. (“Merger Sub”), a Nevada Corporation wholly-owned by CMS, and Splash Beverage Group, Inc. a Nevada corporation (“Splash”) pursuant to which Merger Sub merged with and into Splash (the “Merger”) with Splash as the surviving company and a wholly-owned subsidiary of CMS. The Merger was consummated on March 31, 2020.

As the owners and management of Splash have voting and operating control of CMS following the Merger, the Merger transaction was accounted for as a reverse acquisition (that is with Splash as the acquiring entity), followed by a recapitalization.

As part of the recapitalization, previously issued shares of SBG preferred stock have been reflected as shares of common stock that were received in the Merger. These common shares have been retrospectively presented as outstanding for all periods.

Splash specializes in the manufacturing, distribution, and sales & marketing of various beverages across multiple channels. Splash operates in both the non-alcoholic and alcoholic beverage segments. Additionally, Splash operates its own vertically integrated B-to-B and B-to-C e-commerce distribution platform called Qplash, further expanding its distribution abilities and visibility.

On July 2, 2020, CMS received a Certificate of Good Standing from the State of Colorado. This certificate allowed us to change our name from Canfield Medical Supply, Inc. to Splash Beverage Group, Inc. a Colorado company. On July 31, 2020, we received approval from FINRA to change the Company’s name from Canfield Medical Supply, Inc. to Splash Beverage Group, Inc.

These financial statements represent the operations of SBG and do not include the operations of CMS.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

Our accounting and reporting policies conform to accounting principles generally accepted in the United States of America (“GAAP”). These consolidated financial statements include the accounts of Splash and its wholly owned subsidiaries, Splash International Holdings, LLC, Splash Beverage Holdings, LLC and Splash Mex SA de CV. All intercompany balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

We consider all highly liquid securities with an original maturity of three months or less to be cash equivalents. We had no cash equivalents at December 31, 2019. Our cash in bank deposit accounts, at times, may exceed federally insured limits of $250,000. Our bank deposit accounts in Mexico are uninsured.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are carried at their estimated collectible amounts and are periodically evaluated for collectability based on past credit history with clients and other factors. We establish provisions for losses on accounts receivable on the basis of loss experience, known and inherent risk in the account balance, and current economic conditions.  At December 31, 2019 and 2018, our accounts receivable amounts are reflected net of allowances of $11,430 and $0, respectively.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Inventory

Inventory is stated at the lower of cost or net realizable value, accounted for using the weighted average cost method. The inventory balances at December 31, 2019 and 2018 consisted of finished goods held for distribution. The cost elements in inventory consist of purchase of products, transportation, and warehousing. Inventory valuation is impacted by excess or inventory near expiration based on management’s estimates for excess or inventory near expiration based on management’s estimates of forecast turnover of inventories on hand and under contract. A significant change in the timing or level of demand for certain products as compared to forecast amounts may result in recording expense for excess or expired inventory in the future. The costs for excess inventory are included in cost of goods sold and have historically been adequate to provide for losses on inventory. We manage inventory levels and purchase commitments in an effort to maximize utilization of inventory on hand and under commitments.

Property and Equipment

We record property and equipment at cost when purchased. Depreciation is recorded for property, equipment, and software using the straight-line method over the estimated economic useful lives of assets, which range from 3-10 years. Company management reviews the recoverability of all long-lived assets, including the related useful lives, whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset might not be recoverable.

Depreciation expense totaled $19,781 and $7,257 for the years ended December 31, 2019 and 2018, respectively. Property and equipment as of December 31, 2019 and 2018 consisted of the following:

	2019	2018
Property and equipment, at cost	$88,758	$76,205
Accumulated depreciation	(51,029)	(41,692)
Property and equipment, net	$37,729	$34,513

Licensing Agreements

We capitalize the costs for our licensing agreements with ABG TapouT, LLC and Salt Tequila USA, LLC, which are amortized to expense on a straight-line basis over the term of the agreements.

The initial amount of the TapouT agreement as entered into by a related party prior to the Company’s assumption in 2013 was $4,000,000 to be paid over several years pursuant to a guaranteed minimum royalty agreement. Royalty costs incurred under the agreements, guaranteed minimum royalty amounts, are expensed as incurred. See Notes 5 and 13 for further information.

We have not made any payments to Salt Tequila USA, LLC under the licensing agreement due to the immaterial nature of our sales from the brand. See Note 10 for further information.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1	-	Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2	-	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3	-	Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The liabilities and indebtedness presented on the consolidated financial statements approximate fair values at December 31, 2019 and 2018, consistent with recent negotiations of notes payable and due to the short duration of maturities.

Convertible Instruments

U.S. GAAP requires the bifurcation of certain conversion rights contained in convertible indebtedness and account for them as free standing derivative financial instruments according to certain criteria. This criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional as that term is described under applicable U.S. GAAP.

When bifurcation is required, the embedded conversion options are bifurcated from the convertible note, resulting in the recognition of discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.  Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Convertible Instruments, continued

With respect to convertible preferred stock, we record a dividend for the intrinsic value of conversion options embedded in preferred securities based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the preferred shares.

Revenue Recognition

We recognize revenue under ASC 606, Revenue from Contracts with Customers (Topic 606). This guidance sets forth a five-step model which depicts the recognition of revenue in an amount that reflects what we expect to receive in exchange for the transfer of goods or services to customers.

We recognize revenue when our performance obligations under the terms of a contract with the customer are satisfied. Product sales occur once control of our products is transferred upon delivery to the customer. Revenue is measured as the amount of consideration that we expect to receive in exchange for transferring goods and is presented net of provisions for customer returns and allowances. The amount of consideration we receive and revenue we recognize varies with changes in customer incentives we offer to our customers and their customers. Sales taxes and other similar taxes are excluded from revenue.

Distribution expenses to transport our products, where applicable, and warehousing expense after manufacture are accounted for within operating expenses.

Cost of Goods Sold

Cost of goods sold include the costs of products, packaging, transportation, warehousing, and costs associated with valuation allowances for expired, damaged or impaired inventory.

Stock-Based Compensation

We account for stock-based compensation in accordance with ASC 718, “Compensation - Stock Compensation” and ASU 2018-07, “Improvements to Nonemployee Share-Based Payment Accounting”. Under the fair value recognition provisions, cost is measured at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period, which is generally the option vesting period. The Company uses the Black-Scholes option pricing model to determine the fair value of stock options.

Income Taxes

We use the liability method of accounting for income taxes as set forth in ASC 740, “Income Taxes”.  Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse.  We record a valuation allowance when it is not more likely than not that the deferred tax assets will be realized.

Company management assesses its income tax positions and records tax benefits for all years subject to examination based upon its evaluation of the facts, circumstances and information available at the reporting date.  In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Income Taxes, continued

For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements. Company management has determined that there are no material uncertain tax positions as of December 31, 2019 and 2018.

Advertising

We conduct advertising for the promotion of our products. In accordance with ASC 720-35, advertising costs are charged to operations when incurred; such amounts aggregated to $4,767 and $8,148 during the years ended December 31, 2019 and 2018, respectively.

Related Parties

We are indebted to certain members of our Board of Directors as of December 31, 2019 and 2018. Transactions between the Company and its Board members are summarized in Notes 4 and 9.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers” (Topic 606). This ASU supersedes the previous revenue recognition requirements in ASC Topic 605—Revenue Recognition and most industry-specific guidance. The core principle within Topic 606 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented, or (ii) retrospective application with a cumulative effect adjustment at the date of initial application.

On January 1, 2018, we adopted ASU 2014-09 Revenue from Contracts with Customers and all subsequent amendments to the ASU (collectively, “ASC 606”), using the retrospective application with a cumulative effect adjustment at the date of initial application, which (i) creates a single framework for recognizing revenue from contracts with customers that fall within its scope and (ii) revises when it is appropriate to recognize a gain (loss) from the transfer of nonfinancial asset. The adoption did not have a material effect on our Consolidated Financial Statements.

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842). We adopted the standard effective January 1, 2019 using the modified retrospective method. The adoption of this standard resulted in recognition of a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, for all leases with a term greater than 12 months. When available, we would use the rate implicit in the lease to discount lease payments to present value. However, our leases generally do not provide a readily determinable implicit rate. Therefore, our management estimates the incremental borrowing rate to discount lease payments based on the information at the lease commencement. The accounting for finance leases is substantially unchanged. Given the nature of our operation, the adoption of Topic 842 did not have a material impact on our balance sheet, statement of operations, or liquidity. Refer to Note 11 – Operating Lease Obligations for information regarding our adoption of Topic 842 and the Company’s undiscounted future lease payments and the timing of those payments.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements, continued

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

Management’s Evaluation

Management has evaluated subsequent events through the date the financial statements were issued.

Net Loss Per Share

Basic net loss per common share (“Basic EPS’’) excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the year. Diluted net loss per common share (“Diluted EPS’’) reflects the potential dilution that could occur if stock options or other contracts to issue shares of common stock were exercised or converted into common stock. The computation of Diluted EPS does not assume exercise or conversion of securities that would have an anti-dilutive effect on net loss per common share

	2019	2018
Numerator
Net loss applicable to common shareholders	$(5,135,731)	$(3,823,913)

Denominator
Weighted average number of common shares outstanding	42,154,948	36,108,948

Net loss per share (basic and diluted)	$(0.12)	$(0.11)

Note 3 – Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  Our business operations have not yet generated significant revenues, and we have sustained net losses of approximately $5.1 million and $3.8 million during the years ended December 31, 2019 and 2018, respectively, and have an accumulated deficit of approximately $35.6 million and $30.5 million as of December 31, 2019 and 2018, respectively. In addition, we have current liabilities in excess of current assets of approximately $9.8 million at December 31, 2019. Further, we are in default on approximately $3.8 million of indebtedness, including accrued interest.

Our ability to continue as a going concern in the foreseeable future is dependent upon our ability to generate revenues and obtain sufficient long-term financing to meet current and future obligations and deploy such to produce profitable operating results. Management has evaluated these conditions and plans to raise capital as needed and to generate revenues to satisfy our capital needs. No assurance can be given that we will be successful in these efforts.

These factors, among others, raise substantial doubt about our ability to continue as a going concern for a reasonable period of time. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 4 – Notes Payable, Related Party Notes Payable, Convertible Bridge Loans Payable, Revenue Financing Arrangements and Bridge Loan Payable

Notes payable are generally nonrecourse and secured by all Company owned assets.

	Interest
Notes Payable	Rate	2019	2018

In October 2013, we entered into a short-term loan agreement with an entity in the amount of $25,000. The note matured and in March 2020 the full outstanding principal balance of $25,000 and unpaid accrued interest of $11,345 was converted into 234,767 shares of common stock according to the Merger Agreement.	7%	$25,000	$25,000

In February 2014, we entered into a 12-month term loan agreement with an individual in the amount of $200,000. The note included warrants for 68,146 shares of common stock at $0.73 per share. The warrants expired on February 28, 2017 and none were exercised at that date. The note matured and remains unpaid.	15%	150,000	150,000

In March 2014, we entered into a 12-month term loan agreement with an individual in the amount of $500,000. The note included warrants for 681,461 shares of common stock at $0.92 per share. The warrants expired on February 28, 2017 and none were exercised at that date. The note matured and in March 2020 the full outstanding principal balance of $500,000 and unpaid accrued interest of $373,065 was converted into 1,124,802 shares of common stock according to the Merger Agreement.	15%	500,000	500,000

In March 2014, we entered into a short-term loan agreement with an entity in the amount of $200,000. The note included warrants for 272,584 shares of common stock at $0.92 per share. The warrants expired on February 28, 2017 and none were exercised at that date. The loans matured and remain unpaid.	8%	200,000	200,000

		$875,000	$875,000

Interest expense on notes payable was $105,966 and $115,250 for the years ended December 31, 2019 and 2018, respectively, and accrued interest was $581,693 and $475,728 as of December 31, 2019 and 2018, respectively.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 4 – Notes Payable, Related Party Notes Payable, Convertible Bridge Loans Payable, Revenue Financing Arrangements and Bridge Loan Payable, continued

	Interest
Related Parties Notes Payable	Rate	2019	2018

During 2012, we entered into two 6-month term loan agreements with an entity, totaling $150,000. The notes included warrants for 68,146 shares of common stock at $0.73 per share which expired unexercised in 2017. The note matured and in March 2020 the full outstanding principal balance of $41,500 and unpaid accrued interest of $31,515 was converted into 98,726 shares of common stock according to the Merger Agreement.	7%	$41,500	$41,500

In March 2014, we entered into a $50,000 12-month term loan agreement. The note included warrants for 136,292 shares of common stock at $0.92 per share. The warrants expired unexercised on February 28, 2017. The note matured and in March 2020 the full outstanding principal balance of $50,000 and unpaid accrued interest of $24,145 was converted into 99,252 shares of common stock according to the Merger Agreement.	8%	50,000	50,000

During 2015, we entered into a 12-month term loan agreement with an individual in the amount $250,000. The note matured and in March 2020 the full outstanding principal balance of $250,000 and unpaid accrued interest of $101,850 was converted into 98,726 shares of common stock according to the Merger Agreement.	8%	250,000	250,000

In February 2012, we entered into a loan agreement with an officer of the Company in the amount of $100. On September 25, 2018 an additional $10,500 loan agreement was entered into. The note matured and in March 2020 the full outstanding principal balance of $10,600 and unpaid accrued interest of $1,189 was converted into 15,734 shares of common stock according to the Merger Agreement.	7%	10,600	10,600

During 2013, 2014, 2015, and 2016, we entered into several 12-month term loan agreements with an officer of the Company in the amounts of $57,000, $225,000, $105,000, and $9,000, respectively. The note matured and in March 2020 the full outstanding principal balance of $396,000 and unpaid accrued interest of $146,828 was converted into 727,344 shares of common stock according to the Merger Agreement.	7%	396,000	396,000

Continued on next page

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 4 – Notes Payable, Related Party Notes Payable, Convertible Bridge Loans Payable, Revenue Financing Arrangements and Bridge Loan Payable, continued

	Interest
Related Parties Notes Payable, continued	Rate	2019	2018

During 2012, 2013, 2014, and 2016, we entered into 6-month term loan agreements with an officer of the Company in the amounts of $155,000, $210,000, $150,000 and $40,000, all respectively. The notes included warrants for issuances of 204,438 shares of common stock at $0.92 per share. The warrants expired unexercised on March 1, 2017. The note matured and in March 2020 the full outstanding principal balance of $495,000 and unpaid accrued interest of $213,010 was converted into 942,504 shares of common stock according to the Merger Agreement.	7%	495,000	495,000

During 2013, 2014 and 2017, we entered into 12-month term loan agreements with an officer of the Company in the amounts of $60,000, $50,000 and $10,000. The note matured and in March 2020 the full outstanding principal balance of $120,000 and unpaid accrued interest of $50,305 was converted into 228,328 shares of common stock according to the Merger Agreement.	7%	120,000	120,000

During 2018, we entered into a long term note payable with an entity owned by an officer for $12,000 to be payable on July 10, 2020. In March 2020 the full outstanding principal balance of $12,000 and unpaid accrued interest of $1,050 was converted into 17,407 shares of common stock according to the Merger Agreement.	12%	12,000	12,000

During 2019, we entered into a term note payable with an entity owned by an officer for $130,000 to be paid on August 8, 2019. The note matured and in March 2020 the full outstanding principal balance of $130,000 and unpaid accrued interest of $9,078 was converted into 182,525 shares of common stock according to the Merger Agreement.	12%	130,000	-

		$1,505,100	$1,375,100

Interest expense on related party notes payable was $95,183 and $99,532 for the years ended December 31, 2019 and 2018, respectively, and accrued interest was $546,362 and $426,740 as of December 31, 2019 and 2018, respectively.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 4 – Notes Payable, Related Party Notes Payable, Convertible Bridge Loans Payable, Revenue Financing Arrangements and Bridge Loan Payable, continued

	Interest
Convertible Bridge Loans Payable	Rate	2019	2018

In May 2015, we entered into a 3-month term loan agreement with an individual in the amount of $100,000. The annual interest rate for this bridge loan was 32% for the first 90 days, and 4% thereafter, compounded monthly.	See left	$100,000	$100,000

In October 2015, we entered into a 3-month term loan agreement with two individuals in the amount of $25,000. On December 26, 2018, the outstanding principal and accrued interest of $14,388 was consolidated into a new $39,388 term loan due August 26, 2020. In March 2020 the full outstanding principal balance of $39,388 and unpaid accrued interest of $5,973 was converted into 59,694 shares of common stock according to the Merger Agreement.	12%	39,388	39,388

In June 2015, we entered into a 3-month term loan with two individuals in the amount of $100,000. On December 26, 2018, the outstanding principal amount of $100,000 and accrued interest of $64,307 was consolidated into a new $164,307 term loan due August 26, 2020. In March 2020 the full outstanding principal balance of $164,307 and unpaid accrued interest of $24,916 was converted into 249,013 shares of common stock according to the Merger Agreement.	12%	164,307	164,307

Continued on next page

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 4 – Notes Payable, Related Party Notes Payable, Convertible Bridge Loans Payable, Revenue Financing Arrangements and Bridge Loan Payable, continued

	Interest
Convertible Bridge Loans Payable, continued	Rate	2019	2018

During 2016, 2017 and 2018, we entered into multiple loan agreements with an entity in varying amounts. On December 26, 2018, the outstanding principal of $235,500 and accrued interest of $155,861 was consolidated into a new $391,361 term due August 26, 2020. In March 2020 the full outstanding principal balance of $391,361 and unpaid accrued interest of $43,823 was converted into 435,184 shares of common stock according to the Merger Agreement.	12%	391,361	391,361

During 2016, we entered into 3-month term loan agreements with an individual totaling $20,000. The loan was extended to August 14, 2020. In March 2020 the full outstanding principal balance of $20,000 and unpaid accrued interest of $10,096 was converted into 41,336 shares of common stock according to the Merger Agreement.	9%	20,000	20,000

During 2014 through 2018, we entered into convertible promissory note agreements with various terms ranging from 90 days to 18 months at 18% interest with an entity which were consolidated into one loan at 12% in 2018 totaling $795,137 with a due date of August 26, 2020. In March 2020 the full outstanding principal balance of $795,137 and unpaid accrued interest of $89,037 was converted into 884,174 shares of common stock according to the Merger Agreement.	12%	795,137	795,137

During 2015 and 2016, we entered into a series of 3-month term convertible promissory note agreements at 18% interest with an entity which were consolidated into one loan at 12% in 2018 totaling $692,471 with a due date of August 26, 2020. In March 2020 the full outstanding principal balance of $692,471 and unpaid accrued interest of $77,541 was converted into 770,012 shares of common stock according to the Merger Agreement.	12%	692,471	692,471

		$2,202,664	$2,202,664

Interest expense on the convertible bridge loans payable was $310,865 and $430,317 for the years ended December 31, 2019 and 2018, respectively, and accrued interest was $439,344 and $489,015 as of December 31, 2019 and 2018, respectively.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 4 – Notes Payable, Related Party Notes Payable, Convertible Bridge Loans Payable, Revenue Financing Arrangements and Bridge Loan Payable, continued

	Interest
Revenue Financing Arrangements	Rate	2019	2018

During August 2015, we entered into a 3-month term loan agreement with an entity in the amount of $50,000, with required daily payments of $999. We entered into two additional 3-month loan agreements with the entity in 2016 in the amounts of $60,000 and $57,000, with required daily payments of $928 and $713, respectively. The term loans matured and remains unpaid.	10%	28,032	28,032

During September 2016, the Company entered into a short-term loan agreement with an entity in the amount of $55,000 with required daily payments of $929. The note was paid off in 2019.	15%	-	15,009

During November 2016, we entered into a short-term loan agreement with an entity in the amount of $55,000 with required daily payments of $1,299. The note was in default as of December 31, 2018. In 2019, we entered into a settlement agreement with monthly installment payments of $6,000. The loan is scheduled to be fully repaid in 2020.	12%	17,435	34,067

		$45,467	$77,108

Interest expense on the revenue financing arrangements was $2,577 and $11,132 for the years ended December 31, 2019 and 2018, respectively, and accrued interest was $32,154 and $126,333 as of December 31, 2019 and 2018, respectively.

Bridge Loan Payable

We issued an additional bridge loan in October 2018 for $2 million with a one-year maturity to GMA Bridge Fund LLC (“GMA”). This bridge loan contains a 10% administration fee of which the full $200,000 was accrued at December 31, 2019 and included in bridge loan payable, net. We incurred $271,670 of loan costs, which was fully amortized at December 31, 2019. Interest on the bridge loan was 0.5% monthly for the first six months and 0.75% monthly for the next six months. At the same time the debt was issued, we entered into a separate agreement in which GMA provided consulting services for one year (“Consulting Agreement”). We compensated GMA for the Consulting Agreement services by issuance of a warrant with a 5-year term to acquire 1,362,922 shares of our common stock at an exercise price of $0.007 per share. The warrant vested immediately. The value of the warrant, based on a Black-Scholes option pricing model, was $991,423 and was expensed in full in 2018. Interest expense on the bridge loan for the years ended December 31, 2019 and 2018 was $137,637 and $28,603, respectively, and accrued interest at December 31, 2019 was $166,240. As part of the merger, these warrants were retired.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 4 – Notes Payable, Related Party Notes Payable, Convertible Bridge Loans Payable, Revenue Financing Arrangements and Bridge Loan Payable, continued

Future Minimum Debt Payments

Future minimum debt payments under the Company’s outstanding loans are as follows as of December 31, 2019:

	Related
	Party	Other	Total

2020	1,505,100	5,277,664	6,782,764
Thereafter	-	-	-

Total	$1,505,100	$5,277,664	$6,782,764

Note 5 – Licensing Agreement and Royalty Payable

During 2012, we entered into an assignment agreement with ABG TapouT, LLC (“TapouT”) to obtain the licensing rights of the brand “TapouT” on energy drinks, energy shots, water, teas and sports drinks for beverages sold in the United States of America, its territories, possessions, U.S. military bases and Mexico. Under the terms of the agreement, we are required to pay ABG Tapout, LLC a 6% royalty on net sales (gross revenue less discounts and allowances). The agreement requires us to make varying guaranteed minimum royalty payments in the total amount of $3,500,000 for the initial period of 5 years beginning in 2012. The terms of the license agreement were subsequently amended on several occasions between 2012 and 2016. During April 2017, the license agreement was again amended, to extend the term through December 31, 2018 with a 5-year renewal option if $5 million of net sales were achieved in 2018. The amendment also stated we were required to make a $30,000 payment on the date of the executed amendment, monthly payments of $30,000 starting on April 30, 2017 through December 31, 2017, and monthly payments of $26,484 starting on January 31, 2018 through December 31, 2018. We did not achieve the minimum net sales requirement per the amendment terms for 2018. In 2019 the agreement was once again amended extending the term through December 31, 2019. Per the 2019 amendment, the Company is required to make twelve monthly payments of $39,000. See Note 13.

The unpaid amount of royalties was $39,000 and $21,062 as of December 31, 2019 and 2018, respectively. Guaranteed minimum royalty payments totaled $468,000 and $326,750 for the years ended December 31, 2019 and 2018, respectively, which is included in other general and administrative expenses.

Note 6 – Income Taxes

We have evaluated the positive and negative evidence in assessing the realizability of its deferred tax assets. This assessment included the evaluation of scheduled reversals of deferred tax liabilities, estimates of projected future taxable income and tax planning strategies to determine which deferred tax assets are more likely than not to be realized in the future.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 6 – Income Taxes, continued

At December 31, 2019, our net operating loss carryforward for Federal income tax purposes was approximately $23.2 million, which will be available to offset future taxable income subject to potential annual limitations. If not used, these carry forwards will begin to expire in 2032, except for the current year net operating loss generated which can be carried forward indefinitely.

There was no income tax expense or benefit for the year ended December 31, 2019 and 2018 due to the full valuation allowance recorded in each period.

The reconciliation of the income tax benefit is computed at the U.S. federal statutory rate as follows:

	2019	2018

US federal statutory tax rate	21.00%	21.00%
Permanent differences	-6.56%	-0.03%
Change in valuation allowance	-14.44%	-20.97%
Total	0.00%	0.00%

The tax effects of temporary differences which give rise to the significant portions of deferred tax assets or liabilities at December 31 are as follows:

	2019	2018

Deferred tax assets:
Net operating losses	$5,887,022	$5,315,433
Deferred rent	1,381	-
Accrued expenses/interest expense limitation	962,838	641,141
Total deferred tax assets	6,851,241	5,956,574

Deferred tax liabilities:
Depreciation	(7,354)	(7,666)
Total deferred tax liabilities	(7,354)	(7,666)
Less: valuation allowance	(6,843,887)	(5,948,908)

Total net deferred tax liabilities	$-	$-

We continually evaluate expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. The open tax years subject to examination with respect to our operations are 2015 through 2019.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 7 – Deficiency in Stockholders’ Equity

Common Stock

In 2019, we issued 1,846,078 shares of our common stock in exchange for services provided to us. The shares were valued at $0.73 per share. We recognized share-based compensation expense of $1,354,500, which is classified within the contracted services line on the Statement of Operations.

In 2018, we issued 906,090 shares of common stock valued at $0.73 per share in exchange for services provided to the Company.

On May 28, 2018, we issued to a consultant or its designees common stock equal to 718,682 shares in exchange for services provided to the Company.

In December 2018, the full outstanding principal balance of a bridge note of $175,000 and unpaid accrued interest balance of $144,410 was converted to 290,220 shares of the Company’s common stock at $1.10 per share.

In October 2018, the full outstanding principal balance of a bridge note of $200,000 and unpaid accrued interest balance of $165,040 was converted to 331,681 shares of the Company’s common stock at $1.10 per share.

Certain common shareholders have the right to exchange their common shares for shares of preferred stock or convertible debt if the Company is unable to achieve the capital raise event as defined in the Merger Agreement by September 30, 2020 (see Note 13). Shares would consist of:

•	Series A Convertible Preferred Stock – 6,276,432
•	Series B Convertible Preferred Stock – 7,653,981
•	Convertible Debt – 10,560,090

As of December 31, 2019, the convertible debt was still classified as debt on the balance sheet.

Series A and B Convertible Preferred Stock

As part of the merger consummated on March 31, 2020, all series A and B convertible preferred stock were converted to common stock. If the Company is unable to achieve the capital raise event as defined in the Merger Agreement by September 30, 2020, these shareholders can rescind their common shares back to preferred shares. Below are the new rights to these shareholders if they decide to rescind:

Series A Convertible Preferred Stock:

Rank. The Series A Preferred Stock shall rank, with respect to dividend rights and to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (each, a “Liquidation Event”), (a) senior in preference and priority to the common stock of the Company (the “Common Stock”) and any other class or series of equity security established and designated by the Board of Directors the terms of which do not expressly provide that it ranks senior in preference or priority to or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon a Liquidation Event (collectively, “Junior Securities”), (b) on parity, without preference or priority, with each other class or series of equity security established and designated by the Board of Directors the terms of which expressly provide that it ranks on parity, without preference or priority to, the Series A Preferred Stock with respect to dividend rights and rights upon a Liquidation Event (collectively, “Parity Securities”), and (c) junior in preference and priority to each other class or series of equity security established and designated by the Board of Directors the terms of which expressly provide that it ranks senior in preference or priority to the Series A Preferred Stock with respect to dividend rights and rights upon a Liquidation Event (collectively, “Senior Securities”).

Dividends. Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if declared by the Board, out of funds legally available for the payment of dividends, cumulative cash dividends at an annual rate of eight percent (8%) of the Original Issue Price per share (equal to $.08 per share per annum). Dividends shall accrue on each share of Series A Preferred Stock from the date of issuance thereof, whether paid or not, and shall be cumulative and compounded annually.

Liquidation Preference. In the event of any Liquidation Event, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of any Junior Securities by reason of their ownership thereof, an amount per share equal to one hundred fifty percent (150%) of the Series A Original Issue Price (the “Liquidation Preference”), plus the amount of accrued and unpaid dividends thereon from the Original Issue Date through the date of liquidation. If upon any such Liquidation Event the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this, the holders of shares of Series A Preferred Stock and Parity Securities shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

Conversion. The holders of Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

Optional Conversion. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Conversion Price (as defined below) in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of Series A Preferred Stock without the payment of additional consideration by the holder thereof (the “Conversion Price”) shall initially be $1.28 per share. Such initial Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. All accrued and unpaid dividends may be converted by each holder of Series A Preferred Stock into Common Stock by first determining the number of shares of Series A Preferred Stock that could be purchased based on the Series A Original Issue Price then in effect and then determining the number of shares of Common Stock such additional shares of Series A Preferred Stock are convertible into. By way of illustration only, if the accrued and unpaid dividends are equal to $100,000, then based on the Series A Original Issue Price of $1.00 and a Conversion Price of $0.85, the holders of Series A Preferred Stock would receive an additional 85,000 shares of Common Stock.

Automatic Conversion. Upon the consummation of an underwritten public offering of the Common Stock of the Company (“IPO”) , each share of Series A Preferred Stock shall automatically be converted into such number of fully paid and non-assessable shares of Common Stock at a Conversion Price equal to the lesser of (i) the Conversion Price in effect immediately prior to the consummation of the IPO or (ii) fifty percent (50%) of the public offering price of the Common Stock in the IPO. All accrued and unpaid dividends may be converted by each holder of Series A Preferred Stock into Common Stock by first determining the number of shares of Series A Preferred Stock that could be purchased based on the Series A Original Issue Price then in effect and then determining the number of shares of Common Stock such additional shares of Series A Preferred Stock are convertible into. By way of illustration only, if the accrued and unpaid dividends are equal to $100,000, then based on the Series A Original Issue Price of $1.00 and a Conversion Price of $0.85, the holders of Series A Preferred Stock would receive an additional 85,000 shares of Common Stock.

Series B Convertible Preferred Stock:

Rank. The Series B Preferred Stock shall rank, with respect to dividend rights and to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (each, a “Liquidation Event”), (a) senior in preference and priority to the common stock of the Company (the “Common Stock”) and any other class or series of equity security established and designated by the Board of Directors the terms of which do not expressly provide that it ranks senior in preference or priority to or on parity with the Series B Preferred Stock with respect to dividend rights and rights upon a Liquidation Event (collectively, “Junior Securities”), (b) on parity, without preference or priority, with the Series A Preferred Stock and with each other class or series of equity security established and designated by the Board of Directors the terms of which expressly provide that it ranks on parity, without preference or priority to, the Series B Preferred Stock with respect to dividend rights and rights upon a Liquidation Event (collectively, “Parity Securities”), and (c) junior in preference and priority to each other class or series of equity security established and designated by the Board of Directors the terms of which expressly provide that it ranks senior in preference or priority to the Series B Preferred Stock with respect to dividend rights and rights upon a Liquidation Event (collectively, “Senior Securities”).

Dividends. The holders of the Series B Preferred Stock shall be entitled to receive cash dividends, when, as and if declared by the Board, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on any other class of Preferred Stock, except for the Series A Preferred Stock which shall be paid at the same time as the Series B Preferred Stock is paid, and Common Stock of the Corporation at an annual rate of nine percent (9%) of the Original Issue Price per share (equal to $.09 per share per annum) payable out of legally available funds. Dividends shall accrue on each share of Series B Preferred Stock from the date of issuance thereof, whether paid or not, and shall be cumulative and compounded annually. Such dividends shall be payable on the first day of each January, April, July and October commencing with respect to each share of Series B Preferred Stock, on the first of such dates to occur after the issuance of such share (each such date a “Dividend Payment Date”) to the holders of record at the close of business on the fifteenth day of each December, March, June and September, respectively, subject to declaration of such dividends by the Board. All dividends paid with respect to shares of Series B Preferred Stock shall be paid pro rata to the holders entitled thereto. Dividends, if paid, must be paid, on all outstanding shares of Series B Preferred Stock contemporaneously. If any dividend shall not be paid on a Dividend Payment Date, for any reason, the right of the holders to receive such dividend shall not lapse or terminate but each such dividend shall accrue and be paid to such holders, subject to the conversion provisions below. No dividend shall be paid to the holders of any shares of Common Stock until all dividends, including accrued dividends, then owing to the holders of Series B Preferred Stock, shall have been paid in full.

Liquidation Preference. In the event of any Liquidation Event, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of any Junior Securities by reason of their ownership thereof, an amount per share equal to one hundred fifty percent (150%) of the Series B Original Issue Price (the “Liquidation Preference”), plus the amount of accrued and unpaid dividends thereon from the Original Issue Date through the date of liquidation. If upon any such Liquidation Event the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled under this Section , the holders of shares of Series B Preferred Stock and Parity Securities shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

Conversion. The holders of Series B Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

Optional Conversion. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series B Original Issue Price by the Conversion Price (as defined below) in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of Series B Preferred Stock without the payment of additional consideration by the holder thereof (the “Conversion Price”) shall initially be $1.28 per share. Such initial Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. All accrued and unpaid dividends may be converted by each holder of Series B Preferred Stock into Common Stock by first determining the number of shares of Series B Preferred Stock that could be purchased based on the Series B Original Issue Price then in effect and then determining the number of shares of Common Stock such additional shares of Series B Preferred Stock are convertible into. By way of illustration only, if the accrued and unpaid dividends are equal to $100,000, then based on the Series B Original Issue Price of $1.50 and a Conversion Price of $1.28, the holders of Series B Preferred Stock would receive an additional 78,125 shares of Common Stock.

Automatic Conversion. Upon the consummation of an underwritten public offering of the Common Stock of the Company (“IPO”), each share of Series B Preferred Stock shall automatically be converted into such number of fully paid and non-assessable shares of Common Stock at a Conversion Price equal to the lesser of (i) the Conversion Price in effect immediately prior to the consummation of the IPO or (ii) fifty percent (50%) of the public offering price of the Common Stock in the IPO. All accrued and unpaid dividends may be converted by each holder of Series B Preferred Stock into Common Stock by first determining the number of shares of Series B Preferred Stock that could be purchased based on the Series B Original Issue Price then in effect and then determining the number of shares of Common Stock such additional shares of Series B Preferred Stock are convertible into. By way of illustration only, if the accrued and unpaid dividends are equal to $100,000, then based on the Series B Original Issue Price of $1.50 and a Conversion Price of $1.28, the holders of Series B Preferred Stock would receive an additional 78,125 shares of Common Stock.

Undesignated Preferred Stock

The Company has the ability to authorize Series A and Series B Convertible Preferred Stock.

Treasury Stock

Since its inception, we have repurchased shares from our shareholders. To date, we have repurchased 1,226,630 shares, of which 817,753 have been retired.

In connection with a 2018 consulting agreement, we are committed to issue 408,877 shares held in treasury upon the occurrence of certain events or milestones. We issued, out of treasury, 136,292 shares in July 2018 and 136,292 shares in July 2019.

Warrant Issuance-Common Stock

As part of the sale and issuance of 3,913,414 shares of our Series B Convertible Preferred Stock of SBG, we issued warrants to purchase 2,666,837 shares of our common stock at a price of $1.10 per share. The warrants have a 5-year term. At December 31, 2019, there are 2,593,486 warrants outstanding with a weighted average remaining life of 0.9 years.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 8 – Share-Based Payments

Warrant Issuance-Loan Agreements

In 2014, the Company issued seven (7) warrants for the purchase of 1,362,922 shares of the Company’s common stock. The warrants were issued with various loan agreements as described above in Note 4. Two warrants for a total of 136,292 shares of common stock were issued with exercise prices of $0.73 per share and five warrants for a total of 1,226,630 shares of common stock were issued with an exercise price of $0.92 per share. The Company estimated the fair value of the warrants totaling $161,626 based on its estimate of the fair value of the Company’s common stock at the issuance date, an average risk-free interest rate of 1.69%, the estimated life of half of the term of the warrant, a zero dividend yield and, a volatility rate of 50%, which was recorded as a discount to the notes and amortized over the notes’ lives under the effective interest rate method. The fair value of the warrants were expensed over the life of the loans which was 12 months. These warrants have expired as of December 31, 2018.

Warrant Issuance-GMA Consulting Services

During 2018, we issued warrants to purchase 1,362,922 shares of our common stock at $0.007 per share as part of our consulting agreement with GMA (see Note 4), At December 31, 2019, the weighted average life of the outstanding warrants is 3.75 years.

The warrants entitle the holder to purchase one share per warrant of the Company’s common stock at a price of $0.007 per share during the five-year period commencing on October 2, 2018, or, if greater, the number of common shares with a market value equivalent to two percent of the enterprise value of the Company at an exercise price of $0.006 per share.

Stock Plan

We have adopted the 2012 Stock Incentive Plan (the “Plan”), which provides for the grant of common stock and stock options to employees. We have reserved 4,088,765 shares for issuance under the Plan. The option exercise price generally may not be less than the underlying stock’s fair market value at the date of the grant and generally have a term of ten years. On December 31, 2018, the sole option holder at the time, our CEO, exercised his options to purchase 2,657,698 shares of common stock at a purchase price of $0.12 per share, totaling $312,000, which total purchase price was paid by the cancelation of the equivalent amount of debt owed by us to the CEO. On December 7, 2019, our Board of Directors granted 1,124,410 options to certain employees and consultants. None of these options were exercised at December 31, 2019. There are 1,124,410 options issued and outstanding under the Plan at December 31, 2019. As of December 31, 2019, the total number of options available for grant is 306,657.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 8 – Share-Based Payments, continued

Stock Plan, continued

We measure employee stock-based awards at the grant-date fair value and recognizes employee compensation expense on a straight-line basis over the vesting period of the award. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions, including the fair value of our common stock, and for stock options, the expected life of the option, and expected stock price volatility and exercise price. We used the Black-Scholes option pricing model to value its stock option awards. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards. The expected life of stock options was estimated using the “simplified method,” which calculates the expected term as the midpoint between the weighted average time to vesting and the contractual maturity, we have limited historical information to develop reasonable expectations about future exercise patterns and employment duration for its stock options grants. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. For stock price volatility, we use comparable public companies as a basis for its expected volatility to calculate the fair value of options granted. The risk-free interest rate is based on U.S. Treasury notes with a term approximating the expected life of the option. The estimation of the number of stock awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from the Company’s current estimates, such amounts are recognized as an adjustment in the period in which estimates are revised.

We recognized stock-based compensation expense of $265,589 and $0 for the years ended December 31, 2019 and 2018, respectively. There was no unrecognized compensation cost related to stock option awards at December 31, 2019.

A summary of information related to stock options for the years ended December 31, 2019 and 2018 is as follows:

	December 31, 2019		December 31, 2018
		Weighted Average		Weighted Average
	Options	Exercise Price	Options	Exercise Price

Outstanding - beginning of year	-	$-	2,657,698	$0.12
Granted	1,124,410	$0.73	.
Exercised	-	$-	(2,657,698)	$(0.12)
Cancelled/forfeited	-	$-	-
Outstanding - end of year	1,124,410	$0.73	-

Exercisable at end of year	1,124,410	$0.73	-

Weighted average grant date fair value of options during year	N/A		N/A

Weighted average duration to expiration of outstanding options at year-end	5.0		N/A

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 9 – Related Parties

During the normal course of business, we incurred expenses related to services provided by our CEO or Company expenses paid by our CEO, resulting in related party payables, net of $429,432 and $302,934 as of December 31, 2019 and 2018, respectively. The related party payable to the CEO bears no interest payable and is due on demand.

During 2018, $312,000 of the related party was paid in kind as the CEO exercised 2,657,698 options to acquire common stock at $0.12 per share against the payable.

There are related party notes payable of $1,505,100 and $1,375,100 outstanding as of December 31, 2019 and 2018, respectively, as discussed in Note 4.

Note 10 – Investment in Salt Tequila USA, LLC

On December 9, 2013, we entered into a marketing and distribution agreement with SALT Tequila USA, LLC (“SALT”) in Mexico for the manufacturing of our product line. The agreement was for a one-year term with an additional two-year renewal. On December 28, 2015, the agreement was extended through 2020. In the December 9, 2013 agreement, we received a 5% ownership interest in SALT, 12 months after the date of the agreement we received an additional 5% ownership interest in SALT, and 24 months after the date of the agreement we received an additional 5% interest, resulting in a total interest of 15% in SALT. We have not recorded the cost of the investment or our share of its results of operations as the amounts are considered immaterial.

SALT also has sold product to an unrelated international alcohol distributor, American Spirits Exchange, for preliminary market testing in 9 of 16 states that they distribute to, that are government-controlled alcohol resellers. In 2018 and 2019 we had no sales of SALT Tequila. On December 31, 2018, we created a Mexican subsidiary, Splash MEX SA DE CV (“Splash Mex”) for the exporting of SALT Tequila from Mexico to the USA, South and Central Americas. Splash Mex will also act as the manufacturing and distribution agent of TapouT in Central and South Americas. Applications for the appropriate licenses required for import and wholesale of alcohol in the USA have been completed for at the Federal and State levels. These licenses will permit direct alcohol sales to distributors and wholesalers thereby limiting the use of agents for importing SALT Tequila to the USA for distribution.

Note 11 – Operating Lease Obligations

Effective July 2018, we entered into a lease agreement for the right to use and occupy office space. The lease term commenced July 1, 2018 and is scheduled to expire after 36 months, on June 30, 2021. Total rent expense for the ten months, beginning in March, in 2018 was $32,855.

Prior to the current lease, we entered into a lease agreement in 2014 for the right to use and occupy office space. The lease term commenced November 1, 2014 and was scheduled to expire after 62 months, on December 31, 2019. The lease was terminated in February 2018. Total rent expense for the two months in 2018 was $19,641.

Effective November 2019, we entered into a new lease agreement for our NY affiliate. The lease is for six months and will expire on April 30, 2020. This lease was not subjected to the new lease standard, Topic 842.

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 11 – Operating Lease Obligations, continued

Effective November 2019, we entered into a new lease with Interport Logistics, LLC. The lease term commenced on November 11, 2019 and is scheduled to expire on November 11, 2020. This lease was subjected to the new lease standard, Topic 842.

Effective May 2019, we entered into a new lease in Mexico. The lease commenced May 1, 2019 and is scheduled to expire after 24 months, on April 1, 2021. This lease was subjected to the new lease standard, Topic 842.

The following table presents a reconciliation of the undiscounted future minimum lease payments, under the leases for our office and warehouses to the amounts reported as financial lease liabilities on the consolidated balance sheet at December 31, 2019:

Undiscounted Future Minimum Lease Payments	Operating Lease

2020	$87,734
2021	59,291
Thereafter	25,911
Total	172,936
Amount representing imputed interest	(9,196)
Total operating lease liability	163,740
Current portion of operating lease liability	(81,502)
Operating lease liability, non-current	$82,238

The table below presents information for lease costs related to our operating leases at December 31, 2019:

Operating lease cost:
Amortization of leased assets	$52,692
Interest of lease liabilities	5,716
Total operating lease cost	$58,408

The table below presents lease-related terms and discount rates at December 31, 2019:

Remaining term on leases	16 to 34 months
Incremented borrowing rate	5.0%

Splash Beverage Group, Inc.

Notes to the Consolidated Financial Statements

Note 12 - Contingencies

We are a party to asserted claims and are subject to regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the outcome, if any, arising out of any such matter will have a material adverse effect on its business, financial condition or results of operations.

Litigation

On April 24, 2017, a note holder filed a complaint against the Company for a promissory note in default. The note holder is requesting summary judgment in the amount of $246,632.

Note 13 – Subsequent Events

TapouT Licensing Agreement

Effective January 1, 2020, we have amended our license agreement with TapouT as previously disclosed in Note 5. The agreement has been extended through December 31, 2022. Under the terms of the amendment, we are required to make guaranteed minimum royalty monthly payments of $45,000 through December 31, 2022. We also are required to meet a minimum net sales threshold of $9,000,000 for 2020. There can be no assurance that the net sales threshold will be achieved, or that further amendments to the agreement will be executed for it to remain effective in 2021 and later periods.

SALT Tequila Purchase Agreement

On March 26, 2020, we entered into a new amended stock sale and purchase agreement. The agreement is for $1,000,000 to be paid in 4 tranches of $250,000 and entitles us to additional equity interest in Salt Tequila USA, LLC as follows:

●	Tranche 1 – 7.5%

●	Tranche 2 – 5.0%

●	Tranche 3 – 5.0%

●	Tranche 4 – 5.0%

Once all tranches are paid-out we will have a total equity stake of 37.5% of Salt Tequila USA, LLC.

Merger with Canfield Medical Supply, Inc.

As previously described in Note 1, Splash entered into a Merger Agreement with CMS. Upon completion of the merger, the Splash shareholders collectively own, as a group, on a fully diluted basis approximately 85% of the combined company.

The Merger Agreement was consummated on March 31, 2020. As part of the merger, pursuant to a Promissory Note Conversion Agreement, all outstanding debt of Splash, except for $450,000 in principal, was converted in common shares of the combined entity. Under the Promissory Note Conversion Agreement, if the Company shall fail to raise $9,000,000 of additional capital no later than six months from the date of the Merger, then the holder may seek to rescind the Promissory Note Conversion Agreement, return the Note Conversion Shares and receive a replacement promissory note from the Company.

In addition, in connection with the Merger, pursuant to Preferred Stock Conversion Agreements, all Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, and accreted dividends of Splash were converted into common shares of the combined entity, and have been reflected as outstanding for all periods presented. Under the Preferred Stock Conversion Agreement, if the Company shall fail to raise $9,000,000 of additional capital no later than six months from the date of the Merger, then the holder may seek to rescind the Preferred Stock Conversion Agreement, return the Preferred Stock Conversion Shares and receive replacement shares of preferred stock from the Company.

Alcohol License

On February 4, 2020 we received a Florida Alcohol License. This license gives us the ability to import and sell liquor within the United States.

Warrant Expiration

Subsequent to December 31, 2019, warrants to purchase 754,741 shares of our common stock have expired.

Mezzanine Equity

As part of the merger, dated March 31, 2020, we converted the majority of our debt into equity. As stated in the debt conversion agreements, each debt holder can convert their shares back to debt if we are not able to adequately raise $9,000,000 additional capital within six months of the date of the merger. As a result, these shares have been classified as mezzanine equity in the consolidated balance sheet on March 31, 2020.

Q1 2020 Notes Received

During the first quarter of 2020, we received $1.5 million from one of our shareholders to be used to finance the operations of the Company. As part of the merger, the entire $1.5 million was converted into mezzanine equity.

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2020

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _______ to _________

Commission File No. 000-55114

SPLASH BEVERAGE GROUP, INC.

(Exact name of registrant as specified in its charter)

Colorado	34-1720075
(State or other jurisdiction of incorporation or formation)	(I.R.S. employer identification number)

1314 E Las Olas Blvd. Suite 221

Fort Lauderdale, FL 33316

(Address of principal executive offices) (Zip code)

(954) 745-5815

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

☒ Yes      ☐ No

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).

☒ Yes      ☐ No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

☐ Yes    ☒ No

Check whether the registrant has filed all documents and reports required to be filed by Sections 12, 13 or 15(d) of the Exchange Act after the distribution of securities under a plan confirmed by a court. ☐ Yes     ☐ No

As of November 13, 2020, there were 73,197,290 shares of Common Stock issued and outstanding.

SPLASH BEVERAGE GROUP, INC.

FORM 10-Q

September 30, 2020

i

PART I – FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Condensed Consolidated Balance Sheets

September 30, 2020 and December 31, 2019

(Unaudited)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash	$725,811	$42,639
Funds in Escrow	1,000,000	-
Accounts Receivable, net	547,498	11,430
Prepaid Expenses	219,575	5,449
Inventory	627,386	304,012
Other receivables	18,887	7,132
Total current assets	3,139,157	370,662

Non-current assets:
Deposit	$39,089	$34,915
Goodwill	9,448,852	-
Investment in Salt Tequila USA, LLC	250,000	-
Right of use asset, net	100,667	162,008
Property and equipment, net	59,172	37,729
Total non-current assets	9,897,780	234,652

Total assets	$13,036,937	$605,314

Liabilities and Deficiency in Stockholders’ Equity

Liabilities:
Current liabilities
Accounts payable and accrued expenses	$1,080,953	$703,885
Right of use liability - current	70,297	81,502
Due to related parties	469,904	429,432
Bridge loan payable, net	-	2,200,000
Related party notes payable	-	1,505,100
Convertible Loan Payable	100,000	2,202,664
Notes payable, current portion	703,565	875,000
Royalty payable	-	39,000
Revenue financing arrangements	-	45,467
Shareholder advances	1,103,773	46,250
Accrued interest payable	421,952	1,604,498
Accrued interest payable - related parties	-	546,362
Total current liabilities	3,950,444	10,279,160

Long-term Liabilities:
Right of use liability - noncurrent	32,940	82,238
Total long-term liabilities	32,940	82,238

Total liabilities	3,950,596	10,361,398

Common stock, (mezzanine shares) 12,605,283 shares, contingently convertible to notes payable at September 30, 2020	9,248,720	-

Deficiency in stockholders’ equity:
Common Stock, $0.001 par, 150,000,000 shares authorized, 60,574,873 and 44,021,382 shares issued 60,574,873 and 43,885,090 outstanding, at September 30, 2020 and December 31, 2019, respectively	60,575	44,021
Additional paid in capital	38,763,100	22,095,403
Treasury Stock, $0.001 par, 100,000 shares at cost	-	(50,000)
Accumulated deficit	(39,018,841)	(31,845,508)
Total deficiency in stockholders’ equity	(195,166)	(9,756,084)

Total liabilities, mezzanine shares and deficiency in stockholders’ equity	$13,036,937	$605,314

The accompanying notes are an integral part of these condensed consolidated financial statements.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Condensed Consolidated Statements of Operations

For the Three- and Nine- Months Ended September 30, 2020 and 2019

(Unaudited)

	Three months ended September 30, 2020	Three months ended September 30, 2019	Nine months ended September 30, 2020	Nine months ended September 30, 2019
Net revenues	$1,009,615	$-	$1,733,926	$47,086
Cost of goods sold	(570,979)	(13,947)	(965,966)	(88,365)
Gross margin	438,636	(13,947)	767,960	(41,279)

Operating expenses:
Contracted services	1,954,165	450,753	2,377,843	881,523
Salary and wages	442,441	171,357	1,049,130	583,619
Other general and administrative	298,277	205,300	1,487,948	507,143
Sales and marketing	38,551	20,247	85,793	52,899
Total operating expenses	2,733,434	847,657	5,000,714	2,025,184

Loss from operations	(2,294,798)	(861,604)	(4,232,754)	(2,066,463)

Other income/(expense):
Other Income	16,351	9,587	16,351	9,587
Interest income	16,354	-	32,710	-
Interest expense	(23,110)	(215,229)	(1,958,601)	(635,753)
Gain from debt extinguishment	1,521	-	36,483	-
Total other income/(expense)	11,116	(205,642)	(1,873,057)	(626,166)

Net loss	$(2,283,682)	$(1,067,246)	$(6,105,811)	$(2,692,629)

Net loss per share (basic diluted)	$(0.04)	$(0.03)	$(0.11)	$(0.07)

Weighted average number of common shares outstanding	58,397,694	40,570,619	53,108,031	41,228,247

The accompanying notes are an integral part of these condensed consolidated financial statements.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Condensed Consolidated Statement of Deficiency in Stockholders’ Equity

For the Nine months ended September 30, 2020 and 2019

(Unaudited)

							Total
	Common Stock		Treasury Stock		Additional Paid-In	Accumulated	Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balances at December 31, 2018	40,165,002	40,165	272,585	$(100,000)	$18,938,480	$(26,709,776)	$(7,831,132)

Issuance of Common stock for cash	27,258	27	-	-	19,973	-	$20,000
Issuance of Common stock for services	1,363	1	-	-	999	-	1,000
Net loss	-	-	-	-	-	(703,624)	(703,624)

Balances at March 31, 2019	40,193,623	40,193	272,585	$(100,000)	$18,959,452	$(27,413,400)	$(8,513,755)

Issuance of Common stock for cash	483,837	484	-	-	354,516	-	$355,000
Net loss	-	-	-	-	-	(921,520)	(921,520)

Balances at June 30, 2019	40,677,460	40,677	272,585	$(100,000)	$19,313,968	$(28,334,920)	$(9,080,275)

Issuance of Common stock for cash	715,534	716	-	-	524,284		$525,000
Issuance of Common stock for services	190,809	191	-	-	139,809		140,000
Issuance of Common stock from treasury	-	-	(136,292)	50,000	49,900		99,900
Net loss	-	-	-	-	-	(973,546)	(973,546)

Balances at September 30, 2019	41,583,803	41,584	136,293	$(50,000)	$20,027,962	$(29,308,466)	$(9,288,921)

							Total
	Common Stock		Treasury Stock		Additional Paid-In	Accumulated	Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balances at December 31, 2019	44,021,389	44,021	136,293	$(50,000)	$22,095,403	$(31,845,506)	$(9,756,083)

Issuance of common stock for convertible debt	-	-	-	-	145,579	-	145,579
Incremental beneficial conversion for preferred A	-	-	-	-	240,770	(240,770)	-
Issuance of warrants on convertible instruments	-	-	-	-	2,486,706	(828,903)	1,657,803
Issuance of common stock for services	817,753	818	(136,293)	50,000	549,182	-	600,000
Issuance of common stock for acquisition	11,913,200	11,913	-	-	9,161,251	-	9,173,164
Net loss	-	-	-	-	-	(3,446,630)	(3,446,630)

Balances at March 31, 2020	56,752,342	56,752	-	$-	$34,678,891	$(36,361,809)	$(1,626,167)

Issuance of warrants	-	-	-	-	77,434	-	77,434
Issuance of common stock for cash	249,912	250	-	-	142,316	-	142,566
Net loss	-	-	-	-	-	(373,350)	(373,350)

Balances at June 30, 2020	57,002,254	57,002	-	$-	$34,898,641	$(36,735,159)	$(1,779,517)

Issuance of warrants	-	-	-	-	438,431	-	1,236,254
Issuance of options	180,936	181	-	-	(181)	-	0
Issuance of common stock for services	691,945	692	-	-	1,728,588	-	1,729,280
Issuance of common stock for cash	2,699,738	2,700	-	-	1,697,621	-	902,498
Net loss	-	-	-	-	-	(2,283,682)	(2,283,682)

Balances at September 30, 2020	60,574,873	60,575	-	$-	$38,763,100	$(39,018,841)	$(195,167)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Condensed Consolidated Statement Cash Flows

For the Nine Months Ended September 30, 2020 and 2019

(Unaudited)

	Nine months ended September 30, 2020	Nine months ended September 30, 2019
Net loss	$(6,105,811)	$(2,692,629)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	26,339	7,088
Amortization of ROU Asset	61,341	-
Gain from debt extinguishment	(36,483)	-
Non-cash interest expense	590,283	-
Share-based compensation	2,329,280	532,276-
Changes in working capital items:
Accounts receivable	(243,369)	(11,510)
Inventory	(269,172)	(79,969)
Prepaid expenses and other current assets	(206,994)	(21,523)
Deposits	(4,174)	(1,013)
Accounts payable and accrued expenses	(474,940)	(224,709)
Royalty payable	(39,000)	(21,062)
Accrued interest payable	61,530	603,326
Net cash used in operating activities	(4,311,170)	(1,909,725)

Cash Flows from Investing Activities:
Capital expenditures	(9,693)	(9,942)
Investment in Salt Tequila USA, LLC	(150,000)	-
Net cash acquired in merger	72,442	-
Net cash used in investing activities	(87,251)	(9,942)

Cash Flows from Financing Activities:
Proceeds from issuance of Common stock	3,574,002	900,000
Funds placed in Escrow	(1,000,000)
Repayment of shareholder advance		-
Cash advance from shareholder	1,097,995	-
Proceeds from issuance of debt	1,470,099	130,000
Principal repayment of debt		(18,009)
Reduction of ROU Liability	(60,502)	-
Net cash provided by financing activities	5,081,594	1,011,991

Net Change in Cash	683,172	(907,676)
Cash, beginning of year	42,639	938,040

Cash, end of period	$725,811	$30,364

Supplemental Disclosure of Cash Flow Information:
Cash paid for Interest	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Notes payable and accrued interest converted to common stock (12,605,283 shares)	$9,248,720	$-
Liability issued for investment in SALT Tequila USA, LLC	$100,000	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Notes to the Condensed Consolidated Financial Statements

Note 1 – Business Organization and Nature of Operations

Splash Beverage Group (“SBG”), f/k/a Canfield Medical Supply, Inc. (the “CMS”), was incorporated in the State of Ohio on September 3, 1992, and changed domicile to Colorado on April 18, 2012. CMS is in the business of home health services, primarily the selling of durable medical equipment and medical supplies to the public, nursing homes, hospitals and other end users.

On December 31, 2019, CMS entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SBG Acquisition Inc. (“Merger Sub”), a Nevada Corporation wholly-owned by CMS, and Splash Beverage Group, Inc. a Nevada corporation (“Splash”) pursuant to which Merger Sub merged with and into Splash (the “Merger”) with Splash as the surviving company and a wholly-owned subsidiary of CMS. The Merger was consummated on March 31, 2020.

As the owners and management of Splash have voting and operating control of CMS following the Merger, the Merger transaction was accounted for as a reverse acquisition (that is with Splash as the acquiring entity), followed by a recapitalization.

As part of the recapitalization, previously issued shares of SBG preferred stock have been reflected as shares of common stock that were received in the Merger. These common shares have been retrospectively presented as outstanding for all periods.

Splash specializes in the manufacturing, distribution, and sales & marketing of various beverages across multiple channels. Splash operates in both the non-alcoholic and alcoholic beverage segments. Additionally, Splash operates its own vertically integrated B-to-B and B-to-C E-commerce distribution platform called Qplash, further expanding its distribution abilities and visibility.

On July 2, 2020, CMS received a Certificate of Good Standing from the State of Colorado. This certificate allowed us to change our name from Canfield Medical Supply, Inc. to Splash Beverage Group, Inc. a Colorado company. On July 31, 2020, we received approval from FINRA to change the Company’s name from Canfield Medical Supply, Inc. to Splash Beverage Group, Inc. Our new ticker symbol is SBEV.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

These condensed consolidated financial statements include the accounts of Splash Beverage Group and its wholly owned subsidiaries, Holdings and Splash Mex, in addition to the accounts of the CMS from March 31, 2020, the merger consummation date. All intercompany balances have been eliminated in consolidation.

Our accounting and reporting policies conform to accounting principles generally accepted in the United States of America (GAAP).

The accompanying condensed consolidated financial statements have been prepared by us without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for the nine months ended September 30, 2020 and 2019 have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. It is suggested that these condensed consolidated financial statements be read in conjunction with the consolidated financial statements and notes thereto included in our December 31, 2019 audited financial statements. The results of operations for the period ended September 30, 2020 are not necessarily indicative of the operating results for the full year.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

We consider all highly liquid securities with an original maturity of three months or less to be cash equivalents. We had no cash equivalents at September 30, 2020 or December 31, 2019.

Our cash in bank deposit accounts, at times, may exceed federally insured limits of $250,000. At September 30, 2020 we had bank accounts over the federally insured limits. Our bank deposit accounts in Mexico are uninsured.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Notes to the Condensed Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are carried at their estimated collectible amounts and are periodically evaluated for collectability based on past credit history with clients and other factors. We establish provisions for losses on accounts receivable on the basis of loss experience, known and inherent risk in the account balance, and current economic conditions.  At September 30, 2020 and December 31, 2019, our accounts receivable amounts are reflected net of allowances of $547,498 and $11,430, respectively.

Inventory

Inventory is stated at the lower of cost or net realizable value, accounted for using the weighted average cost method. The inventory balances at September 30, 2020 and December 31, 2019 consisted of finished goods held for distribution. The cost elements of inventory consist of purchase of products, transportation, and warehousing. We establish provisions for excess or inventory near expiration are based on management’s estimates of forecast turnover of inventories on hand and under contract. A significant change in the timing or level of demand for certain products as compared to forecast amounts may result in recording additional provisions for excess or expired inventory in the future. Provisions for excess inventory are included in cost of goods sold and have historically been adequate to provide for losses on inventory. We manage inventory levels and purchase commitments in an effort to maximize utilization of inventory on hand and under commitments.

Property and Equipment

We record property and equipment at cost when purchased. Depreciation is recorded for property, equipment, and software using the straight-line method over the estimated economic useful lives of assets, which range from 3-10 years. Company management reviews the recoverability of all long-lived assets, including the related useful lives, whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset might not be recoverable.

Depreciation expense totaled $7,530 and $2,377 for the three months ended September 30, 2020 and September 30, 2019, respectively. Depreciation expense totaled $26,339 and $7,088 for the nine months ended September 30, 2020 and September 30, 2019, respectively. Property and equipment as of September 30, 2020 and December 31, 2019 consisted of the following:

	September 30, 2020	December 31, 2019
Property and equipment, at cost	208,440	88,758
Accumulated depreciation	(149,268)	(51,029)
Property and equipment, net	59,172	37,729

Licensing Agreements

The initial amount of the TapouT agreement as entered into by one of the founders prior to the Company’s assumption in 2013 was $4,000,000 to be paid over several years pursuant to a guaranteed minimum royalty agreement. Royalty costs incurred under the agreements, guaranteed minimum royalty amounts, are expensed as incurred.

We have not made any payments to Salt Tequila USA, LLC under the licensing agreement due to the immaterial level of our sales to date from the brand.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Notes to the Condensed Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Fair Value of Financial Instruments

Financial Accounting Standards (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 -	Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 -	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 -	Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The liabilities and indebtedness presented on the condensed consolidated financial statements approximate fair values at September 30, 2020 and December 31, 2019, consistent with recent negotiations of notes payable and due to the short duration of maturities.

Convertible Instruments

U.S. GAAP requires the bifurcation of certain conversion rights contained in convertible indebtedness and account for them as free standing derivative financial instruments according to certain criteria. This criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional as that term is described under applicable U.S. GAAP.

When bifurcation is required, the embedded conversion options are bifurcated from the convertible note, resulting in the recognition of discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.  Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

With respect to convertible preferred stock, we record a dividend for the intrinsic value of conversion options embedded in preferred securities based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the preferred shares.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Notes to the Condensed Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Revenue Recognition

We recognize revenue under ASC 606, Revenue from Contracts with Customers (Topic 606). This guidance sets forth a five-step model which depicts the recognition of revenue in an amount that reflects what we expect to receive in exchange for the transfer of goods or services to customers.

We recognize revenue when our performance obligations under the terms of a contract with the customer are satisfied. Product sales occur once control of our products is transferred upon delivery to the customer. Revenue is measured as the amount of consideration that we expect to receive in exchange for transferring goods and is presented net of provisions for customer returns and allowances. The amount of consideration we receive and revenue we recognize varies with changes in customer incentives we offer to our customers and their customers. Sales taxes and other similar taxes are excluded from revenue.

Distribution expenses to transport our products, where applicable, and warehousing expense after manufacture are accounted for within operating expenses.

Cost of Goods Sold

Cost of goods sold include the costs of products, packaging, transportation, warehousing, and costs associated with valuation allowances for expired, damaged or impaired inventory.

Stock-Based Compensation

We account for stock-based compensation in accordance with ASC 718, “Compensation - Stock Compensation”.  Under the fair value recognition provisions, cost is measured at the grant date based on the fair value of the award and is recognized as expense ratably over the requisite service period, which is generally the option vesting period.  We use the Black-Scholes option pricing model to determine the fair value of stock options.  We early adopted ASU 2018-07, “Improvements to Nonemployee Share-Based Payment Accounting”, which aligns accounting treatment for such awards to non-employees with the existing guidance on employee share-based compensation in ASC 718.

Income Taxes

We use the liability method of accounting for income taxes as set forth in ASC 740, “Income Taxes”.  Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse.  We record a valuation allowance when it is not more likely than not that the deferred tax assets will be realized.

Company management assesses its income tax positions and records tax benefits for all years subject to examination based upon its evaluation of the facts, circumstances and information available at the reporting date.  In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information.

For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements. Company management has determined that there are no material uncertain tax positions at September 30, 2020 and December 31, 2019.

Net loss per share

The net loss per share is computed by dividing the net loss by the weighted average number of shares of common outstanding. Warrants, stock options, and common stock issuable upon the conversion of the Company's convertible debt or preferred stock (if any), are not included in the computation if the effect would be anti-dilutive.

	Three-months ending	Three-months ending	Nine-months ending	Nine-months ending
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Numerator
Net loss applicable to common shareholders	$(2,283,683)	$(1,067,246)	$(6,105,812)	$(2,692,629)

Denominator
Weighted average number of common shares outstanding	58,397,694	40,570,619	53,108,031	41,228,247

Net loss per share (basic diluted)	$(0.04)	$(0.03)	$(0.11)	$(0.07)

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Notes to the Condensed Consolidated Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Weighted average number of shares outstanding excludes anti-dilutive common stock equivalents, including warrants to purchase 3 million shares of common stock for nominal consideration.

Advertising

We conduct advertising for the promotion of our products. In accordance with ASC 720-35, advertising costs are charged to operations when incurred.

Related Parties

We are indebted to certain members of our Board of Directors at September 30, 2020 and December 31, 2019. Transactions between us and the Board members are summarized in Notes 4 and 8.

Goodwill

Goodwill represents the excess of acquisition cost over the fair value of the net assets acquired and is not subject to amortization. The Company reviews goodwill annually in the fourth quarter for impairment or when circumstances indicate carrying value may exceed the fair value. This evaluation is performed at the reporting unit level. If a qualitative assessment indicates that it is more likely than not that the fair value is less than carrying value, a quantitative analysis is completed using either the income or market approach, or a combination of both. The income approach estimates fair value based on expected discounted future cash flows, while the market approach uses comparable public companies and transactions to develop metrics to be applied to historical and expected future operating results.

Long-lived assets

The Company evaluates long-lived assets for impairment on an annual basis, when relocating or closing a facility, or when events or changes in circumstances may indicate the carrying amount of the asset group, generally an individual warehouse, may not be fully recoverable. For asset groups held and used, including warehouses to be relocated, the carrying value of the asset group is considered recoverable when the estimated future undiscounted cash flows generated from the use and eventual disposition of the asset group exceed the respective carrying value. In the event that the carrying value is not considered recoverable, an impairment loss is recognized for the asset group to be held and used equal to the excess of the carrying value above the estimated fair value of the asset group. For asset groups classified as held-for-sale (disposal group), the carrying value is compared to the disposal group’s fair value less costs to sell. The Company estimates fair value by obtaining market appraisals from third party brokers or using other valuation techniques.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability for most leases in its balance sheet.

We adopted the standard on January 1, 2019, using the modified retrospective method. The adoption of this standard resulted in recognition of a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, for all leases with a term greater than 12 months. When available, we would use the rate implicit in the lease to discount lease payments to present value. However, our leases generally do not provide a readily determinable implicit rate. Therefore, our management estimates the incremental borrowing rate to discount lease payments based on the information at the lease commencement. The accounting for finance leases is substantially unchanged. Given the nature of our operation, the adoption of Topic 842 did not have a material impact on our balance sheet, statement of income, or liquidity. Refer to Note 10 – Operating Lease Obligations for information regarding our adoption of Topic 842 and the Company’s undiscounted future lease payments and the timing of those payments.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

Note 3 – Going Concern

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  Our business operations have not yet generated significant revenues, and we have sustained net losses of approximately $6.1 million during the nine months ended September 30, 2020 and have an accumulated deficit of approximately $39.0 million at September 30, 2020. In addition, we have current liabilities in excess of current assets of approximately $0.8 million at September 30, 2020. Further, we are in default on approximately $0.9 million of indebtedness, including accrued interest.

Our ability to continue as a going concern in the foreseeable future is dependent upon our ability to generate revenues and obtain sufficient long-term financing to meet current and future obligations and deploy such to produce profitable operating results. Management has evaluated these conditions and plans to raise capital as needed and to generate revenues to satisfy our capital needs. No assurance can be given that we will be successful in these efforts.

These factors, among others, raise substantial doubt about our ability to continue as a going concern for a reasonable period of time. These condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Notes to the Condensed Consolidated Financial Statements

Note 4 – Notes Payable, Related Party Notes Payable, Convertible Bridge Loans Payable, Revenue Financing Arrangements and Bridge Loan Payable

Notes payable are generally nonrecourse and secured by all Company owned assets.

	Interest Rate	September 30, 2020	December 31, 2019
Notes Payable

In October 2013, we entered into a short-term loan agreement with an entity in the amount of $25,000. The note matured and in March 2020 the full outstanding principal balance of $25,000 and unpaid accrued interest of $11,345 was converted into 234,767 shares of common stock according to the Merger Agreement.	7%	$-	$25,000

In February 2014, we entered into a 12-month term loan agreement with an individual in the amount of $200,000. The note included warrants for 66,146 shares of common stock at $0.73 per share. The warrants expired on February 28, 2017 and none were exercised at that date. The note matured and remains in default.	15%	150,000	150,000

In March 2014, we entered into a 12-month term loan agreement with an individual in the amount of $500,000. The note included warrants for 681,461 shares of common stock at $0.92 per share. The warrants expired on February 28, 2017 and none were exercised at that date. The note matured and in March 2020 the full outstanding principal balance of $500,000 and unpaid accrued interest of $373,065 was converted into 1,124,802 shares of common stock according to the Merger Agreement.	15%	-	500,000

In March 2014, we entered into a short-term loan agreement with an entity in the amount of $200,000. The note included warrants for 272,584 shares of common stock at $0.94 per share. The warrants expired on February 28, 2017 and none were exercised at that date. The loans matured and remains in default.	8%	200,000	200,000

In May 2020, we entered into a two year loan with an entity under the Paycheck Protection Program established by the CARES Act in the amount of $159,033. The note requires monthly payments of principal and interest starting in December 2020 and maturing in May 2020. We expect $74,000 of the loan amount to be forgiven in accordance with the CARES Act.	1%	159,033	-

In June 2020, we entered into a six-month loan with an individual in the amount of $100,000. The loan matures in December 2020 with principal and interest due at maturity.	12%	100,000	-

In August 2020, we entered into a nine-month loan with a company in the amount of $112,000. The loan requires 9 amortized payments of principal and interest in the amount of $12,246.66 with the first payment due September 2020.	4.8%	99,753

		$703,565	$875,000

Interest expense on notes payable was $13,377 and $28,813 for the three months ended September 30, 2020 and 2019, respectively. Interest expense on notes payable was $73,236 and $86,439 for the nine months ended September 30, 2020 and 2019, respectively. Accrued interest was $258,738 and $581,693 at September 30, 2020 and December 31, 2019.

Concurrently with the consummation of the Merger, notes payable of $525,000 and accrued interest were converted to shares of Splash common stock, which were exchanged for Splash Beverage Group, Inc. [Formerly known as Canfield Medical Supply, Inc.] shares. Pursuant to the terms of the conversion agreements, these investors have the right to rescind the common shares received and receive replacement notes payable if we fail to raise $9 million in a secondary initial public offering by September 30, 2020 (subsequently extended to April 30, 2021). As a result, these shares are classified as mezzanine equity in our condensed consolidated balance sheet.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Notes to the Condensed Consolidated Financial Statements

Note 4 – Notes Payable, Related Party Notes Payable, Convertible Bridge Loans Payable, Revenue Financing Arrangements and Bridge Loan Payable, continued

	Interest Rate	September 30, 2020	December 31, 2019
Related Parties Notes Payable

During 2012, we entered into two 6-month term loan agreements with an entity, totaling $150,000. The notes included warrants for 68,146 shares of common stock at $0.73 per share which expired unexercised in 2017. The note matured and in March 2020 the full outstanding principal balance of $41,500 and unpaid accrued interest of $31,515 was converted into 98,726 shares of common stock according to the Merger Agreement.	7%	$-	$41,500

In March 2014, we entered into a $50,000 12-month term loan agreement. The note included warrants for 136,292 shares of common stock at $0.92 per share. The warrants expired unexercised on February 28, 2017. The note matured and in March 2020 the full outstanding principal balance of $50,000 and unpaid accrued interest of $24,145 was converted into 99,252 shares of common stock according to the Merger Agreement.	8%	-	50,000

During 2015, we entered into a 12-month term loan agreement with an individual in the amount $250,000. The note matured and in March 2020 the full outstanding principal balance of $250,000 and unpaid accrued interest of $101,850 was converted into 98,726 shares of common stock according to the Merger Agreement.	8%	-	250,000

In February 2012, we entered into a loan agreement with an officer of the Company in the amount of $100. On September 25, 2018 an additional $10,500 loan agreement was entered into. The note matured and in March 2020 the full outstanding principal balance of $10,600 and unpaid accrued interest of $1,189 was converted into 15,734 shares of common stock according to the Merger Agreement.	7%	-	10,600

During 2013, 2014, 2015, and 2016, we entered into several 12-month term loan agreements with an officer of the Company in the amounts of $57,000, $225,000, $105,000, and $9,000, respectively. The note matured and in March 2020 the full outstanding principal balance of $396,000 and unpaid accrued interest of $146,828 was converted into 727,344 shares of common stock according to the Merger Agreement.	7%	-	396,000

Continued on next page

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Notes to the Condensed Consolidated Financial Statements

Note 4 – Notes Payable, Related Party Notes Payable, Convertible Bridge Loans Payable, Revenue Financing Arrangements and Bridge Loan Payable, continued

	Interest Rate	September 30, 2020	December 31, 2019
Related Parties Notes Payable, continued

During 2012, 2013, 2014, and 2016, we entered into 6-month term loan agreements with an officer of the Company in the amounts of $155,000, $210,000, $150,000 and $40,000, all respectively. The notes included warrants for issuances of 204,438 shares of common stock at $.092 per share. The warrants expired unexercised on March 1, 2017. The note matured and in March 2020 the full outstanding principal balance of $495,000 and unpaid accrued interest of $213,010 was converted into 942,504 shares of common stock according to the Merger Agreement.	7%	-	495,000

During 2013, 2014 and 2017, we entered into 12-month term loan agreements with an officer of the Company in the amounts of $60,000, $50,000 and $10,000. The note matured and in March 2020 the full outstanding principal balance of $120,000 and unpaid accrued interest of $50,305 was converted into 228,328 shares of common stock according to the Merger Agreement.	7%	-	120,000

During 2018, we entered into a long term note payable with an entity owned by an officer for $12,000 to be payable on July 10, 2020. The note matured and in March 2020 the full outstanding principal balance of $12,000 and unpaid accrued interest of $1,050 was converted into 17,407 shares of common stock according to the Merger Agreement.	12%	-	12,000

During 2019, we entered into a term note payable with an entity owned by an officer for $130,000 to be paid on August 8, 2019. The note matured and in March 2020 the full outstanding principal balance of $130,000 and unpaid accrued interest of $9,078 was converted into 182,525 shares of common stock according to the Merger Agreement.	12%	-	130,000

		$-	$1,505,100

Interest expense on related party notes payable was $0 and $24,714 for the three months ended September 30, 2020 and 2019, respectively. Interest expense on related party notes payable was $37,967 and $74,342 for the nine months ended September 30, 2020 and 2019, respectively. Accrued interest was $0 and $546,362 as of September 30, 2020 and December 31, 2019.

Concurrently with the consummation of the Merger, notes payable of $1,505,100 and accrued interest were converted to shares of Splash common stock, which were exchanged for Splash Beverage Group, Inc. [Formerly known as Canfield Medical Supply, Inc.] shares. Pursuant to the terms of the conversion agreements, these investors have the right to rescind the common shares received and receive replacement notes payable if we fail to raise $9 million in a secondary initial public offering by September 30, 2020 (subsequently extended to April 30, 2021). As a result, these shares are classified as mezzanine equity in our condensed consolidated balance sheet.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Notes to the Condensed Consolidated Financial Statements

Note 4 – Notes Payable, Related Party Notes Payable, Convertible Bridge Loans Payable, Revenue Financing Arrangements and Bridge Loan Payable, continued

	Interest Rate	September 30, 2020	December 31, 2019
Convertible Bridge Loans Payable

In May 2015, we entered into a 3-month term loan agreement with an individual in the amount of $100,000. The annual interest rate for this bridge loan was 32% for the first 90 days, and 4% thereafter, compounded monthly. The loan remains in default.	See left	$100,000	$100,000

In October 2015, we entered into a 3-month term loan agreement with two individuals in the amount of $25,000. On December 26, 2018, the outstanding principal and accrued interest of $14,388 was consolidated into a new $39,388 term loan due August 26, 2020. In March 2020 the full outstanding principal balance of $39,388 and unpaid accrued interest of $5,973 was converted into 59,694 shares of common stock according to the Merger Agreement.	12%	-	39,388

In June 2015, we entered into a 3-month term loan with two individuals in the amount of $100,000. On December 26, 2018, the outstanding principal amount of $100,000 and accrued interest of $64,307 was consolidated into a new $164,307 term loan due August 26, 2020. In March 2020 the full outstanding principal balance of $164,307 and unpaid accrued interest of $24,916 was converted into 249,013 shares of common stock according to the Merger Agreement.	12%	-	164,307

During 2016, 2017 and 2018, we entered into multiple loan agreements with an entity in varying amounts. On December 26, 2018, the outstanding principal of $235,500 and accrued interest of $155,861 was consolidated into a new $391,361 term due August 26, 2020. In March 2020 the full outstanding principal balance of $391,361 and unpaid accrued interest of $43,823 was converted into 435,184 shares of common stock according to the Merger Agreement.	12%	-	391,361

During 2016, we entered into 3-month term loan agreements with an individual totaling $20,000. The loan was extended to August 14, 2020. In March 2020 the full outstanding principal balance of $20,000 and unpaid accrued interest of $10,096 was converted into 41,336 shares of common stock according to the Merger Agreement.	9%	-	20,000

During 2014 through 2018, we entered into convertible promissory note agreements with various terms ranging from 90 days to 18 months at 18% interest with an entity which were consolidated into one loan at 12% in 2018 totaling $795,137 with a due date of August 26, 2020. In March 2020 the full outstanding principal balance of $795,137 and unpaid accrued interest of $89,037 was converted into 884,174 shares of common stock according to the Merger Agreement.	12%	-	795,137

During 2015 and 2016, we entered into a series of 3-month term convertible promissory note agreements at 18% interest with an entity which were consolidated into one loan at 12% in 2018 totaling $692,471 with a due date of August 26, 2020. In March 2020 the full outstanding principal balance of $692,471 and unpaid accrued interest of $77,541 was converted into 770,012 shares of common stock according to the Merger Agreement.	12%	-	692,471
		$100,000	$2,202,664

During 2018, we issued convertible bridge loans payable which are convertible, at the holders’ option, into shares of our common stock.

During 2018 multiple convertible bridge loans payable to five counterparties, and related unpaid interest were consolidated into five new convertible bridge loans payable totaling $2,082,665. The notes are of varying amounts and are due in August 2020, at an interest rate of 12%. We analyzed the notes and concluded the conversion terms did not constitute beneficial conversion features. The principal amount and any accrued and unpaid interest are convertible at the conversion price of a potential future offering of the Company.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Notes to the Condensed Consolidated Financial Statements

Note 4 – Notes Payable, Related Party Notes Payable, Convertible Bridge Loans Payable, Revenue Financing Arrangements and Bridge Loan Payable, continued

Interest expense on the convertible bridge loans payable was $8,000 and $70,480 for the three months ended September 30, 2020 and 2019, respectively. Interest expense on the convertible bridge loans payable was $109,785 and $140,960 for the nine months ended September 30, 2020 and 2019, respectively. Accrued interest was $163,215 and $439,344 as of September 30, 2020 and December 31, 2019.

On April 24, 2017, a note holder filed a complaint against the Company for a promissory note in default. The note holder is requesting summary judgment in the amount of $263,215.

Concurrently with the consummation of the Merger, notes payable of $2,102,664 and accrued interest were converted to shares of Splash common stock, which were exchanged for Splash Beverage Group, Inc. [Formerly known as Canfield Medical Supply, Inc.] shares. Pursuant to the terms of the conversion agreements, these investors have the right to rescind the common shares received and receive replacement notes payable if we fail to raise $9 million in a secondary initial public offering by September 30, 2020 (subsequently extended to April 30, 2021). As a result, these shares are classified as mezzanine equity in our condensed consolidated balance sheet.

	Interest Rate	September 30, 2020	December 31, 2019
Revenue Financing Arrangements

During August 2015, we entered into a 3-month term loan agreement with an entity in the amount of $50,000, with required daily payments of $999. we entered into two additional 3-month loan agreements with the entity in 2016 in the amounts of $60,000 and $57,000, with required daily payments of $928 and $713, respectively. The term loans matured and remains in default.	10%	28,032	28,032

During November 2016, we entered into a short-term loan agreement with an entity in the amount of $55,000 with required daily payments of $1,299. The note was in default as of December 31, 2018. In 2019, we entered into a settlement agreement with monthly installment payments of $6,000. The loan is scheduled to be fully repaid in 2020.	12%	17,435	17,435
		$45,464	$45,464

Interest expense on the revenue financing arrangements was $25,067 and $1,723 for the nine months ended September 30, 2020 and 2019, respectively. Accrued interest was $0 and $32,154 at September 30, 2020 and December 31, 2019.

Bridge Loan Payable

We issued an additional bridge loan in October 2018 for $2 million with a one-year maturity to GMA Bridge Fund LLC (“GMA”). This bridge loan contains a 10% administration fee of which the full $200,000 was accrued at December 31, 2019 and included in bridge loan payable, net. We incurred $271,670 of loan costs, which was fully amortized at December 31, 2019. Interest on the bridge loan was 0.5% monthly for the first six months and 0.75% monthly for the next six months. At the same time the debt was issued, we entered into a separate agreement in which GMA provided consulting services for one year (“Consulting Agreement”). We compensated GMA for the Consulting Agreement services by issuance of a warrant with a 5-year term to acquire 1,362,922 shares of our common stock at an exercise price of $0.01 per share. The warrant vested immediately. The value of the warrant, based on a Black-Scholes option pricing model, was $991,423 and was expensed in full in 2018. Interest expense on the bridge loan for the nine months ended September 30, 2020 was $0 and accrued interest at September 30, 2020 was $0.

As part of GMA’s conversion agreement, we replaced the original warrants to purchase 1 million shares and granted additional warrants. To purchase 1 million shares. The value of the warrants based on a Black-Scholes option pricing model, was $1,657,805, and was expensed.

Concurrently with the consummation of the Merger, the $2,500,000 note payable of was converted to shares of Splash common stock, which were exchanged for Splash Beverage Group, Inc. [Formerly known as Canfield Medical Supply, Inc.] shares. Pursuant to the terms of the conversion agreements, GMA has the right to rescind the common shares received and receive replacement notes payable if we fail to raise $9 million in a secondary initial public offering by September 30, 2020 (subsequently extended to April 30, 2021). As a result, these shares are classified as mezzanine equity in our condensed consolidated balance sheet.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Notes to the Condensed Consolidated Financial Statements

Note 5 – Licensing Agreement and Royalty Payable

We have a licensing agreement with ABG TapouT, LLC (“TapouT”), providing us with licensing rights to the brand “TapouT” on energy drinks, energy shots, water, teas and sports drinks for beverages sold in the United States of America, its territories, possessions, U.S. military bases and Mexico. Under the terms of the agreement, we are required to pay a 6% royalty on net sales, as defined. In 2020 and 2019, we are required to make monthly payments of $45,000 and $39,000, respectively.

There were no unpaid royalties at September 30, 2020. Guaranteed minimum royalty payments totaled $135,000 and $117,000 for the three months ended September 30, 2020 and 2019, which is included in general and administrative expenses. Guaranteed minimum royalty payments totaled $405,000 and $351,000 for the nine months ended September 30, 2020 and 2019, which is included in general and administrative expenses.

Note 6 – Deficiency in Stockholders’ Equity

Series A and B Convertible Preferred Stock

As part of the merger consummated on March 31, 2020, all series A and B convertible preferred stock were converted to common stock. If the Company is unable to achieve the capital raise event as defined in the Merger Agreement by September 30, 2020 (subsequently extended to April 30, 2021), these shareholders can rescind their common shares back to preferred shares. Below are the new rights to these shareholders if they decide to rescind:

Series A Convertible Preferred Stock:

Rank. The Series A Preferred Stock shall rank, with respect to dividend rights and to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (each, a “Liquidation Event”), (a) senior in preference and priority to the common stock of the Company (the “Common Stock”) and any other class or series of equity security established and designated by the Board of Directors the terms of which do not expressly provide that it ranks senior in preference or priority to or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon a Liquidation Event (collectively, “Junior Securities”), (b) on parity, without preference or priority, with each other class or series of equity security established and designated by the Board of Directors the terms of which expressly provide that it ranks on parity, without preference or priority to, the Series A Preferred Stock with respect to dividend rights and rights upon a Liquidation Event (collectively, “Parity Securities”), and (c) junior in preference and priority to each other class or series of equity security established and designated by the Board of Directors the terms of which expressly provide that it ranks senior in preference or priority to the Series A Preferred Stock with respect to dividend rights and rights upon a Liquidation Event (collectively, “Senior Securities”).

Dividends. Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if declared by the Board, out of funds legally available for the payment of dividends, cumulative cash dividends at an annual rate of eight percent (8%) of the Original Issue Price per share (equal to $.08 per share per annum). Dividends shall accrue on each share of Series A Preferred Stock from the date of issuance thereof, whether paid or not, and shall be cumulative and compounded annually.

Liquidation Preference. In the event of any Liquidation Event, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of any Junior Securities by reason of their ownership thereof, an amount per share equal to one hundred fifty percent (150%) of the Series A Original Issue Price (the “Liquidation Preference”), plus the amount of accrued and unpaid dividends thereon from the Original Issue Date through the date of liquidation. If upon any such Liquidation Event the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this, the holders of shares of Series A Preferred Stock and Parity Securities shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

Conversion. The holders of Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

Optional Conversion. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Conversion Price (as defined below) in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of Series A Preferred Stock without the payment of additional consideration by the holder thereof (the “Conversion Price”) shall initially be $1.28 per share. Such initial Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. All accrued and unpaid dividends may be converted by each holder of Series A Preferred Stock into Common Stock by first determining the number of shares of Series A Preferred Stock that could be purchased based on the Series A Original Issue Price then in effect and then determining the number of shares of Common Stock such additional shares of Series A Preferred Stock are convertible into. By way of illustration only, if the accrued and unpaid dividends are equal to $100,000, then based on the Series A Original Issue Price of $1.00 and a Conversion Price of $0.85, the holders of Series A Preferred Stock would receive an additional 85,000 shares of Common Stock.

Automatic Conversion. Upon the consummation of an underwritten public offering of the Common Stock of the Company (“IPO”) , each share of Series A Preferred Stock shall automatically be converted into such number of fully paid and non-assessable shares of Common Stock at a Conversion Price equal to the lesser of (i) the Conversion Price in effect immediately prior to the consummation of the IPO or (ii) fifty percent (50%) of the public offering price of the Common Stock in the IPO. All accrued and unpaid dividends may be converted by each holder of Series A Preferred Stock into Common Stock by first determining the number of shares of Series A Preferred Stock that could be purchased based on the Series A Original Issue Price then in effect and then determining the number of shares of Common Stock such additional shares of Series A Preferred Stock are convertible into. By way of illustration only, if the accrued and unpaid dividends are equal to $100,000, then based on the Series A Original Issue Price of $1.00 and a Conversion Price of $0.85, the holders of Series A Preferred Stock would receive an additional 85,000 shares of Common Stock.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Notes to the Condensed Consolidated Financial Statements

Note 6 – Deficiency in Stockholders’ Equity, continued

Series B Convertible Preferred Stock:

Rank. The Series B Preferred Stock shall rank, with respect to dividend rights and to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (each, a “Liquidation Event”), (a) senior in preference and priority to the common stock of the Company (the “Common Stock”) and any other class or series of equity security established and designated by the Board of Directors the terms of which do not expressly provide that it ranks senior in preference or priority to or on parity with the Series B Preferred Stock with respect to dividend rights and rights upon a Liquidation Event (collectively, “Junior Securities”), (b) on parity, without preference or priority, with the Series A Preferred Stock and with each other class or series of equity security established and designated by the Board of Directors the terms of which expressly provide that it ranks on parity, without preference or priority to, the Series B Preferred Stock with respect to dividend rights and rights upon a Liquidation Event (collectively, “Parity Securities”), and (c) junior in preference and priority to each other class or series of equity security established and designated by the Board of Directors the terms of which expressly provide that it ranks senior in preference or priority to the Series B Preferred Stock with respect to dividend rights and rights upon a Liquidation Event (collectively, “Senior Securities”).

Dividends. The holders of the Series B Preferred Stock shall be entitled to receive cash dividends, when, as and if declared by the Board, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend on any other class of Preferred Stock, except for the Series A Preferred Stock which shall be paid at the same time as the Series B Preferred Stock is paid, and Common Stock of the Corporation at an annual rate of nine percent (9%) of the Original Issue Price per share (equal to $.09 per share per annum) payable out of legally available funds. Dividends shall accrue on each share of Series B Preferred Stock from the date of issuance thereof, whether paid or not, and shall be cumulative and compounded annually. Such dividends shall be payable on the first day of each January, April, July and October commencing with respect to each share of Series B Preferred Stock, on the first of such dates to occur after the issuance of such share (each such date a “Dividend Payment Date”) to the holders of record at the close of business on the fifteenth day of each December, March, June and September, respectively, subject to declaration of such dividends by the Board. All dividends paid with respect to shares of Series B Preferred Stock shall be paid pro rata to the holders entitled thereto. Dividends, if paid, must be paid, on all outstanding shares of Series B Preferred Stock contemporaneously. If any dividend shall not be paid on a Dividend Payment Date, for any reason, the right of the holders to receive such dividend shall not lapse or terminate but each such dividend shall accrue and be paid to such holders, subject to the conversion provisions below. No dividend shall be paid to the holders of any shares of Common Stock until all dividends, including accrued dividends, then owing to the holders of Series B Preferred Stock, shall have been paid in full.

Liquidation Preference. In the event of any Liquidation Event, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of any Junior Securities by reason of their ownership thereof, an amount per share equal to one hundred fifty percent (150%) of the Series B Original Issue Price (the “Liquidation Preference”), plus the amount of accrued and unpaid dividends thereon from the Original Issue Date through the date of liquidation. If upon any such Liquidation Event the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled under this Section , the holders of shares of Series B Preferred Stock and Parity Securities shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

Conversion. The holders of Series B Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

Optional Conversion. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series B Original Issue Price by the Conversion Price (as defined below) in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of Series B Preferred Stock without the payment of additional consideration by the holder thereof (the “Conversion Price”) shall initially be $1.28 per share. Such initial Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. All accrued and unpaid dividends may be converted by each holder of Series B Preferred Stock into Common Stock by first determining the number of shares of Series B Preferred Stock that could be purchased based on the Series B Original Issue Price then in effect and then determining the number of shares of Common Stock such additional shares of Series B Preferred Stock are convertible into. By way of illustration only, if the accrued and unpaid dividends are equal to $100,000, then based on the Series B Original Issue Price of $1.50 and a Conversion Price of $1.28, the holders of Series B Preferred Stock would receive an additional 78,125 shares of Common Stock.

Automatic Conversion. Upon the consummation of an underwritten public offering of the Common Stock of the Company (“IPO”), each share of Series B Preferred Stock shall automatically be converted into such number of fully paid and non-assessable shares of Common Stock at a Conversion Price equal to the lesser of (i) the Conversion Price in effect immediately prior to the consummation of the IPO or (ii) fifty percent (50%) of the public offering price of the Common Stock in the IPO. All accrued and unpaid dividends may be converted by each holder of Series B Preferred Stock into Common Stock by first determining the number of shares of Series B Preferred Stock that could be purchased based on the Series B Original Issue Price then in effect and then determining the number of shares of Common Stock such additional shares of Series B Preferred Stock are convertible into. By way of illustration only, if the accrued and unpaid dividends are equal to $100,000, then based on the Series B Original Issue Price of $1.50 and a Conversion Price of $1.28, the holders of Series B Preferred Stock would receive an additional 78,125 shares of Common Stock.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Notes to the Condensed Consolidated Financial Statements

Common Stock

In 2019, we issued 1,846,078 shares of our common stock in exchange for services provided to us. The shares were valued at $0.73 per share. We recognized share-based compensation expense of $1,354,500, which is classified within the contracted services line on the Statement of Operations.

In Q3 2020, we entered into multiple subscription agreements for $3,429,601 in exchange for 3,391,683 of our common stock.

In Q3 2020, we issued 490,652 shares to an existing shareholder under a 3-year consulting agreement dated December 2019. The shareholder fulfilled his deliverables in full and the board approved issuing the shares early.

Private Placement Memorandum (PPM)

Our Board of Directors has determined that it is in the best interests of the Corporation and its stockholders to obtain working capital by conducting a private placement offering of 2,790,909 shares of the common stock of the Company, no par value per share at a purchase price of $1.10 per share for aggregate gross proceeds of $3,070,000. As part of the PPM, each common share holds one-half warrant. We will issue all shares for subscription agreements executed after September 30, 2020, in Q4 2020.

Treasury Stock

Since its inception, we have repurchased shares from our shareholders. To date, we have repurchased 1,226,630 shares, of which 817,753 have been retired.

In connection with a 2018 consulting agreement, we were committed to issue the 408,877 shares held in treasury upon the occurrence of certain events or milestones. We issued 136,292 shares in July 2018, 136,292 shares in July 2019 and 136,292 shares on March 31, 2020.

Warrant Issuance-Common Stock

As part of the sale and issuance of 4,088,765 shares of our Series A Convertible Preferred Stock, we issued 4,088,765 warrants to purchase shares of our common stock at a price of $0.73 per share. The warrants had a five-year term and expired during 2019.

As an incentive to convert their Series A preferred stock we issued 1,000,000 new warrants to purchase shares of SBG common stock at $0.18 per share. Concurrently with the consummation of the Merger, these warrants were exchanged for 1,362,922 of Splash Beverage Group, Inc. [Formerly known as Canfield Medical Supply, Inc.] shares. These warrants have a 3-year term.

Warrant Issuance-Common Stock

As part of the sale and issuance of 5,333,675 shares of our Series B Convertible Preferred Stock, we issued 2,666,839 warrants to purchase shares our common stock at a price of $1.10 per share. The warrants have a 5-year term. At September 30, 2020, there are 935,386 warrants outstanding.

As part of the sale of 300,000 shares of common stock, we issued 975,000 warrants to purchase shares of our common stock at a price of $0.25 per share. These warrants have a 3-year term. In Q3 2020, the holder exercised all of his warrants and received 975,000 shares of the Company’s common stock.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Notes to the Condensed Consolidated Financial Statements

Note 7 – Share-Based Payments

Warrant Issuance-GMA Consulting Services

We issued 1,362,922 warrants to purchase shares of our common stock at $0.007 per share as part of our consulting agreement with GMA, at December 31, 2019, the weighted average life of the outstanding warrants is 3.75 years.

The warrants entitle the holder to purchase one share per warrant of the Company’s common stock at a price of $0.01 per share during the five-year period commencing on October 2, 2018, or, if greater, the number of common shares with a market value equivalent to two percent of the enterprise value of the Company at an exercise price of $0.008 per share.

As an incentive for GMA to convert their debt and accrued interest into shares of common stock, we retired the original 1,362,922 warrants and issued 2,725,844 pre-merger new warrants to purchase shares of our common stock at $0.18 per share. These warrants have a 3-year term.

Stock Plan

We have adopted the 2012 Stock Incentive Plan for SBG (the “Plan”), which provides for the grant of common stock and stock options to employees. We have reserved 4,088,765 shares for issuance under the Plan. The option exercise price generally may not be less than the underlying stock’s fair market value at the date of the grant and generally have a term of ten years. On December 31, 2018, the sole option holder at the time, our CEO, exercised his options to purchase 2,657,698 shares of common stock at a purchase price of $0.12 per share, totaling $312,000, which total purchase price was paid by the cancelation of the equivalent amount of debt owed by us to the CEO. On December 7, 2019, our Board of Directors granted 1,124,410 options to certain employees and consultants. None of these options were exercised at September 30, 2020. There are 1,124,410 options issued and outstanding under the Plan at September 30, 2020. As of September 30, 2020, the total number of options available for grant is 306,657.

We measure employee stock-based awards at the grant-date fair value and recognizes employee compensation expense on a straight-line basis over the vesting period of the award. Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions, including the fair value of our common stock, and for stock options, the expected life of the option, and expected stock price volatility and exercise price. We used the Black-Scholes option pricing model to value its stock option awards. The assumptions used in calculating the fair value of stock- based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards. The expected life of stock options was estimated using the “simplified method,” which calculates the expected term as the midpoint between the weighted average time to vesting and the contractual maturity, we have limited historical information to develop reasonable expectations about future exercise patterns and employment duration for its stock options grants. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. For stock price volatility, we use comparable public companies as a basis for its expected volatility to calculate the fair value of options granted. The risk-free interest rate is based on U.S. Treasury notes with a term approximating the expected life of the option. The estimation of the number of stock awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from the Company’s current estimates, such amounts are recognized as an adjustment in the period in which estimates are revised.

We recognized stock-based compensation expense of $265,589 for the year ended December 31, 2019. There was no unrecognized compensation cost related to stock option awards at September 30, 2020.

Concurrently with the consummation of the Merger, options to purchase 825,000 SBG shares were converted to options to purchase 1,124,410 Splash Beverage Group, Inc. [Formerly known as Canfield Medical Supply, Inc.] shares.

		Weighted Average
	Options	Exercise Price

Outstanding - beginning of year	1,124,410	$0.77
Granted	-
Exercised	-	$-
Cancelled/forfeited	-	$-
Outstanding - September 30, 2020	1,124,410	$0.77

Exercisable at September, 30 2020	1,124,410	$0.77

Weighted average grant date fair value of options during year	N/A

Weighted average duration to expiration of outstanding options at September 30, 2020	4.3

In August 2020, we adopted a new incentive plan. The 2020 Long-Term Incentive Compensation Plan (the “Plan”) is established by Splash Beverage Group, Inc., a Colorado corporation (the “Company”), to create incentives which are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success. Toward these objectives, the Plan provides for the grant of Options, Restricted Stock Awards, Stock Appreciation Rights (“SARs”), Performance Units and Performance Bonuses to Eligible Employees and the grant of Nonqualified Stock Options, Restricted Stock Awards, SARs and Performance Units to Consultants and Eligible Directors, subject to the conditions set forth in the Plan. At September 30, 2020, no awards have been granted by the board of directors.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Notes to the Condensed Consolidated Financial Statements

Note 8 – Related Parties

During the normal course of business, we incurred expenses related to services provided by our CEO or Company expenses paid by our CEO, resulting in related party payables, net of $469,904 as of September 30, 2020. The related party payable to the CEO bears no interest payable and is due on demand. We also assumed a $50,000 note for the President of WesBev who is the majority shareholder of Splash Beverage Group, Inc. [Formerly known as Canfield Medical Supply, Inc.].

There are related party notes payable of $0 outstanding as of September 30, 2020 as discussed in Note 4.

Note 9 – Investment in Salt Tequila USA, LLC

On December 9, 2013, we entered into a marketing and distribution agreement with SALT Tequila USA, LLC (“SALT”) in Mexico for the manufacturing of our product line. The agreement was for a one-year term with an additional two-year renewal. On December 28, 2015, the agreement was extended through 2020. In the December 9, 2013 agreement, we received a 5% ownership interest in SALT, 12 months after the date of the agreement we received an additional 5% ownership interest in SALT, and 24 months after the date of the agreement we received an additional 5% interest, resulting in a total interest of 15% in SALT. We have not recorded the cost of the investment or our share of its results of operations as the amounts are considered immaterial.

SALT also has product at a unrelated international alcohol distributor, American Spirits Exchange, for preliminary market testing in 9 of 16 states that they distribute to, that are government-controlled alcohol resellers. In 2019 we had no sales for SALT Tequila. On December 31, 2018, we created a Mexican subsidiary, Splash MEX SA DE CV (“Splash Mex”) for the exporting of SALT Tequila from Mexico to the USA, South and Central Americas. Splash Mex will also act as the manufacturing and distribution agent of TapouT in Central and South Americas. Applications for the appropriate licenses required for import and wholesale of alcohol in the USA have been completed for at the Federal and State levels. These licenses will permit direct alcohol sales to distributors and wholesalers thereby limiting the use of agents for importing SALT Tequila to the USA for distribution.

On March 26, 2020, we entered into a new amended stock sale and purchase agreement. The agreement is for $1,000,000 to be paid in 4 tranches of $250,000 and entitles us to additional equity interest in Salt Tequila USA, LLC as follows:

●	Tranche 1 – 7.5%

●	Tranche 2 – 5.0%

●	Tranche 3 – 5.0%

●	Tranche 4 – 5.0%

Once all tranches are paid-out we will have a total equity stake of 37.5% of Salt Tequila USA, LLC.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Notes to the Condensed Consolidated Financial Statements

Note 10 – Operating Lease Obligations

Effective July 2018, we entered into a lease agreement for the right to use and occupy office space. The lease term commenced July 1, 2018 and is scheduled to expire after 36 months, on June 30, 2021.

Prior to the current lease, we entered into a lease agreement in 2014 for the right to use and occupy office space. The lease term commenced November 1, 2014 and was scheduled to expire after 62 months, on March 31, 2020. The lease was terminated in February 2018.

Effective November 2019, we entered into a new lease agreement for our NY affiliate. The lease was for six months and had expired on April 30, 2020. This lease was not subjected to the new lease standard, Topic 842.

Effective November 2019, we entered into a new lease with Interport Logistics, LLC. The lease term commenced on November 11, 2019 and is scheduled to expire on November 11, 2020.

Effective May 2019, we entered into a new lease in Mexico. The lease commenced May 1, 2019 and is scheduled to expire after 24 months, on April 1, 2021.

The following table presents the discounted present value of minimum lease payments for our office and warehouses to the amounts reported as financial lease liabilities on the condensed consolidated balance sheet at September 30, 2020:

Undiscounted Future Minimum Lease Payments	Operating Lease

2020	$22,172
2021	59,291
Thereafter	25,910
Total	107,372
Amount representing imputed interest	(4,136)
Total operating lease liability	103,237
Current portion of operating lease liability	70,297
Operating lease liability, non-current	$32,940

The table below presents information for lease costs related to our operating leases at September 30, 2020:

Operating lease cost:
Amortization of leased assets	$114,032
Interest of lease liabilities	10,776
Total operating lease cost	$124,808

The table below presents lease-related terms and discount rates at September 30, 2020:

Remaining term on leases	9 to 25 months
Incremented borrowing rate	5.0%

Note 11 – Line of Credit

At September 30, 2020 SBG owed $68,000 to a financial institution under a revolving line of credit.. The line of credit is secured by the assets of SBG is due on demand, and bears interest at variable rates approximately 6.1% at September 30, 2020. Interest expense under the note was approximately $300 during the three months ended September 30, 2020. Interest expense under the note was approximately $2,300 during the nine months ended September 30, 2020.

Note 12 – PPP Loan

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond the point of origin. On March 20, 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

In response to the COVID-19 outbreak in the United States, the CARES Act (the “Act”) was passed by Congress and signed into law on March 27, 2020. In connection with the CARES Act, the Company and its subsidiary applied for and received loans with an original aggregate principal balance of approximately $158,000. These loans and interest will be forgiven as long as the funds are used for qualifying expenditures as outlined in the Act. The loans bear interest at 1%, with an 18 month term, and has a 6-month initial payment deferral.

Splash Beverage Group, Inc.

[f/k/a Canfield Medical Supply, Inc.]

Notes to the Condensed Consolidated Financial Statements

Note 13 – Business Combinations

As stated in Note 1, we consummated the merger of SBG on March 31, 2020 which was accounted for as a reverse merger.

The value of our merger was approximately $9.2 million based on the valuation of the SBG equity on the date of consummation.

The following summarizes our allocation of the purchase price for the acquisition:

Cash and cash equivalents	$72,442
Accounts receivable	$311,586
Inventory	$21,415
Property and equipment	$38,110
Goodwill	$9,448,832
Accounts payable, accrued expenses and other liabilities	$719,221
Purchase price	$9,173,164

Note 14 – Segment Reporting

The Company evaluates segment reporting in accordance with the FASB Accounting Standards Codification Topic 280, Segment Reporting, each reporting period, including evaluating the reporting package reviewed by the Chief Executive Officer and Chief Financial Officer.

	Three-Months Ending		Nine-Months Ending
Revenue	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Splash Beverage Group	91,778	-	213,174	14,445
B2C Business	601,196	-	1,004,536	32,641
Medical Devices	316,641	-	516,217	-

Total Revenues	1,009,615	-	1,733,926	47,086

Total assets	Sep-20	Dec-19
Splash Beverage Group	2,725,853	446,288
B2C Business	435,933	159,026
Medical Devices	9,875,151	-

Total Assets	13,036,937	605,314

Note 15 – Commitment and Contingencies

We are a party to asserted claims and are subject to regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but we do not anticipate that the outcome, if any, arising out of any such matter will have a material adverse effect on its business, financial condition or results of operations.

Capital Raise

In connection with the merger we are committed to our previous preferred stock and debt holders to raise $9 million in a secondary IPO, private placement and debt as defined in the agreements. There cannot be any assurance that we will raise this capital as required.

Stock Price Guarantee

We have a commitment to issue additional shares associated with specific stock price guarantee granted to an investor. See Note 4.

Note 16 – Subsequent Events

Subscription Agreements

In Q4 2020, we entered into multiple subscription agreements for $1,895,000 in exchange for 1,722,727 of our common stock at $1.10 per share as well as warrants to purchase 861,361 shares of our common stock at $1.10 per share.

2020 Incentive Plan

In October 2020, our board approved the granting of both shares and warrants to purchase shares to existing employees as well as consultants.

International Distribution Agreement

The Company entered into a distribution agreement with China-based American Software Capital (“ASC”), resulting in securing distribution and Manufacturing capabilities in Greater China for its TapouT Performance brand and distribution for its SALT Naturally Flavored Tequila brand.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement Regarding Forward-Looking Statements

The information in this discussion may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties, including statements regarding our capital needs, business strategy and expectations. Any statements that are not of historical fact may be deemed to be forward-looking statements. These forward-looking statements involve substantial risks and uncertainties. In some cases you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue”, the negative of the terms or other comparable terminology. Actual events or results may differ materially from the anticipated results or other expectations expressed in the forward-looking statements. In evaluating these statements, you should consider various factors, including the risks included from time to time in other reports or registration statements filed with the United States Securities and Exchange Commission. These factors may cause our actual results to differ materially from any forward-looking statements. We disclaim any obligation to publicly update these statements or disclose any difference between actual results and those reflected in these statements.

Unless the context otherwise requires, references in this Form 10-Q to “we,” “us,” “our,” or the “Company” refer to Splash Beverage Group, Inc.

The following discussion and analysis should be read in conjunction with the Condensed Financial Statements (unaudited) and Notes to Condensed Financial Statements (unaudited) filed herewith.

Business Overview

Splash Beverage Group (“SBG”), f/k/a Canfield Medical Supply, Inc. (the “CMS”), was incorporated in the State of Ohio on September 3, 1992, and changed domicile to Colorado on April 18, 2012. CMS is in the business of home health services, primarily the selling of durable medical equipment and medical supplies to the public, nursing homes, hospitals and other end users.

On December 31, 2019, CMS entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SBG Acquisition Inc. (“Merger Sub”), a Nevada Corporation wholly-owned by CMS, and Splash Beverage Group, Inc. a Nevada corporation (“Splash”) pursuant to which Merger Sub merged with and into Splash (the “Merger”) with Splash as the surviving company and a wholly-owned subsidiary of CMS. The Merger was consummated on March 31, 2020.

As the owners and management of Splash have voting and operating control of CMS following the Merger, the Merger transaction was accounted for as a reverse acquisition (that is with Splash as the acquiring entity), followed by a recapitalization.

Splash specializes in the manufacturing, distribution, and sales & marketing of various beverages across multiple channels. Splash operates in both the non-alcoholic and alcoholic beverage segments. Additionally, Splash operates its own vertically integrated B-to-B and B-to-C e-commerce distribution platform called Qplash, further expanding its distribution abilities and visibility.

In July 2020, we filed a Certificate of Amendment of Articles of Incorporation to change our name to Splash Beverage Group Inc. On July 31, 2020, we received approval from FINRA regarding our name change.

Results of Operations for the Three Months Ended September 30, 2020 compared to Three Months Ended September 30, 2019.

Revenue

Revenues for the three months ended September 30, 2020 were $1,009,615 compared to revenues of $0 for the three months ended September 30, 2019. The $1,009,615 increase in sales was due to Salt Tequila ($91,782), Qplash –our vertically integrated B2B and B2C e-commerce distribution platform which sells their products on Amazon and Shopify ($704,388) and Canfield’s medical device business ($290,638). Cost of goods sold for the three months ended September 30, 2020 were $570,979 compared to cost of goods sold for the three months ended September 30, 2019 of $13,947. The $557,032 increase in cost of goods sold for the three-month period ended September 30, 2020 was primarily due to our increased sales, and as our sales increased, our cost of sales for those sales correspondingly increased.

Operating Expenses

Operating expenses for the three months ended September 30, 2020 were $2,733,434 compared to $847,657 for the three months ended September 30, 2019. The $1,885,777 increase in our operating expenses was primarily a result of recording $1,236,254 in consulting fees relating to the issuance of warrants and $730,085 in other consulting related expenses. The net loss for the three months ended September 30, 2020 was $2,283,682 as compared to a net loss of $1,067,246 for the three months ended September 30, 2019. The increase in net loss is due to our increase in operating expenses slightly offset by our increase in revenues.

Other Income/(Expense)

Other income/(expense) for the three months ended September 30, 2020 were $11,116 compared to ($205,642) for the three months ended September 30, 2019. The $216,758 decrease in our interest expenses was primarily a result converting the majority of our debt into common stock in Q1 2020 as part of our merger.

Results of Operations for the Nine Months Ended September 30, 2020 compared to Nine Months Ended September 30, 2019.

Revenue

Revenues for the nine months ended September 30, 2020 were $ $1,733,926 compared to revenues of $47,086 for the nine months ended September 30, 2019. The $1,686,840 increase in sales was due to Salt Tequila $213,933, Qplash – our vertically integrated B2B and B2C e-commerce distribution platform which sells their products on Amazon and Shopify $1,004,536 and Canfield’s medical device business $490,217. Cost of goods sold for the nine months ended September 30, 2020 were $965,966 compared to cost of goods sold for the nine months ended September 30, 2019 of $88,365. The $877,638 increase in cost of goods sold for the nine-month period ended September 30, 2020 was primarily due to our increased sales, and as our sales increased, our cost of sales for those sales correspondingly increased.

Operating Expenses

Operating expenses for the nine months ended September 30, 2020 were $5,000,715 compared to $ 2,025,184 for the nine months ended September 30, 2019. The $2,975,530 increase in our operating expenses was primarily a result of recording $500,000 in consulting fees for one of our investors, $465,511 in increased salaries, and $1,966,339 in consulting fees of which $1,236,254 was for the issuance of warrants. The net loss for the nine months ended September 30, 2020 was $6,105,812 as compared to a net loss of $ $2,692,629 for the nine months ended September 30, 2019. The increase in net loss is due to our increase in operating expenses slightly offset by our increase in revenues.

Other Income/(Expense)

Other income/(expense) for the nine months ended September 30, 2020 were $1,873,057 compared to $626,166 for the nine months ended September 30, 2019. The $1,246,891 increase in our interest expenses was primarily a result of recording a finance charge of $1,236,254 associated with warrants issued to one of our note holders.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

As of September 30, 2020, we had total cash and cash equivalents of $ $725,811, as compared with $42,639 at December 31, 2019. The increase was primarily due to issuances of notes payable and subscription agreements offset by expenses relating to the operating the business.

Net cash used for operating activities during the nine months ended September 30, 2020 was $ 4,311,170 as compared to the net cash used by operating activities for the nine months ended September 30, 2019 of $1,909,725. The primary reasons for the change in net cash used was due to losses sustained and increases for stock-based compensation, offset by other non-cash expenses.

Net cash used for investing activities during the nine months ended September 30, 2020 was $87,251 as compared to the net cash used by investing activities for the nine months ended September 30, 2019 of $9,942. The net cash used in the first nine months of 2020 was primarily due to the $150,000 payment made to SALT Tequila USA, offset by $72,422 of cash obtained in the acquisition of Canfield Medical Supply, Inc.

Net cash provided by financing activities during the nine months ended September 30, 2020 was $5,081,594 compared to $1,011,991 provided from financing activities for the nine months ended September 30, 2019. During the nine months ended September 30, 2020, we received $6,191,406 from investors and related parties, of which $1,000,000 of funds are held in escrow.

CONTRACTUAL OBLIGATIONS

Minimum Royalty Payments:

As stated in Note 5, we have a licensing agreement with ABG TapouT, LLC (“TapouT”). Under the licensing agreement, we have minimum royalty payments to TapouT for the next three years.

●	2020 $540,000

●	2021 $594,000

●	2022 $653,400

Inventory Purchase Commitments:

None.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements (as that term is defined in Item 303 of Regulation S-K) that are reasonably likely to have a current or future material effect on our financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not required for Smaller Reporting Companies.

ITEM 4. CONTROLS AND PROCEDURES

(a) Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures designed to ensure that information required to be disclosed in our reports filed under the Securities Exchange Act of 1934, as amended (the Exchange Act), is recorded, processed,+ summarized, and reported within the required time periods, and that such information is accumulated and communicated to our management, including our Chairman, Chief Executive Officer and Chief Financial Officer, as appropriate, to allow for timely decisions regarding disclosure. Under the supervision and with the participation of our management, including the Chief Executive Officer and Chief Financial Officer, we have evaluated the effectiveness of our disclosure controls and procedures as required by Exchange Act Rule 13a-15(b) as of the end of the period covered by this report. Based on that evaluation, the Chief Executive Officer has concluded that these disclosure controls and procedures are ineffective due to the size of the organization. We are addressing our needs to enhance our effectiveness. There have been no changes to our disclosure controls and procedures during the three months ended September 30, 2020. There has been no change in our internal control over financial reporting during the three months ended September 30, 2020 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting. Since the most recent evaluation date, there have been no significant changes in our internal control structure, policies, and procedures or in other areas that could significantly affect our internal control over financial reporting.

(b) Changes in Internal Controls

There were no significant changes in the Company's internal controls over financial reporting or in other factors that could significantly affect these internal controls subsequent to the date of their most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

PART II – OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS.

None.

ITEM 1A. RISK FACTORS

The COVID-19 pandemic has had, and we expect will continue to have, certain negative impacts on our business and operations, and such impacts may have a material adverse effect on our business and results of operations.

The current COVID-19 pandemic has presented a substantial public health and economic challenge around the world and is affecting our employees, communities and business operations, as well as the global economy and financial markets. The human and economic consequences of the COVID-19 pandemic as well as the measures being taken by governments, businesses (including the Company and our suppliers, bottlers/distributors, co-packers and other service providers) and the public at large to limit the COVID-19 pandemic, have and will, directly and indirectly impact our business and results of operations, including, without limitation, the following:

●	Deteriorating economic conditions and financial uncertainties in many of our major markets due to the COVID-19 pandemic, such as increased and prolonged unemployment, decreases in per capita income and the level of disposable income, declines in consumer confidence, or economic slowdowns or recessions, could affect consumer purchasing power and consumers’ ability to purchase our products, thereby reducing demand for our products. In addition, public concern among consumers regarding the risk of contracting COVID-19 may also reduce demand for our products.

●	The closure of on-premise retailers and other establishments that sell our products as a result of the COVID-19 pandemic may also adversely impact our sales and results of operations.

●	Our advertising, marketing, promotional, sponsorship and endorsement activities have been, and will continue to be, disrupted by reduced opportunities for such activities due to measures taken to limit the spread of the COVID-19 pandemic and the cancellations of sporting events, concerts and other events may result in decreased demand for our products. Our product sampling programs, which are part of our strategy to develop brand awareness, have been, and will continue to be, disrupted by the COVID-19 pandemic. If we are unable to successfully adapt to the changing landscape of advertising, marketing, promotional, sponsorship and endorsement opportunities created by the COVID-19 pandemic, our sales, volume growth and overall financial results could be negatively affected.

●	Our innovation activities, including our ability to introduce new products in certain markets, have been delayed and/or adversely impacted by the COVID-19 pandemic. If such innovation activities are disrupted and we continue to delay the launch of new products and/or we are unable to secure sufficient distribution levels for such new products, our business and results of operations could be adversely affected.

●	Some of our suppliers, bottlers/distributors and co-packers may experience plant closures, production slowdowns and disruptions in operations as a result of the impact of the COVID-19 pandemic. This could result in a disruption to our operations.

●	We may experience delays in the sourcing of certain raw materials as a result of shipping delays due to, among other things, additional safety requirements imposed by port authorities, closures of or congestion at ports, reduced availability of commercial transportation, border restrictions and capacity constraints.

●	As a result of the COVID-19 pandemic, including related governmental measures, restrictions, directives and guidance, we have required most of our office-based employees to work remotely. We may experience reductions in productivity and disruptions to our business routines while our remote work policy remains in place. If our employees working remotely do not maintain appropriate measures to mitigate potential risks to our technology and operations from information technology-related disruptions, we may face cybersecurity threats. Employees of our third-party service providers who are working remotely, with whom we may share data, are subject to similar cybersecurity risks.

●	Governmental authorities at the U.S. federal, state and/or municipal level and in certain foreign jurisdictions may increase or impose new income taxes, indirect taxes or other taxes or revise interpretations of existing tax rules and regulations as a means of financing the costs of stimulus or may take other measures to protect populations and economies from the impact of the COVID-19 pandemic. Increases in direct and indirect tax rates could affect our net income, and increases in consumer taxes could affect our products’ affordability and reduce our sales.

●	We may be required to record significant impairment charges with respect to goodwill or intangible assets whose fair values may be negatively affected by the effects of the COVID-19 pandemic.

●	The financial impact of the COVID-19 pandemic may cause one or more of the financial institutions we do business with to fail or default in their obligations to us or to become insolvent or file for bankruptcy, which could cause us to incur significant losses and negatively impact our results of operations and financial condition.

●	Actions we have taken or may take, or decisions we have made or may make, as a consequence of the COVID-19 pandemic may result in negative publicity and the Company becoming a party to litigation claims and/or legal proceedings, which could consume significant financial and managerial resources, result in decreased demand for our products and injury to our reputation.

●	The resumption of normal business operations after the disruptions caused by the COVID-19 pandemic may be delayed or constrained by its lingering effects on our suppliers, bottlers/distributors, co-packers, contractors, business partners and other service providers.

Any of the negative impacts of the COVID-19 pandemic, including those described above, alone or in combination with others, may have a material adverse effect on our business, reputation, operating results and/or financial condition. The full extent to which the COVID-19 pandemic will negatively affect our business, reputation, operating results and/or financial condition will depend on future developments that are highly uncertain and cannot be predicted, including the scope and duration of the COVID-19 pandemic and actions taken by governmental authorities and other third parties in response to the COVID-19 pandemic.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

See notes 6 and 16.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4. MINE SAFETY DISCLOSURES

No disclosure required.

ITEM 5. OTHER INFORMATION

None.

ITEM 6. EXHIBITS

(a)	Exhibits required by Item 601 of Regulation S-K.

Exhibits	Description
31.1	Certification of CEO and Principal Executive Officer pursuant to Rule 13a-14(a) or Rule 15d-14(a) - Filed herewith electronically
31.2	Certification of CFO and Principal Financial and Accounting Officer pursuant to Rule 13a-14(a) or Rule 15d-14(a) - Filed herewith electronically
32.1	Certification of CEO and Principal Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 - Filed herewith electronically
32.2	Certification of CFO and Principal Financial and Accounting Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 - Filed herewith electronically
101	XBRL Exhibits

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPLASH BEVERAGE GROUP, INC.

Date: November 13, 2020	By:	/s/ Robert Nistico
Robert Nistico, Chairman and CEO

Date: November 13, 2020	By:	/s/ Dean Huge
Dean Huge, CFO

Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Robert Nistico, certify that:

1.  I have reviewed this quarterly report on Form 10-Q of Splash Beverage Group, Inc.;

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.  Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the of the registrant as of, and for, the periods presented in this report;

4.  The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in the Exchange Act Rules 13a-15(f) and 15d-15(f) for the registrant and have:

(a)  Designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant is made known to us by others within the registrant, particularly during the period in which this report is being prepared;

(b)  Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)  Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)  Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.  The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)  All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)  Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date:  November 13, 2020

/s/ Robert Nistico

Robert Nistico

Chief Executive Officer

Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Dean Huge, certify that:

1.  I have reviewed this quarterly report on Form 10-Q of Splash Beverage Group, Inc.;

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.  Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the of the registrant as of, and for, the periods presented in this report;

4.  The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in the Exchange Act Rules 13a-15(f) and 15d-15(f) for the registrant and have:

(a)  Designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant is made known to us by others within the registrant, particularly during the period in which this report is being prepared;

(b)  Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)  Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)  Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.  The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)  All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)  Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 13, 2020

/s/ Dean Huge

Dean Huge

Chief Financial Officer

Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-Q of Splash Beverage Group, Inc., a company duly formed under the laws of Colorado (the “Company”), for the quarter ended September 30, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Robert Nistico, President (Chief Executive Officer) of the Company, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2020	/s/ Robert Nistico
Robert Nistico Chief Executive Officer

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Splash Beverage Group, Inc. and will be retained by Splash Beverage Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

 PURSUANT TO 18 U.S.C. SECTION 1350

 AS ADOPTED PURSUANT TO

 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-Q of Splash Beverage Group, Inc., a company duly formed under the laws of Colorado (the “Company”), for the quarter ended September 30, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Dean Huge, Chief Financial Officer of the Company, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of her knowledge, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2020	/s/ Dean Huge
Dean Huge Chief Financial Officer

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Splash Beverage Group, Inc. and will be retained by Splash Beverage Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

SCHEDULE 3.1(l)

TITLE TO PROPERTY AND ASSETS

1.	The Merits Lien.

2.	The Navitas Lien.

SCHEDULE 3.1(n) COLLATERAL

1.	The Merits Lien.

2.	The Navitas Lien.

3.	In exchange for paying off the Key Bank Line of Credit, the Splash Beverage Group Inc. (the “Company”) received a secured promissory note in the amount of $68,000 from Canfield Medical Supply and Services LLC a subsidiary of the Company. In connection with the execution of the Promissory Note Michael West executed a personal guarantee in favor of the Company and Canfield Medical Supply and Services LLC executed a Security Agreement with the Company pursuant to which Canfield Medical Supply and Services LLC gave the Company a security interest in its assets and Company intends to file a UCC to evidence the security interest.

SCHEDULE 4.1 CLOSING USE OF PROCEEDS

Payee	Amount	Wire Instructions
KeyBank National Association	$68,236.64
Lender	$10,000

Withheld by Lender and applied towards Company’s Share of Transaction Costs. The remaining $5,000 balance of Company’s Share of Transaction Costs was deposited by Company with

Lender in connection with executing the term sheet.

Copa di Vino	$1,500,000	Beneficiary: TGE, LLC Bank: US Bank Address: 401 Washington St. Dalles, Oregon, 97058 Account: *** ABA Routing Number: ***
TOTAL	$1,578,236.64

SCHEDULE 5.11 COMPANY BANK ACCOUNT

Not applicable.

SCHEDULE 7.7

INDEBTEDNESS NOT SUBJECT TO CROSS DEFAULT

1.	In February 2014, we entered into a 12-month term loan agreement with an individual in the amount of $200,000. The note included warrants for 66,146 shares of common stock at $0.73 per share. The warrants expired on February 28, 2017 and none were exercised at that date. The note matured and remains unpaid.

2.	In March 2014, we entered into a short-term loan agreement with an entity in the amount of

$200,000. The note included warrants for 272,584 shares of common stock at $0.94 per share. The warrants expired on February 28, 2017 and none were exercised at that date. The loans matured and remain unpaid.

3.	In May 2015, we entered into a 3-month term loan agreement with an individual in the amount of

$100,000. The annual interest rate for this bridge loan was 32% for the first 90 days, and 4% thereafter, compounded monthly.

SCHEDULE 11.1 APPLICABLE REVENUE PERCENTAGE

(a)

Between the Effective Date and December 31, 2022 (inclusive) the Applicable Revenue Percentage will be 3.75% of Revenue for all payments due during any month within such period.

Between January 1, 2023 and the Maturity Date (inclusive) the Applicable Revenue Percentage will be 4.00% of Revenue for all payments due during any month within such period.

(b)

If the Revenue or Reported Revenue is not equal to at least 80% of Projected Revenue (the “ARP Threshold”) for any Revenue Test Period, the Applicable Revenue Percentage for all subsequent monthly payments (beginning with the payment due the following January 15) will, automatically and without notice from Lender, increase by 0.50%.

For clarity, the terms “Revenue” and “Reported Revenue” have separate meanings (even though it is expected that these amounts will be the same). The determination of whether the ARP Threshold has been met for the corresponding Revenue Test Period will be made initially based off of Reported Revenue (as reported in the Monthly Questionnaires delivered by Company to Lender pursuant to Section 5.19). If the Company Entities fail to meet the ARP Threshold based off of Reported Revenue, then the adjustment to the Applicable Revenue Percentage made pursuant to part (b) of this Schedule 11.1 will be effective immediately beginning with the payment due on January 15 of the year immediately following the applicable Revenue Test Period. If it appears initially that the Company Entities met the ARP Threshold for the corresponding Revenue Test Period based off of Reported Revenue, but it is later discovered that the Company Entities failed to meet the ARP Threshold based off of actual Revenue (as reported in the Financial Statements), then the adjustment to the Applicable Revenue Percentage made pursuant to part (a) of this Schedule 11.1 will be effective retroactively beginning with the payment due on January 15 of the year immediately following the applicable Revenue Test Period.

(a)

If the Company Entities fail to meet the ARP Threshold for two or more consecutive Revenue Test Periods, the adjustments made pursuant to part (b) of this Schedule 11.1 will be cumulative. If, after failing to meet the ARP Threshold for one or more previous Revenue Test Periods, the Company Entities meet the ARP Threshold for a subsequent Revenue Test Period, any previous adjustments made pursuant to part (b) of this Schedule 11.1 will no longer be applied cumulatively and the Applicable Revenue Percentage will revert back to the standard Applicable Revenue Percentage as determined in accordance with part (a) of this Schedule 11.1. Except as provided in the previous paragraph, all adjustments to the Applicable Revenue Percentage made pursuant to this Schedule 11.1 will be applied prospectively and will not result in a retroactive adjustment to any prior monthly payment.

SCHEDULE 11.2 COLLATERAL

All present and hereafter acquired property of Company wherever located and however described and whether or not constituting a fixture (including, without limitation, any and all present and future property), together, in each case, with all proceeds thereof, including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables and credit card receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, money, patents, patent applications, trademarks, trademark applications, copyrights, copyright applications, trade names, other names, software, and all general intangibles (including all payment intangibles); together with all goodwill related to the foregoing property and all rights, liens, security interests and other interests which Company may at any time have by law or agreement against any account debtor, issuer or obligor obligated to make any such payment or against any of the property of such account debtor, issuer, or obligor, and all other supporting obligations relating to the foregoing, whether now existing or hereafter arising, whether now owned or hereafter acquired; and all products and proceeds of the foregoing property, including without limitation all accounts, instruments, chattel paper, investment property, letter-of-credit rights, letters-of-credit, other rights to payment, documents, deposit accounts, money, insurance proceeds and general intangibles related to the foregoing property, and all refunds of insurance premiums due or to become due under all insurance policies covering the foregoing property, all whether now owned or hereafter acquired, and wherever located, together with proceeds of all of the foregoing.

[ALL REGISTERED INTELLECTUAL PROPERTY SHOULD BE SPECIFICALLY IDENTIFIED BELOW. FAILURE TO SO LIST REGISTERED INTELLECTUAL PROPERTY DOES NOT EXCLUDE IT FROM COLLATERAL.]

SCHEDULE 11.3 MINIMUM INTEREST

(a)

The “Minimum Interest” means the amount shown below in the column headed Minimum Interest opposite the applicable period during which the Payoff Date occurs:

Period During Which the Payoff Date Occurs	Minimum Interest
On or before 6 months after the Effective Date	0.50 times the Amount Advanced
After 6 months and on or before 12 months after the Effective Date	0.65 times the Amount Advanced
After 12 months and on or before 18 months after the Effective Date	0.75 times the Amount Advanced
After 18 months and on or before 24 months after the Effective Date	0.90 times the Amount Advanced
After 24 months after the Effective Date	1.00 times the Amount Advanced

For the avoidance of doubt, any increases to the Minimum Interest made pursuant to Section 8.2 of the Agreement will be cumulative and will apply throughout the remainder of the term of the Agreement for each period set forth in the table above.

(b)

If the Revenue or Reported Revenue is not equal to at least 75% of Projected Revenue (the “MI Threshold”) for any Revenue Test Period, then the Minimum Interest multiple will increase, automatically and without notice from Lender, by 0.10 throughout the remainder of the term of the Agreement for each period set forth in the table in part (a) of this Schedule 11.3. For each incremental 10% that the Projected Revenue is lower than the MI Threshold, the Minimum Interest multiple will increase, automatically and without notice from Lender, by an additional 0.05 throughout the remainder of the term of the Agreement for each period set forth in the table in part (a) of this Schedule 11.3.

If the Company Entities fail to meet the MI Threshold for two or more Revenue Test Periods, the adjustments made pursuant to part (b) of this Schedule 11.3 will be cumulative. There is no limit to the number of adjustments that may be made pursuant to part (b) of this Schedule 11.3.

SCHEDULE 11.4 PERMITTED INDEBTEDNESS

“Permitted Indebtedness” is:

(a)                Company’s and the Company Entities’ Indebtedness to Lender under this Agreement and the other Transaction Documents;

(b)	unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(c)                Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of any Company Entity’s business;

(d)	Indebtedness secured by the Merits Lien; and

(e)                Indebtedness secured by the Navitas Lien.

SCHEDULE 11.5 PERMITTED LIENS

“Permitted Liens” are:

(a)                the Merits Lien;

(b)	the Navitas Lien;

(c)                Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which the applicable Company Entity maintains adequate reserves on its books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended , and the Treasury Regulations adopted thereunder;

(d)                statutory Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties, provided they have no priority over any of Lender’s Lien and the aggregate amount of such Liens does not exceed $10,000 at any one time;

(e)                leases or subleases of real property granted in the ordinary course of business, if the leases, subleases, licenses and sublicenses do not prohibit granting Lender a security interest; and

(f)                 banker’s liens, rights of setoff and Liens in favor of financial institutions incurred made in the ordinary course of business arising in connection with a Company Entity’s deposit accounts or securities accounts held at such institutions to secure solely payment of fees and similar costs and expenses;

(g)                Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(h)                Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 7.4;

(i)                  easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and similar charges or encumbrances affecting real property not constituting a Material Adverse Effect;

(j)                  non-exclusive licenses of intellectual property granted to third parties in the ordinary course of business; and

(k)                non-exclusive licenses of intellectual property granted to third parties in the ordinary course of business in connection with joint ventures and corporate collaborations.

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